THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL A FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS SUPPLEMENT (Subject to Completion) Issued August 12, 2003 (To Prospectus dated March 5, 2003)

                    Structured Asset Trust Unit Repackagings
                          CBT Series 2003-1 Units Trust
                                     Issuer
                                  $
                      ("Corporate Bond TRACERS(SM) Units")
                            MS Structured Asset Corp.
                                    Depositor
                             -----------------------

The CBT Series 2003-1 Units Trust is offering a single class of Units, which we refer to as the Corporate Bond TRACERS(SM) Units or the Units. Each of the Corporate Bond TRACERS Units represents an undivided interest in the CBT Series 2003-1 Units Trust. The property of the Trust initially consists of $ principal amount of each of 25 debt securities described in this prospectus supplement and a payment agreement between the Trust and Morgan Stanley Capital Services Inc., an affiliate of the Depositor.

o    The initial principal balance of each Corporate Bond TRACERS Unit is
     $1,000. The $       aggregate unit principal balance of Units issued in the
     initial distribution will represent beneficial ownership of the initial Trust property.

o    Corporate Bond TRACERS Units will initially pay    % interest per year on
     the unit principal balance of each Unit, equal to the payments received under the payment agreement less expenses. Interest will be paid on the
         day of each month, commencing          , 2003, initially in the amounts
     set forth in Schedule A to this prospectus supplement.
     o Interest payments on the Corporate Bond TRACERS Units will be reduced when each underlying security matures or is redeemed and following certain corporate events relating to an issuer of an underlying security.

o Holders of the Corporate Bond TRACERS Units will be entitled to receive all distributions of principal paid on the underlying securities, less expenses in certain cases.
     o Principal payments are scheduled to be paid in the amounts and on the dates set forth in Schedule A.

                             -----------------------

The Corporate Bond TRACERS Units have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The American Stock Exchange listing symbol is "TAK.A." Trading on the American Stock Exchange is expected to begin within 30 days after the completion of this offering.

The Corporate Bond TRACERS Units are obligations of the Trust only and are not obligations of MS Structured Asset Corp. or any other entity.

You should read the more detailed description of the Corporate Bond TRACERS Units in this prospectus supplement and in the accompanying prospectus. In particular, you should review and understand the descriptions in "Summary" and "Description of Corporate Bond TRACERS Units" in this prospectus supplement.

                             -----------------------

Investing in the Corporate Bond TRACERS Units involves risks. See "Risk Factors" beginning on page S-12.

                             -----------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated has agreed to purchase the Corporate Bond TRACERS Units from the Depositor subject to the terms and conditions set forth
in the Underwriting Agreement. Proceeds from the Units will total $      less an
underwriting discount of    %. Morgan Stanley & Co. Incorporated proposes to
offer the Corporate Bond TRACERS Units from time to time for sale in one or more negotiated transactions, or otherwise, at market prices prevailing at the time of sale. Morgan Stanley & Co. Incorporated expects to deliver the Corporate Bond TRACERS Units to purchasers in book-entry form only through the facilities of
The Depository Trust Company on         , 2003.

                             -----------------------

                                 MORGAN STANLEY

                  , 2003

                             -----------------------

                                TABLE OF CONTENTS

                             -----------------------

                              Prospectus Supplement

Corporate Bond TRACERS Units - Explanatory Diagram...........................S-3
Summary - The Offering.......................................................S-4
Underlying Securities.......................................................S-10
Risk Factors................................................................S-12
Description of Corporate Bond TRACERS Units.................................S-17
Description of Trust Property...............................................S-28
Description of Trust Agreement..............................................S-36
Description of Payment Agreement............................................S-37
Settlement and Clearing.....................................................S-38
Plan of Distribution........................................................S-39
ERISA Considerations........................................................S-41
United States Federal Income Taxation.......................................S-41
Legal Matters...............................................................S-46
Index of Defined Terms......................................................S-47

                                   Prospectus

Prospectus Supplements.........................................................3
Risk Factors...................................................................5
Available Information.........................................................11
Reports to Unitholders........................................................12
Important Currency Information................................................12
Use of Proceeds...............................................................12
The Depositor.................................................................13
The Trusts....................................................................13
Description of Trust Agreements...............................................14
Description of Trust Property.................................................26
Description of Units..........................................................44
United States Federal Income Taxation.........................................64
ERISA Considerations..........................................................78
Plan of Distribution..........................................................81
Validity of Units.............................................................84
Index of Defined Terms........................................................85

                             -----------------------

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus dated March 5, 2003. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are offering to sell, and seeking offers to buy, only the Corporate Bond TRACERS Units described in this prospectus supplement and the accompanying prospectus, and we are offering to sell, and seeking offers to buy, these Corporate Bond TRACERS Units only in jurisdictions where offers and sales are permitted.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Corporate Bond TRACERS Units in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Corporate Bond TRACERS Units and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

References to "$" and "dollars" are to United States dollars.

               CORPORATE BOND TRACERS UNITS - EXPLANATORY DIAGRAM

     The following diagram presents the cash flows on the Corporate Bond TRACERS Units, beginning with the payments to the Trust on the underlying securities, the pass through of principal payments from the Trust to holders, the payment of the interest to the Payment Counterparty in return for the monthly payments to the Trust and the interest payments by the Trust to holders.

     This diagram does not describe the consequences of any early redemption or repayment or mandatory liquidation.

     Please review this diagram in conjunction with the following summary of the offering of the Corporate Bond TRACERS Units and the complete discussion of the terms in the section of this prospectus supplement called "Description of Corporate Bond TRACERS Units."

Underlying     Underlying    Underlying   Underlying                       Underlying     Underlying
Security 1     Security 2    Security 3   Security 4                       Security 24    Security 25
    |              |              |           |                                 |              |
    |              |              |           |                                 |              |
-------------------------------------------------------....................-------------------------
                                                |
                                                |
                          Uneven Interest       |     Principal and Uneven
                            Payments on         |     Interest Payments
                             Underlying         |
                             Securities         |
                                                |
                                               \|/

      MSCS           <------------    Corporate Bond TRACERS    ------------>   -- Trustee Fees
Payment Agreement    ------------->          Trust               Expenses       -- Morgan Stanley's
   Counterparty      Even Monthly                                                  Administrative Agent Fees
                     Payments                  |       |                        -- Rating Agency and Listing
                                               |       |
                                               |       |
                                               |       |
                                               |       |
               Monthly Interest Payments       |       |         Pass through of
                    less Expenses              |       |         Principal Payments
                                               |       |
                                               |       |
                                              \|/     \|/
                              Holders of the Corporate Bond TRACERS Units

                             SUMMARY - THE OFFERING

     The following discussion provides a general description of the terms of the Corporate Bond TRACERS Units offered by the CBT Series 2003-1 Units Trust. You should read this question and answer discussion together with the more detailed information that is contained in the rest of this prospectus supplement and in the accompanying prospectus. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     "TRACERS" is a service mark of Morgan Stanley.

What is the Trust?

     The CBT Series 2003-1 Units Trust is a newly formed New York trust created
pursuant to a trust agreement dated          , 2003 between MS Structured Asset
Corp., which we refer to as the "Depositor," and LaSalle Bank National Association, which we refer to as the "Trustee."

What is being offered?

     The Trust is offering Corporate Bond TRACERS Units, or the "Units," in an
aggregate unit principal balance of $       , with an initial principal balance
of $1,000 per Unit. The Corporate Bond TRACERS Units will be issued in denominations of one Unit and integral multiples thereof.

What does a Corporate Bond TRACERS Unit represent?

     Each Corporate Bond TRACERS Unit has an initial unit principal balance of $1,000 and will represent an undivided beneficial interest in the property of the Trust, which consists of:

     o    $         principal amount of each of 25 investment-grade debt
          securities, which we refer to as the "Underlying Securities," and which are listed beginning on page S-10 of this prospectus supplement; and

     o a "Payment Agreement," which we describe in detail below in the section of this prospectus supplement called "Description of Payment Agreement."

The Trust will have an aggregate unit principal balance of $                 at
the time of the initial distribution.

     The $1,000 initial unit principal balance of each Corporate Bond TRACERS Unit will be reduced each time there is a distribution of principal on an Underlying Security held by the Trust. A portion of the principal of each Corporate Bond TRACERS Unit will be paid to you whenever an Underlying Security reaches maturity, is redeemed or repaid early or is subject to a "Mandatory Liquidation," as described below under "--Will the Trust ever sell any of the Underlying Securities?" and in the section of this prospectus supplement called "Description of Corporate Bond TRACERS Units--Mandatory Liquidation of Underlying Securities." Each one of these events will reduce the aggregate principal balance of the Underlying Securities in the Trust, and therefore, reduce the unit principal balance applicable to each Unit.

     Holders of the Corporate Bond TRACERS Units will not have the right to exchange the Corporate Bond TRACERS Units for the Underlying Securities at any time and will not receive the Underlying Securities under any circumstances.

How will the Underlying Securities be purchased?

     The Underlying Securities will be purchased in the secondary market by MS Structured Asset Corp., as Depositor, and deposited into the Trust at issuance of the Corporate Bond TRACERS Units. The issuers of the Underlying Securities, which we refer to as the "Security Issuers," are not participating in this offering in any way and have no obligations under the Corporate Bond TRACERS Units.

What payments will I receive on the Corporate Bond TRACERS Units?

     You will receive interest paid in arrears on the    day of each month,
commencing         , 2003, based on the current principal balance of the
Corporate Bond TRACERS Units that you hold, and you will receive principal payments on the Units from time to time based on the distributions of principal on the Underlying Securities held by the Trust.

How will the interest payments on the Corporate Bond TRACERS Units be determined?

     The Corporate Bond TRACERS Units will initially pay    % interest per year
on the unit principal balance of each Corporate Bond TRACERS Unit. The interest will be payable in monthly installments equal to the monthly payments received by the Trust under the Payment Agreement, less expenses. The monthly payments under the Payment Agreement will in turn be based upon the weighted average interest rate of the Underlying Securities held by the Trust. The initial schedule of interest payments is set forth in Schedule A under the column called "Scheduled Trust Payments of Interest."

     The Trust will enter into a Payment Agreement, as further described below, in order to make monthly interest payments to holders of Corporate Bond TRACERS Units. The Payment Agreement will have the effect of converting the interest paid semi-annually or otherwise on the Underlying Securities into monthly installments.

     The interest on the Corporate Bond TRACERS Units paid to you by the Trust is entirely dependent on the Trust's receipt of payments of interest from the Security Issuers on the Underlying Securities and its receipt of monthly payments from the Payment Counterparty. If a Security Issuer does not make a scheduled payment of interest on an Underlying Security to the Trust, or if a monthly payment is not made to the Trust by the Payment Counterparty, the amount of interest paid on the Corporate Bond TRACERS Units will be reduced accordingly and will not equal the amount listed in Schedule A for that payment date.

Can the interest rate on the Corporate Bond TRACERS Units change?

     Yes, the interest rate on the Corporate Bond TRACERS Units will vary based on the Underlying Securities that remain in the Trust at any point in time.
Because the initial interest rate of   % is based on the weighted average of the
interest rates of the Underlying Securities in the Trust at the initial distribution, the rate will change when an Underlying Security matures, is redeemed or repaid or is subject to a Mandatory Liquidation. The new rate will be based on the weighted average of the interest rates paid on the Underlying Securities remaining in the Trust, and the amount of each remaining interest payment on the Units will be smaller due to the decrease in the number of Underlying Securities and the consequent reduction of the unit principal balance of each Corporate Bond TRACERS Unit.

     Whenever there is a change to the interest payments on the Units, a revised Schedule A will be filed with the SEC by the Trustee on Form 8-K and will be available from your Morgan Stanley financial advisor upon request and the Trustee will provide notice of the change to holders of the Corporate Bond TRACERS Units.

How will the principal of the Corporate Bond TRACERS Units be paid?

     Principal will be paid on the Corporate Bond TRACERS Units following the maturity of each Underlying Security in the amounts and on the dates set forth in Schedule A, or in the case of any payments of principal made earlier than the scheduled maturity date of an Underlying Security (exclusive of any "make-whole" amounts), on the next scheduled interest payment date for the Units.

     If an Underlying Security is redeemed or repaid or becomes subject to a Mandatory Liquidation prior to its maturity, you will receive on the next scheduled interest payment date for the Corporate Bond TRACERS Units an early principal payment on your Units with respect to that Underlying Security, which, in the case of a Mandatory Liquidation in particular, may be less than the full principal payment that would otherwise have been due at the maturity of that Underlying Security. Once you have received that early payment, you will not be entitled to receive the scheduled principal payment on the Units corresponding to that Underlying Security that would otherwise have been paid at the maturity of that Underlying Security.

     The principal on the Corporate Bond TRACERS Units paid to you by the Trust is entirely dependent on the Trust's receipt from the Security Issuers of payments of principal on the Underlying Securities. In the event that a scheduled payment of principal on an Underlying Security is not made to the Trust by a Security Issuer, the amount in Schedule A under the column called "Scheduled Payments of Principal" corresponding to that principal payment will not be paid to you.

     The scheduled maturity dates of the Underlying Securities range from October 25, 2011 to July 15, 2013, and the weighted average remaining life of
the Underlying Securities is    years. We expect that the last distribution on
the Corporate Bond TRACERS Units will be made on or about         , 2013.

     Whenever there is an unscheduled distribution of principal on the Units, a revised Schedule A will be filed with the SEC by the Trustee on Form 8-K and will be available from your Morgan Stanley financial advisor upon request and the Trustee will provide notice of the change to holders of the Corporate Bond TRACERS Units.

What happens if there are changes to the terms of Underlying Securities?

     Any change to the interest rate or maturity date of an Underlying Security will affect the remaining payments on the Corporate Bond TRACERS Units, and other changes to the terms of an Underlying Security may affect the payments on the Units. If there is any change to the scheduled payments on the Units, a revised Schedule A will be filed with the SEC by the Trustee on Form 8-K and will be available from your Morgan Stanley financial advisor upon request and the Trustee will provide notice of the change to holders of the Corporate Bond TRACERS Units.

What is the purpose of the Payment Agreement?

     The Trust will enter into a Payment Agreement with Morgan Stanley Capital Services, which we refer to as "MSCS," as the Payment Counterparty, in order to make even, monthly interest payments to holders of Corporate Bond TRACERS Units. Without the Payment Agreement the Trust would pay interest as it received the semi-annual, or other periodic, interest payments on the Underlying Securities, resulting in uneven interest payments on the Units.

     To achieve the monthly interest payments on the Corporate Bond TRACERS Units, the Payment Counterparty will advance monthly payments to the Trust that are based on the weighted average interest rate of the Underlying Securities, as adjusted to compensate the Payment Counterparty for the costs of advancing the monthly payments to the Trust prior to receiving the corresponding periodic payments on the Underlying Securities, and the Trust will pay to the Payment Counterparty all of the payments received by the Trust on the Underlying Securities, other than amounts attributable to the payment or repayment of principal and amounts constituting the retained interest of the Depositor.

Are the monthly payments to the Trust under the Payment Agreement subject to change?

     In the event of any early redemption, repayment or Mandatory Liquidation of an Underlying Security, the part of the Payment Agreement relating to the payments on that Underlying Security will be terminated. The remaining monthly payments to the Trust under the Payment Agreement and the related interest payments to you on the Corporate Bond TRACERS Units will be reduced because there will be one less Underlying Security.

Can the Payment Agreement terminate prior to the maturity of the Corporate Bond TRACERS Units?

     A part of the Payment Agreement will terminate upon the early removal of an Underlying Security from the Trust because of an early redemption, repayment or Mandatory Liquidation of the Underlying Security.

     The entire Payment Agreement will terminate if a "Specified Trust Wind-Up Event" occurs or the Payment Counterparty designates an "Early Termination Date" under the Payment Agreement, each as described in the section of this prospectus supplement called "Description of Payment Agreement--Payments upon Specified Trust Wind-Up Events or Early Termination of the Payment Agreement."

     If part of the Payment Agreement is terminated because of the Mandatory Liquidation of an Underlying Security, a payment will be due from the Trust to the Payment Counterparty, which we refer to as a "Reimbursement Payment," to reimburse the Payment Counterparty for any monthly payments it has previously advanced to the Trust with respect to interest on the Underlying Security. If the entire Payment Agreement is terminated as described above, a Reimbursement Payment, if applicable, will be due from the Trust to the Payment Counterparty with respect to each Underlying Security.

     Reimbursement Payments will generally be paid to the Payment Counterparty before any payments are made to holders of the Units. Please review the detailed discussion of the Payment Agreement, including the description of the Reimbursement Payments that the Trust may be required to pay, in the section of this prospectus supplement called "Description of Payment Agreement" and the description of risks related to the Purchase Agreement in "Risk Factors."

What happens if the entire Payment Agreement is terminated?

     If the entire Payment Agreement is terminated and the Units remain outstanding, holders of the Corporate Bond TRACERS Units will receive interest payments on the Units based on the interest payments received by the Trust on the Underlying Securities. The interest payments on the Units, without the Payment Agreement, will reflect the timing and amount of the payments on the Underlying Securities, less certain expenses. As a result, if an Underlying Security pays interest semi-annually, you would receive interest payments on the Units with respect to that Underlying Security twice a year, no later than the business day following the date the Trust receives the interest payment on the Underlying Security. Therefore, because the timing of the payments for the Underlying Securities will vary, the interest payments on the Units will not necessarily be regular and are likely to be spread unevenly throughout the year.

     If the entire Payment Agreement is terminated and the Units remain outstanding, a revised Schedule A that sets forth a revised schedule of interest payments will be filed with the SEC by the Trustee on Form 8-K and will be available from your Morgan Stanley financial advisor upon request and the Trustee will provide notice of the termination to holders of the Corporate Bond TRACERS Units.

Will the interest payments on the Corporate Bond TRACERS Units exactly equal the interest payments on the Underlying Securities?

     No, the interest payments on the Units will equal the monthly payments to the Trust from the Payment Counterparty, less the deduction for expenses discussed below. The monthly payments to the Trust from the Payment Counterparty will be based on the semi-annual, or other periodic, interest payments on the Underlying Securities received by the Trust and paid to the Payment Counterparty, as adjusted to compensate the Payment Counterparty for the costs of advancing the monthly payments to the Trust prior to receiving the corresponding interest payments on the Underlying Securities.

What is covered by Morgan Stanley's guarantee of the Payment Counterparty?

     Morgan Stanley will only guarantee the obligations of MSCS as Payment Counterparty, or any affiliate who succeeds as Payment Counterparty, under the terms of the Payment Agreement. Morgan Stanley will not guarantee the payments of principal and interest on the Underlying Securities. If MSCS assigns its obligations to any non-affiliate who becomes a Payment Counterparty, which can only occur if the rating agencies accept the assignment of the Payment Agreement, Morgan Stanley will not guarantee the obligations of the non-affiliate Payment Counterparty.

What are the expenses payable by the Trust?

     The Trust will retain an amount of each payment of interest it receives
from the Payment Counterparty pursuant to the Payment Agreement, equal to   %
per annum of the then current principal amount of the Underlying Securities (computed on a 30/360 day count basis), in an expense account in order to pay the expenses of the Trust. The Trustee will pay the expenses of the Trust, including the fees of Morgan Stanley & Co. Incorporated as administrative agent and the rating agencies and listing fees and its own fees as Trustee, from such amounts. The Trust will not retain any portion of the principal distributions at the maturity of an Underlying Security for expenses of the Trust.

     In addition, the Trust will invest any principal payments it receives prior to the applicable payment dates for those payments and will retain any income earned on the investments in the expense account to pay for expenses of the Trust.

     If the amounts retained by the Trust are not sufficient to cover the Trust's expenses, the Depositor shall be responsible for such shortfall. Any amounts remaining in the expense account after payment of the Trust's expenses will be distributed quarterly to the Depositor.

Will the Trust ever sell any of the Underlying Securities?

     The Trustee will be required to sell an Underlying Security, which we refer to as a "Mandatory Liquidation," and deliver the proceeds of such sale, less expenses and any applicable Reimbursement Payment, to holders of the Corporate Bond TRACERS Units if either of the following events occurs:

     o there is an "underlying security default," as defined under "Description of Trust Property" in the accompanying prospectus, with respect to the Underlying Security that permits acceleration or any bankruptcy or insolvency proceeding is initiated with respect to the related Security Issuer; or

     o the Underlying Security becomes a "disqualified underlying security," as defined under "Description of Trust Property" in the accompanying prospectus.

     The occurrence of either of these events could cause a rating agency to change the rating of the Corporate Bond TRACERS Units.

     In addition, if certain "Trust Wind-Up Events" described under "Description of Corporate Bond TRACERS Units--Trust Wind-Up Events" in this prospectus supplement occur, the Trustee will sell all of the Underlying Securities and deliver the proceeds of such sale, less expenses and any applicable Reimbursement Payments, to holders of the Corporate Bond TRACERS Units.

What is the rating of the Corporate Bond TRACERS Units?

     The Corporate Bond TRACERS Units are expected to be assigned a rating of
"        " by Moody's Investors Service, Inc. and "       " by Standard & Poor's
Ratings Services, subject to meeting the requirements of those rating agencies. See the section of this prospectus supplement called "Description of Corporate Bond TRACERS Units--Rating." The Corporate Bond TRACERS Units must be assigned a rating of at least Baa3 by Moody's or at least BBB- by S&P in order to be issued. The expected ratings of the Corporate Bond TRACERS Units are based on the initial portfolio of Underlying Securities. These ratings may change if any Underlying Security is removed from the portfolio upon its maturity or due to a redemption, repayment or Mandatory Liquidation, or if any Underlying Security becomes subject to a rating change.

What about taxes?

     The Trust will be classified as a grantor trust for U.S. federal income tax purposes. Each holder will be treated as if it owns a pro rata share of the Underlying Securities directly and enters into a pro rata share of the Payment Agreement with the Payment Counterparty. The Trust intends to take the position that interest on the Underlying Securities will be included in a holder's income as it accrues or is paid on the Underlying Securities in accordance with the holder's method of accounting for U.S. federal income tax purposes. Under this approach, for U.S. federal income tax purposes, interest on a Corporate Bond TRACERS Unit will not be separately included as income by a holder when it is paid on interest payment dates. The Trust will report such interest to holders in a manner consistent with this treatment. In addition, while the proper method for calculating market discount and premium is uncertain, the Trust believes that it is reasonable for initial holders that purchase Units on original issuance at an initial price that is greater than the Unit Principal Balance to take the position that the holders do not have any market discount associated with the Underlying Securities. Certain other applicable rules regarding the U.S. federal income tax treatment of the Units, including the proper method for determining gain or loss to a holder upon disposition by the Trust of an Underlying Security, are uncertain and complex. Please read carefully the discussion in the section of this prospectus supplement called "United States Federal Income Taxation."

Will the Corporate Bond TRACERS Units be listed on a stock exchange?

     The Corporate Bond TRACERS Units have been approved for listing on the American Stock Exchange, subject to official notice of issuance. The American Stock Exchange listing symbol is "TAK.A." Trading on the American Stock Exchange is expected to begin within 30 days after the completion of this offering.

Are there any ERISA considerations that should be reviewed before investing in the Corporate Bond TRACERS Units?

     Yes, prospective purchasers must carefully consider the restrictions on purchase set forth under "ERISA Considerations."

In what form will the Corporate Bond TRACERS Units be issued?

     The Corporate Bond TRACERS Units will be represented solely by one or more permanent global unit certificates in fully registered form deposited with the Trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company, or "DTC."

Are there any risks associated with an investment in the Corporate Bond TRACERS Units?

     Yes, an investment in the Units is subject to risks. Please refer to the section of this prospectus supplement called "Risk Factors" beginning on page S-12.

How do I obtain additional information?

     You may obtain additional information about the Units from your Morgan Stanley financial advisor.

Where can I find more information or details about the Corporate Bond TRACERS Units?

     Because this is a summary question and answer discussion, it does not contain all of the information that may be important to you. You should read the section of this prospectus supplement called "Description of Corporate Bond TRACERS Units" and "Description of Payment Agreement" for a detailed description of the terms of the Corporate Bond TRACERS Units. You should also read about some of the risks involved in investing in the Corporate Bond TRACERS Units in the section of this prospectus supplement called "Risk Factors." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the Corporate Bond TRACERS Units.

                              UNDERLYING SECURITIES

     The following table sets forth certain information about the Underlying Securities on the date of this prospectus supplement and the principal amount of each Underlying Security to be deposited in the Trust on the Original Issue Date. Further publicly available information about the Underlying Securities and the issuers of the Underlying Securities is described under "Description of Trust Property" in this prospectus supplement. For additional information about the Underlying Securities and the Security Issuers, see "Description of Trust Property" and the information sources referred to therein. The list of Underlying Securities set forth in the following table is preliminary and is subject to change prior to the date of pricing of the Corporate Bond TRACERS Units.

                                                                               Moody's          S&P      Principal
               Issuer              CUSIP      Interest Rate   Maturity Date    Rating (1)    Rating (1)    Amount
Bank of America Corporation      060505AX2        4.875%        1-15-2013        Aa2           A+
Bank One Corporation             06423AAS2        5.250%        1-30-2013        A1            A-
BB&T Corporation                 054937AD9        4.750%        10-1-2012        A2            A-
Boeing Capital Corporation       097014AH7        5.800%        1-15-2013        A3            A
Campbell Soup Company            134429AR0        5.000%        12-3-2012        A3            A
Citigroup Inc.                   172967BP5        5.625%        8-27-2012        Aa2           A+
ConocoPhillips                   20825CAE4        4.750%       10-15-2012        A3            A-
Consolidated Edison Co of New    209111DZ3        5.625%         7-1-2012        A1            A
York, Inc.
Credit Suisse First Boston       22541LAC7        6.500%        1-15-2012        Aa3           A+
(USA), Inc.
Dominion Resources, Inc.         257469AF3        5.700%(2)     9-17-2012        Baa1          BBB+
The Dow Chemical Company         260543BR3        6.000%        10-1-2012        A3            A-
Duke Energy Corporation          264399EF9        5.625%       11-30-2012        Baa1          BBB+
Ford Motor Credit Company        345397TY9        7.250%       10-25-2011        A3            BBB
General Electric Company         369604AY9        5.000%         2-1-2013        Aaa           AAA


General Motors Acceptance        370425SE1        6.875%        8-28-2012        A3            BBB
Corporation
The Goldman Sachs Group, Inc.    38141GDK7        4.750%       7-15-2013         Aa3           A+
John Deere Capital Corporation   244217BK0        5.100%       1-15-2013         A3            A-
Johnson & Johnson                478160AM6        3.800%       5-15-2013         Aaa           AAA
Limited Brands, Inc.             532716AH0        6.125%       12-1-2012         Baa1          BBB+
Marsh & McLennan Companies,      571748AJ1        4.850%       2-15-2013         A2            AA-
Inc.
Merck & Co., Inc.                589331AH0        4.375%       2-15-2013         Aaa           AAA
SBC Communications Inc.          78387GAK9        5.875%       8-15-2012         A1            A+
Union Oil Company of             907770BG5        5.050%       10-1-2012         Baa2          BBB+
California
Verizon Virginia Inc.            92345NAA8        4.625%       3-15-2013         Aa3           A+
Wal-Mart Stores, Inc.            931142BT9        4.550%       5-1-2013          Aa2           AA

---------
(1) Ratings of Moody's and S&P as of August 8, 2003. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

(2) The 5.700% interest rate payable is subject to an upward adjustment if, on or before September 15, 2004, the senior unsecured indebtedness of Dominion Resources, Inc. is downgraded by Moody's or S&P below specified levels for as long as such downgrade is in effect.

                                  RISK FACTORS

This section describes the most significant risks relating to the Corporate Bond TRACERS Units. You should carefully consider whether the Corporate Bond TRACERS Units are suited to your particular circumstances before you decide to purchase them.

Payments of principal on the       The payments of principal on the Corporate
Corporate Bond TRACERS             Bond TRACERS Units paid to you by the Trust
Units are solely dependent         are entirely dependent on the Trust's receipt
on the Trust's receipt of          of principal payments on the Underlying
principal payments on the          Securities. If the Security Issuers fail to
Underlying Securities              make an expected principal payment on the
                                   Underlying Securities, the Trust will not make any corresponding payment to you.

Payments of interest on the        Payments of interest on the Corporate Bond
Corporate Bond TRACERS             TRACERS Units to you by the Trust are
Units are dependent on the         dependent on the Trust's receipt of payments
Trust's receipt of interest        on the Underlying Securities and on receipt
payments on the Underlying         of payments from the Payment Counterparty
Securities and its receipt of      pursuant to the Payment Agreement. If a
payments from the Payment          Security Issuer fails to make an interest
Counterparty                       payment or if the Payment Counterparty fails
                                   to make an expected payment under the Payment
                                   Agreement, the Trust will not make any
                                   corresponding payment to you.

                                   In addition, if there is an early redemption, repayment or Mandatory Liquidation of an Underlying Security, the Payment Counterparty will reduce the amount of its monthly payment to the Trust. Consequently, the amount of interest payable to you by the Trust on succeeding interest payment dates will be reduced proportionately based on the amount of the interest scheduled to have been paid with respect to that Underlying Security pursuant to the Payment Agreement.

The Payment Agreement              In the event of a Mandatory Liquidation of an
may require payments by            Underlying Security or a Specified Trust
the Trust to the Payment           Wind-Up Event or if the Payment Counterparty
Counterparty that reduce           designates an "Early Termination Date," the
the amount available to be         Payment Counterparty will be entitled to
paid to you                        receive from the liquidation proceeds, prior
                                   to any payment to the holders of the
                                   Corporate Bond TRACERS Units, a Reimbursement
                                   Payment equal to the value of any monthly payments made to the Trust that correspond to the accrued but unpaid interest owed on the affected Underlying Securities.

                                   The payment to the Payment Counterparty of a Reimbursement Payment with respect to any Underlying Security will reduce the amount of money available to make payments to holders of the Corporate Bond TRACERS Units.

The principal of the Corporate     The principal payments on the Corporate Bond
Bond TRACERS Units will be         TRACERS Units will be paid to holders as the
repaid in installments             principal is paid on the Underlying
                                   Securities held by the Trust. The principal payment per Unit paid upon the maturity of an Underlying Security will be only a fraction of the initial unit principal balance per Corporate Bond TRACERS Unit and may be paid in amounts too small to reinvest without aggregating the repayment with other funds.

There is no recourse to the        The Corporate Bond TRACERS Units will not
Depositor or the Trustee for       represent obligations of or interests in the
payments on the Corporate Bond     Depositor or any of its affiliates, except to
TRACERS Units                      the limited extent described in this
                                   prospectus supplement and the accompanying prospectus. Nor will the Corporate Bond
                                   TRACERS Units represent obligations of or interests in the Trustee or any of its affiliates. Purchasers of Corporate Bond
                                   TRACERS Units will have no recourse against any of the Depositor, the Trustee or any of their affiliates or their respective assets in respect of payments not made on Underlying
                                   Securities.

You should undertake an            None of the Trustee, the Depositor or Morgan
independent investigation of       Stanley & Co. Incorporated nor any of their
the Security Issuers and the       respective affiliates is affiliated with any
Underlying Securities              of the Security Issuers or has performed or
                                   will perform any investigation or review of the Security Issuers or the Underlying
                                   Securities in connection with the offering of the Corporate Bond TRACERS Units, including any review of public filings by the Security
                                   Issuers.

                                   This prospectus supplement does not provide you with detailed information with respect to the Security Issuers, any risk factors related to the Underlying Securities or the Security Issuers, or any legal, financial or other rights or obligations arising under or related to the Underlying Securities.

                                   You should undertake an independent
                                   investigation of the Security Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the Underlying Securities. The inclusion of any Security Issuer or Underlying Security is not an investment recommendation by the Trustee, the Depositor, Morgan Stanley & Co. Incorporated or any of their respective affiliates. None of the Depositor, the Trustee or Morgan Stanley & Co. Incorporated nor any of their respective affiliates makes any representation to you as to the performance of the Underlying Securities.

Secondary trading may              There may be little or no secondary market
be limited                         for the Corporate Bond TRACERS Units.
                                   Although the Depositor will apply to list the Corporate Bond TRACERS Units on the American
                                   Stock Exchange LLC, we may not meet the
                                   requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. Morgan Stanley DW
                                   Inc., an affiliate of Morgan Stanley & Co.
                                   Incorporated, currently intends to act as a market maker for the Corporate Bond TRACERS
                                   Units but is not required to do so.

Corporate Bond TRACERS             The market price of the Corporate Bond
Units are not directly             TRACERS Units will be influenced by several
correlated with the                factors, including the value of the
Underlying Securities              Underlying Securities and the value of the
                                   Payment Agreement, and the Corporate Bond
                                   TRACERS Units may trade at a discount to the aggregate value of the Underlying Securities.

The timing of distributions        The timing of distributions on the Corporate
on the Corporate Bond              Bond TRACERS Units will be affected by any
TRACERS Units may be               early redemption, repayment or Mandatory
affected by unpredictable          Liquidation of the Underlying Securities.
events                             Furthermore, any such redemption, repayment
                                   or Mandatory Liquidation of an Underlying
                                   Security will reduce expected future payments of interest on the Corporate Bond TRACERS
                                   Units by the amount of interest scheduled to have been paid with respect to that Underlying Security pursuant to the Payment
                                   Agreement. In addition, if the Payment
                                   Counterparty designates an "Illegality" or
                                   "Tax Event" under the Payment Agreement or if the Payment Counterparty defaults under the Payment Agreement, the Payment Agreement will be terminated in full and you will no longer receive regular monthly interest payments on the Corporate Bond TRACERS Units but will instead receive payments of interest on the Underlying Securities as such payments are received by the Trust. See "Description of Payment Agreement" below.

                                   In addition, if an Underlying Security is subject to a Mandatory Liquidation because there is a continuing default with respect to the Underlying Security that permits acceleration or any bankruptcy or insolvency proceeding is initiated with respect to the related Security Issuer, the administrative agent must wait 45 days after the event giving rise to the Mandatory Liquidation occurs before liquidating the Underlying Security. The proceeds received from such a liquidation of an Underlying Security may be less than proceeds that would have been received following a liquidation of the Underlying Security at the time such an event occurs.

                                   The Trust will terminate and all of the
                                   Underlying Securities will be liquidated if certain events occur as described under "Description of Corporate Bond TRACERS Units--Trust Wind-Up Events."

Early payments on                  Any early redemption, repayment or Mandatory
Underlying Securities may          Liquidation of an Underlying Security may
leave an investor unable to        adversely affect an investor in Corporate
reinvest in comparable             Bond TRACERS Units by returning a portion of
investments                        principal to the investor at a time when
                                   prevailing interest rates have declined and reinvestment of such funds at the rate applicable to the Underlying Security is not possible.

The yield to maturity of the       Certain of the Underlying Securities are
Corporate Bond TRACERS             redeemable by their issuer. The yield to
Units may be affected by           maturity of the Corporate Bond TRACERS Units
early redemption of                may be affected by any redemption of such
Underlying Securities              Underlying Securities prior to their stated
                                   maturity. A variety of tax, accounting,
                                   economic, strategic and other factors will influence whether a corporate issuer exercises its right of redemption in respect of its securities. There can be no certainty as to whether any Underlying Security redeemable at the option of its issuer will be repaid prior to its stated maturity.

Corporate Bond TRACERS Units       Investors in the Corporate Bond TRACERS Units
are subject to credit and price    are exposed to the credit risk of the issuers
risk with respect to the           of the Underlying Securities. Payments of
Underlying Securities              principal and interest on the Corporate Bond
                                   TRACERS Units are conditional upon the
                                   Trust's receipt of payments as a holder of the Underlying Securities. Moreover, both the market value of the Corporate Bond TRACERS
                                   Units and the amount the Trust will realize upon liquidation of an Underlying Security will depend in part upon the credit risk associated with the issuers of the Underlying
                                   Securities, as well as other unpredictable factors, including the liquidity of the trading market, if any, in the Underlying
                                   Securities, interest and yield rates in the market, the time remaining to maturity and whether and when the Underlying Securities are callable by the Issuer.

                                   The Trust will be required to liquidate an Underlying Security if certain events occur with respect to the Underlying Security, including a default, or upon termination of the Trust. The sale of an Underlying Security under such circumstances may result in proceeds that are substantially less than the principal amount of the Underlying Security or the value of the Underlying Security when the Trust was formed or when you purchased your Corporate Bond TRACERS Units.

Corporate Bond TRACERS Units       Fixed income instruments, such as the
are subject to interest rate       Underlying Securities, and the Payment
risk                               Agreement are each subject to increases or
                                   decreases in value depending on changes in market interest rates. If interest rates rise, the aggregate value of the Underlying
                                   Securities, and therefore the Corporate Bond
                                   TRACERS Units, will decline. If interest rates decline, the value of the Payment
                                   Agreement will decline and may partially offset any corresponding increase in the value of the Underlying Securities.

You may lose money if the Trust    If an Underlying Security is subject to
is required to liquidate an        Mandatory Liquidation at a time when market
Underlying Security at a time      interest rates have risen, the amount that
when market interest rates have    you receive upon liquidation of the
risen                              Underlying Security is likely to be less than
                                   the market value of the Underlying Security on the date of this prospectus supplement and may be less than the principal amount of the Underlying Security.

Corporate Bond TRACERS Units       Aggregate price movements in the Underlying
are not necessarily correlated     Securities, and therefore in the Corporate
with the bond markets generally    Bond TRACERS Units, may not be highly
                                   correlated with price movements in the bond market as a whole or in specific segments of the bond market or with the price movements of specific bond indices. If the aggregate value of the Underlying Securities declines, the Corporate Bond TRACERS Units will decline in value even if the bond market as a whole, or a specific segment or index, rises in value. In addition, if one or more Underlying
                                   Securities become subject to Mandatory
                                   Liquidation, your Corporate Bond TRACERS
                                   Units may come to represent a significantly more concentrated investment in a smaller number of the Underlying Securities, which may increase the price volatility of, and potentially decrease liquidity of, the
                                   Corporate Bond TRACERS Units.

The ratings of the Corporate       The expected ratings of the Corporate Bond
Bond TRACERS Units may change      TRACERS Units are based on the initial
from time to time                  portfolio of Underlying Securities. These
                                   ratings may change if any Underlying
                                   Securities are removed from the portfolio upon their maturity or due to a redemption, repayment or Mandatory Liquidation, or if any Underlying Security becomes subject to a rating change. There can be no assurance that the ratings of the Corporate Bond TRACERS
                                   Units will remain the same for any given period of time or that the ratings will not be lowered or withdrawn entirely by Moody's or S&P if, in their judgment, circumstances in the future so warrant.

Fees of the Trustee and            Distributions on the Corporate Bond TRACERS
administrative agent and           Units are subject to the payment of all fees
any Reimbursement                  and expenses due to the Trustee and Morgan
Payments under the                 Stanley & Co. Incorporated, as administrative
Payment Agreement will             agent. An amount equivalent to   % per annum
reduce distributions on the        of the then current principal amount of the
Corporate Bond TRACERS             Underlying Securities (computed on the basis
Units                              of a 30/360 day count basis) will be withheld
                                   from the interest payments made to holders of the Corporate Bond TRACERS Units. In addition, the proceeds delivered to you upon any Mandatory Liquidation of any Underlying
                                   Security will be reduced by any expenses of liquidation due to the Trustee or the administrative agent, which is an affiliate of the Depositor, and by any Reimbursement
                                   Payment due to the Payment Counterparty under the Payment Agreement.

The Trustee does not manage the    The Trust will hold the Underlying Securities
Underlying Securities for          for the benefit of holders of Corporate Bond
investors                          TRACERS Units. The Trust will generally hold
                                   the Underlying Securities to maturity and will not dispose of them, regardless of adverse events, financial or otherwise, that may affect any Security Issuer or the value of any Underlying Security, except in connection with certain Mandatory
                                   Liquidations as described in the section of this prospectus supplement called
                                   "Description of Corporate Bond TRACERS
                                   Units - Mandatory Liquidation of Underlying
                                   Securities." The restrictions on the
                                   Trustee's powers and obligations will mean that the Trustee will perform only administrative and ministerial acts and may not take actions with respect to the Underlying Securities, such as selling such securities or enforcing remedies under such securities, that you would take if you held the Underlying Securities directly. You will not have the right to withdraw the Underlying
                                   Securities or to direct the Trustee to sell any Underlying Security.

Adverse economic interests of      As Payment Counterparty and calculation agent
MSCS as Payment Counterparty       for the Payment Agreement, MSCS, our
and calculation agent under the    affiliate, may be adverse to your interests
Payment Agreement may affect       as an investor in the Corporate Bond TRACERS
determinations                     Units. MSCS will calculate the interest
                                   payment paid to the Trust pursuant to the Payment Agreement and the amount of any Reimbursement Payment due following a
                                   Mandatory Liquidation of an Underlying
                                   Security. Determinations made by MSCS, in its capacity as calculation agent for the Payment Agreement, may affect the amount of any interest payments or principal payments you receive with respect to the Corporate Bond TRACERS
                                   Units. MSCS has no obligation to consider your interest as an owner of the Corporate
                                   Bond TRACERS Units in making any
                                   determination that might affect the value of your Corporate Bond TRACERS Units.

Possible conflicts of interest     Morgan Stanley & Co. Incorporated and its
                                   affiliates may now or in the future engage in business with one or more of the Security
                                   Issuers, including extending loans to, or making equity investments in, any of them or their affiliates or providing underwriting or advisory services to them, including merger or acquisition advisory services. Morgan
                                   Stanley & Co. Incorporated or its affiliates may also acquire non-public information about one or more of the Security Issuers, and neither Morgan Stanley & Co. Incorporated nor any of its affiliates undertakes to disclose any such information to you. Morgan Stanley &
                                   Co. Incorporated or its affiliates from time to time have published and in the future may publish research reports with respect to the Security Issuers. The Underlying Securities included in the Corporate Bond TRACERS Unit will remain the same without regard to any change that Morgan Stanley & Co. Incorporated or its affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the Security
                                   Issuers in our research reports. The
                                   Underlying Securities included in the
                                   Corporate Bond TRACERS Units were selected independently of any research recommendations and may not be consistent with any such recommendations. The Security Issuers are not involved in the offering of the Corporate
                                   Bond TRACERS Units in any way and have no obligation to consider your interest as an owner of the Corporate Bond TRACERS Units in taking any corporate actions that might affect the value of your Corporate Bond
                                   TRACERS Units. None of the money that you pay for the Corporate Bond TRACERS Units will go to the Security Issuers.

                                   In addition, MS Structured Asset Corp., as
                                   Depositor, will purchase, in the secondary market, the Underlying Securities that will be deposited into the Trust. The Depositor may make these purchases before the deposit into the Trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders of the securities previously borrowed. In either event, the purchases of the Underlying Securities will be made at various prices. As the offering price for the Corporate Bond TRACERS Units, at the time the Trust offers the Corporate Bond TRACERS Units for initial sale to the public, will be based primarily on the aggregate fair market value of the Underlying Securities, and the fair market value of each Underlying Security will in turn be based on the Depositor's estimate of the cost to you to purchase such Underlying Security from the Depositor at the time that the price for the Corporate Bond TRACERS Units was established, the Depositor may recognize a gain on its purchases of the Underlying Securities. Specifically, if the aggregate fair market value of the Underlying Securities at the time that the price for the Corporate Bond TRACERS Units was established is higher than the price at which the Depositor, or its affiliates, purchases the Underlying Securities then it will recognize a gain in connection with such purchases. The Depositor may recognize this gain on any of the Underlying Securities that comprise the Corporate Bond TRACERS Units or on all of the Underlying Securities in the aggregate. The potential profit of the Depositor also is affected by any hedging activities that it may engage in while it purchases the Underlying Securities in the secondary market for deposit into the Trust. All of these activities may result in conflicts of interest between the Depositor, or its affiliates, and you.

                   DESCRIPTION OF CORPORATE BOND TRACERS UNITS

     Each of the units issued by the CBT Series 2003-1 Units Trust (the "Corporate Bond TRACERS Units" or the "Units") represents an undivided interest in the CBT Series 2003-1 Units Trust (the "Trust"), a newly formed New York
trust formed pursuant to a trust agreement (the "Trust Agreement") dated       ,
2003 between MS Structured Asset Corp., as depositor (the "Depositor"), and LaSalle Bank National Association, as trustee (the "Trustee"). The property of
the Trust initially consists of $        principal amount of each of the 25 debt
securities listed under "Underlying Securities" beginning on page S-10 of this prospectus supplement (the "Underlying Securities") and a Payment Agreement between the Trust and Morgan Stanley Capital Services Inc. ("MSCS"), as Payment Counterparty. Holders of Corporate Bond TRACERS Units will initially be entitled
to receive   % interest per year on the Underlying Securities, less certain expenses, and all principal paid on the Underlying Securities. Following any early redemption, repayment or Mandatory Liquidation (as defined below) of an Underlying Security, the interest payments on the Corporate Bond TRACERS Units will be reduced. In addition, following any Mandatory Liquidation of an Underlying Security, the Trust will owe a Reimbursement Payment (as defined under "Description of Payment Agreement" below) to the Payment Counterparty. See "Description of Payment Agreement" below for a further description of the Payment Agreement and Reimbursement Payments.

     Holders of Corporate Bond TRACERS Units may obtain information concerning the relative fair market values of the Underlying Securities and the Payment Agreement on the date they purchased their Units by contacting their Morgan Stanley financial advisor.

     The Corporate Bond TRACERS Units will be registered in the name of The Depository Trust Company ("DTC") or its nominee. Your ownership of a beneficial interest in Corporate Bond TRACERS Units will be shown on, and any transfer of your Corporate Bond TRACERS Units will be effected through, the records of the direct or indirect DTC participant through which you hold your Corporate Bond TRACERS Units.

Units..........................    The CBT Series 2003-1 Units Trust will issue
                                   a single class of units, the Corporate Bond
                                   TRACERS Units. The aggregate Unit Principal
                                   Balance of Corporate Bond TRACERS Units being
                                   issued on the Original Issue Date is $      .

Underlying Securities..........    The Depositor will deposit into the Trust on
                                   the Original Issue Date $
                                   principal amount of each of the 25 Underlying
                                   Securities. The Depositor or one of its
                                   affiliates will purchase the Underlying
                                   Securities in the secondary market and
                                   deposit the Underlying Securities into the Trust in exchange for the issuance of the Corporate Bond TRACERS Units. The Trustee will accept the Underlying Securities and deliver the Corporate Bond TRACERS Units to or upon the order of the Depositor.

                                   For additional information about the
                                   Underlying Securities and the Security
                                   Issuers, see "Underlying Securities"
                                   beginning on page S-10 and "Description of Trust Property" below.

Authorized Denominations.......    The Corporate Bond TRACERS Units will be
                                   issued, maintained and transferred on the book-entry records of DTC and its participants in denominations of one Unit and integral multiples thereof.

                                   Each Corporate Bond TRACERS Unit has an
                                   initial Unit Principal Balance of $1,000, subject to reduction as described under "--Unit Principal Balance" below.

Unit Principal Balance.........    The aggregate Unit Principal Balance of the
                                   Corporate Bond TRACERS Units issued on the
                                   Original Issue Date is initially $          ,
                                   and the Unit Principal Balance of each
                                   Corporate Bond TRACERS

                                   Unit issued on the Original Issue Date is initially $1,000. The Unit Principal Balance will be reduced to the extent of distributions of principal on the Corporate Bond TRACERS Units and upon the initiation of any Mandatory Liquidation of an Underlying Security in the event of an underlying security default (as defined below) or upon any other Mandatory Liquidation, as determined by the Trustee. Following any unscheduled distribution of principal on the Units, a revised Schedule A setting forth the updated Unit Principal Balance will be filed with the Securities and Exchange Commission (the "SEC") by the Trustee on Form 8-K and will be available from your Morgan Stanley financial advisor upon request and the Trustee will provide notice of the distribution to holders of the Corporate Bond TRACERS Units.

Original Issue Date............    On or about           , 2003

Pricing Date...................                 , 2003

CUSIP..........................

Interest Payments and
Principal Distributions on the
Corporate Bond TRACERS Units...    On each monthly Interest Payment Date, the
                                   Trust will pay to the holders of the
                                   Corporate Bond TRACERS Units interest in the
                                   amounts set forth on Schedule A hereto, which
                                   Schedule A may be revised from time to time
                                   upon any early redemption, repayment or
                                   Mandatory Liquidation of any Underlying
                                   Security. Interest on the Corporate Bond
                                   TRACERS Units will be paid initially at the
                                   rate of    % per year on the aggregate
                                   Unit Principal Balance of the Corporate Bond
                                   TRACERS Units. The amount that holders of the Corporate Bond TRACERS Units are entitled to receive on each Interest Payment Date will be the amount actually received by the Trust, and not previously distributed, from the Payment Counterparty pursuant to the Payment
                                   Agreement, less expenses as described under "--Expenses" below and, in certain circumstances, less any Reimbursement Payment owed by the Trust to the Payment
                                   Counterparty, as described under "Description of Payment Agreement" below.

                                   If the Payment Agreement is terminated in full prior to the final Distribution Date, the amount that holders of the Corporate Bond TRACERS Units are entitled to receive on each Interest Payment Date will be their pro rata share of the amounts of interest actually received by the Trust, and not previously distributed, from the Security Issuers, less expenses as described under "--Expenses" below and, in certain circumstances, less any Reimbursement Payment owed by the Trust to the Payment Counterparty, as described under "Description of Payment Agreement" below. A revised Schedule A will be filed with the SEC by the Trustee on Form 8-K and will be available from your Morgan Stanley financial advisor upon request and the Trustee will provide notice of the termination to holders of the Corporate Bond TRACERS Units.

                                   Generally, the Trust will distribute
                                   principal amounts it receives from the
                                   Security Issuers to the holders of the
                                   Corporate Bond TRACERS Units in the amounts and on the dates set forth on Schedule A. However, the scheduled principal distribution date for an Underlying Security will vary if that Underlying Security is redeemed or repaid prior to its maturity or is subject to a Mandatory Liquidation. See "--Principal Distribution Dates" below. Holders of Corporate Bond TRACERS Units will be entitled to receive any payments of principal actually received by the Trust after the Cut-off Date on the Underlying Securities it holds.

                                   Payments of interest or principal will be made to owners of Corporate Bond TRACERS Units as of the applicable Record Date. See "--Record Date" below.

                                   Any tax, duty or other governmental charge that the Trustee is required to pay in connection with its services as trustee, including any tax required to be deducted or withheld from any payment to or by the Trust, shall be payable by the holders of the Corporate Bond TRACERS Units and shall be deducted from distributions to the holders. Any taxes withheld with respect to any Corporate Bond TRACERS Units shall reduce the distribution to the holder in respect of whom such withholding was required.

                                   If the Payment Counterparty fails to make a scheduled payment pursuant to the Payment Agreement or if a payment of principal on an Underlying Security is not made to the Trust, the amount on Schedule A corresponding to such interest or principal payment will not be paid to the holders of Corporate Bond TRACERS Units. Neither the Trustee nor the Depositor shall have any liability for any shortfall in any interest payment received from a Security Issuer or Underlying Distribution (as defined below) received from a Security Issuer or the Payment Counterparty or any obligation to advance its own funds to make any payment to any holder of Corporate Bond TRACERS Units.

                                   See the discussion of the Payment Agreement under "Description of Payment Agreement" below.

Underlying Distributions.......    Any payments received by the Trust pursuant
                                   to the Payment Agreement or principal
                                   payments received by the Trust on the
                                   Underlying Securities it holds.

Cut-off Date...................    The Original Issue Date.

Interest Payment Dates.........    The Interest Payment Dates will be the
                                   day of each month, beginning          , 2003;
                                   provided that if any such day is not a
                                   Business Day, the Interest Payment Date will be postponed to the following Business Day.

Principal Distribution Dates...    The Principal Distribution Dates with respect
                                   to Underlying Distributions of principal are the dates set forth on Schedule A, which are also Interest Payment Dates; provided that if the Trust does not receive the Underlying
                                   Distribution early enough on such Business
                                   Day to permit the Trustee to distribute the applicable payment to holders of Corporate Bond TRACERS
                                   Units on the same day, the Principal
                                   Distribution Date with respect to such
                                   Underlying Distribution will be the
                                   following Business Day.

                                   If the principal amount of an Underlying
                                   Security is redeemed or repaid in whole or in part prior to its maturity, the Principal Distribution Date for such Underlying Distribution of principal will be the subsequent Interest Payment Date.

Distribution Date..............    Any Interest Payment Date or Principal
                                   Distribution Date.

                                   The final Distribution Date is expected to be
                                                 , 2013, which is the Interest
                                   Payment Date immediately succeeding the
                                   maturity date of the latest maturing
                                   Underlying Security. If such Underlying
                                   Security is subject to a Mandatory
                                   Liquidation or is repaid in full prior to the expected maturity date, the final Distribution Date could occur earlier. See "--Mandatory Liquidation of Underlying Securities" below. In the event of a default on any Underlying Security, the final Distribution Date on the Corporate Bond
                                   TRACERS Units could occur later than        ,
                                   2013, but will be no later than the fourth
                                   Business Day following the completion of any Mandatory Liquidation of the Underlying Security (and the amount paid on the Corporate Bond TRACERS Units may be less than the amount specified in Schedule A). See "--Mandatory Liquidation of Underlying Securities" below.

                                   See Schedule A to this prospectus supplement for a list of the anticipated Distribution Dates and interest and principal payments on the Corporate Bond TRACERS Units.

Record Date....................    The Record Date with respect to any
                                   Distribution Date will be the Business Day immediately preceding such Distribution Date.
                                   The Record Date with respect to a Mandatory
                                   Liquidation will be the Business Day selected by the Administrative Agent and specified in the notice of Mandatory Liquidation delivered by the Trustee; provided that the Record Date so specified will be no earlier than the second Business Day following the date of such notice.

Business Day...................    Any day other than (i) a Saturday or Sunday
                                   or (ii) a day on which commercial banks in New York, New York or Chicago, Illinois are authorized or required by applicable law, regulation or executive order to close.

Record Owner...................    The Record Owner of a Corporate Bond TRACERS
                                   Unit on any day is the person in whose name the Corporate Bond TRACERS Unit is registered on the records of the Trustee at the close of business on such day. The Record Owner on any day is expected to be DTC or its nominee. A holder's beneficial interest in the Corporate
                                   Bond TRACERS Unit will be evidenced solely by entries on the books of the securities intermediary acting on the holder's behalf as a direct or indirect participant in DTC. In this prospectus supplement, all references to actions taken by the holders of Corporate
                                   Bond TRACERS Units or to be taken by holders of Corporate Bond TRACERS Units refer to actions taken or to be taken by DTC upon instructions from its participants acting on behalf of holders of

                                   Corporate Bond TRACERS Units, and all
                                   references to payments or notices to holders of Corporate Bond TRACERS Units will mean payments or notices to DTC, as the registered holder of the Corporate Bond TRACERS Units, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, see the section of the accompanying prospectus called "Description of Units--Form."

Rating.........................    The Corporate Bond TRACERS Units are expected
                                   to be assigned a rating of "     " by Moody's
                                   Investors Service, Inc. ("Moody's") and
                                   "       " by Standard & Poor's Ratings
                                   Services ("S&P"), subject to meeting the requirements of those rating agencies. The
                                   Corporate Bond TRACERS Units will not be issued unless they are assigned a rating of at least Baa3 by Moody's and at least BBB- by S&P.

                                   The ratings of the Corporate Bond TRACERS
                                   Units address the likelihood that holders of Corporate Bond TRACERS Units will receive the payments required under the Trust Agreement and are based primarily on the credit quality and relative volatility of the Underlying Securities. The ratings of the Corporate Bond TRACERS Units do not, however, constitute a statement regarding the occurrence or frequency of redemptions or repayments on, or extensions of the maturity of, the Underlying Securities, the corresponding effect on yield to investors or whether investors in the Corporate Bond TRACERS Units may fail to recover fully their initial investment. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                                   The Depositor has not requested a rating on the Corporate Bond TRACERS Units by any rating agency other than the rating agencies identified above. There can be no assurance as to whether any other rating agency will rate the Corporate Bond TRACERS Units, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Corporate Bond TRACERS Units by another rating agency, if assigned at all, may be lower than the ratings assigned to the Corporate Bond TRACERS Units by the rating agencies identified above.

                                   Any ratings assigned to the Corporate Bond
                                   TRACERS Units will be based on the initial portfolio of Underlying Securities. These ratings may change if any Underlying Securities are removed from the portfolio upon their maturity or due to a redemption, repayment or Mandatory Liquidation, or if any Underlying Security becomes subject to a rating change.

                                   Moody's has informed the Depositor that
                                   Moody's rating of the Units only addresses the ultimate receipt of interest and principal on the Underlying Securities in the Trust in accordance with the governing documentation, and is substantially based on the average credit quality of such Underlying Securities. Moody's rating of the Units will reflect the composition of the Trust's pool of remaining Underlying Securities following any removal from the Trust of Underlying Securities pursuant to the governing documentation, and accordingly, the rating of the Units can be expected to change with the credit quality of such remaining Underlying Securities. The rating of the Units does not address losses that an investor may experience if Underlying Securities are sold by the Trust prior to their maturity. Any future ratings assigned following the removal of an Underlying Security will address the ultimate receipt of interest and principal on the prevailing outstanding principal amount and coupons thereof.

                                   S&P has informed the Depositor that S&P's rating only addresses the timely receipt of interest and principal on the Corporate Bond TRACERS Units. This assessment considers the credit quality of the Underlying Securities. The rating does not address market price losses that might occur if an Underlying Security is liquidated as the result of the occurrence of a Mandatory Liquidation prior to the final Principal Distribution Date. S&P's rating assumes that the investor will hold the Corporate Bond TRACERS Units until the final maturity of the Corporate Bond TRACERS Units. The rating considers the cash flow generated by the Underlying Securities. S&P's rating may change due to changes in the portfolio that occur when an Underlying Security is the subject of a Mandatory Liquidation, is repaid in full or has matured.

                                   Additionally, S&P's rating is not a
                                   recommendation to purchase, sell or hold any Underlying Security or the Corporate Bond TRACERS Units, inasmuch as they do not comment as to market price, yield or suitability for a particular investor. The rating is based on current information furnished to S&P by the Trust or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

Mandatory Liquidation of
Underlying Securities..........    The Trustee will be required to cause the
                                   sale of an Underlying Security and deliver the proceeds of such sale (less any Liquidation Costs (as defined below) and any applicable Reimbursement Payment) to the holders of Corporate Bond TRACERS Units (a
                                   "Mandatory Liquidation") upon its actual knowledge of the occurrence of either of the following events:

                                   (i)  an "underlying security default" (as
                                        defined under "Description of Trust
                                        Agreements--Trust wind-up events,
                                        liquidation events and disqualification
                                        events--Liquidation events" in the
                                        accompanying prospectus) occurs with
                                        respect to the Underlying Security; or

                                   (ii) the Underlying Security becomes a
                                        "disqualified underlying security" (as
                                        defined under "Description of Trust
                                        Agreements--Trust wind-up events,
                                        liquidation events and disqualification
                                        events--Disqualification events" in the
                                        accompanying prospectus).

                                   In the event of a Mandatory Liquidation of an Underlying Security, the payments from the Payment Counterparty to the Trust, and from the Trust to the holders of the Corporate Bond TRACERS Units, beginning at the start of the monthly interest payment period in which such Mandatory Liquidation occurs, will be reduced by the amount attributable to that Underlying Security.

                                   In addition, the Trustee will be required to cause the sale of the Underlying Securities and to deliver the proceeds of such sale (less any Liquidation Costs and any applicable Reimbursement Payment) to the holders of the Corporate Bond TRACERS Units if a Trust Wind-Up Event (as defined under "--Trust Wind-Up Events"), other than a Trust Wind-Up Event caused by a redemption of all of the Underlying Securities, occurs.

                                   Upon a Mandatory Liquidation of an Underlying Security, the Trustee will deliver notice to each holder of Corporate Bond TRACERS Units of the initiation of the Mandatory Liquidation of the Underlying Security as of the date of the event, set forth the date of such event and, to the extent received from the Administrative Agent, specify the Record Date for the Mandatory Liquidation. For a Mandatory Liquidation of an Underlying Security that becomes a disqualified underlying security, the Administrative Agent will use reasonable efforts to liquidate as promptly as practicable the relevant Underlying Securities on behalf of the holders, and the Trustee shall pay the proceeds of such liquidation, less any Liquidation Costs and any applicable Reimbursement Payment, to the holders on the immediately following Interest Payment Date. For a Mandatory Liquidation of an Underlying Security resulting from an underlying security default, after waiting 45 days from the date of such default, (regardless of whether the default is continuing at such time) the Administrative Agent will use
                                   reasonable efforts to liquidate the relevant
                                   Underlying Securities on behalf of the
                                   holders, and the Trustee shall pay the
                                   proceeds of such liquidation, less any
                                   Liquidation Costs and any applicable
                                   Reimbursement Payment, to the holders on the immediately following Interest Payment Date.

                                   "Liquidation Costs" will include any
                                   customary expenses of liquidation incurred by the Administrative Agent and the Trustee, and, if the Payment Agreement is terminated in full prior to the final Distribution Date, "Liquidation Costs" will include any amount due for trust expenses that would otherwise have been taken from any payment of accrued interest as described under "--Expenses" below.

Trust Wind-Up Events...........    The following Trust Wind-Up Events supercede
                                   and replace those described under
                                   "Description of Trust Agreements--Trust
                                   wind-up events, liquidation events and
                                   disqualification events" in the accompanying prospectus. A Trust Wind-Up Event will occur if any of the following events occurs:

                                   (i)    all of the Underlying Securities then
                                          held by the Trust are redeemed;

                                   (ii)   all of the Underlying Securities then
                                          held by the Trust are subject to
                                          Mandatory Liquidation pursuant to
                                          clause (i) or (ii)
                                          under "--Mandatory Liquidation of
                                          Underlying Securities" above;

                                   (iii)  any Excess Expense Event (as defined
                                          under "--Extraordinary Trust
                                          Expenses") occurs;

                                   (iv)   designation by the Trustee of a "Tax
                                          Wind-Up Event" under the Trust
                                          Agreement; or

                                   (v)    the Trust ceases to satisfy the
                                          requirements of the exemption provided
                                          under Rule 3a-7 of the Investment
                                          Company Act of 1940 ("Rule 3a-7").

                                   If a Trust Wind-Up Event occurs, the Trust will terminate, and, if the Trust Wind-Up Event is a result of the events described in clauses (iii), (iv) or (v), the Trustee will deliver notice to each holder of Corporate Bond TRACERS Units of the occurrence of a Trust Wind-Up Event and set forth the date of the Trust Wind-Up Event. Such notice will state that holders should surrender their Corporate Bond TRACERS Units to the Trustee or give, to the Trustee's reasonable satisfaction, appropriate indemnity or security in exchange for cash payment of the liquidated proceeds of the Trust. Such notice shall also specify the cause of the Trust Wind-Up Event and the location and hours of the office or agency of the Trustee at which Corporate Bond TRACERS Units should be presented and surrendered.

                                   The Administrative Agent will use reasonable efforts to liquidate as promptly as practicable all of the Underlying Securities held by the Trust on behalf of the holders in the case of a Trust Wind-Up Event resulting from an event described under clauses (iii),
                                   (iv) and (v) above. The Trustee shall pay the proceeds of such liquidation together with any cash amounts held by the Trust (less Liquidation Costs, any applicable Reimbursement Payment and any other amounts due to the Trustee or the Administrative Agent) to holders of Corporate Bond TRACERS Units on a pro rata basis promptly but no later than the fourth Business Day following the completion of liquidation upon the Trustee's receipt of such holders' Corporate Bond TRACERS Units or appropriate and satisfactory indemnity or security.

                                   If the Trust must sell Underlying Securities upon a Mandatory Liquidation or a Trust Wind-Up Event, the Administrative Agent will solicit bids for the affected Underlying Securities held by the Trust from at least three registered broker-dealers of national reputation, one of which may be the Administrative Agent. The Administrative Agent will, on behalf of the Trust, sell the Underlying Securities at the highest bid price received. If the Administrative Agent did not put forward such highest bid, it may purchase the Underlying Securities at such highest bid rather than selling the Underlying Securities to the highest bidder.

                                   A "Tax Wind-Up Event" will occur with respect to the Trust if the Trustee has obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that there is more than an insubstantial risk that at such time, or within

                                   90 days of the date thereof, the Trust is, or would be, subject to more than a de minimis amount of taxes, duties or other governmental charges.

Voting.........................    Holders of Corporate Bond TRACERS Units will
                                   have the right to exercise any voting rights with respect to the Underlying Securities, subject to the limitations described in the section of the accompanying prospectus called
                                   "Description of Units--Voting of securities, modification of underlying security issuance agreements." The Trustee will mail any documents (including proxy statements, annual reports and signed proxies) relating to the exercise of such voting rights to DTC, as Record Owner of the Corporate Bond
                                   TRACERS Units, and DTC will deliver such documents to holders of Corporate Bond
                                   TRACERS Units in accordance with its
                                   customary procedures.

Notices........................    The Trustee will promptly transmit to DTC, as
                                   Record Owner of the Corporate Bond TRACERS
                                   Units, any notice with respect to a Corporate
                                   Bond TRACERS Unit or any notice with respect to an Underlying Security (including any notice of redemption or of a meeting or of any other occasion for the exercise of voting rights by holders of Underlying Securities) received by the Trustee in its capacity as holder of the Underlying Securities. DTC will deliver such documents to holders of Corporate Bond TRACERS Units in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See also "Description of Trust
                                   Agreements--Notices" in the accompanying prospectus.

Expenses.......................    The Trustee will retain an amount of each
                                   Underlying Distribution received from the
                                   Payment Counterparty equal to   % per annum
                                   of the then current principal amount of the Underlying Securities (computed on a 30/360 day count basis), in order to pay the expenses of the Trust and will deposit such amounts in an "Expense Account." The Trustee will be responsible for paying the Trustee
                                   Fees and the Administrative Agent Fees (each as defined below) on behalf of the Trust and paying certain other expenses of the Trust, including rating agency and listing fees.

                                   In addition, the Trust will invest any
                                   Underlying Distributions of principal it receives between Interest Payment Dates in "Eligible Assets," as such term is defined in Rule 3a-7, that are Permitted Investments, as such term is defined in the Trust Agreement for the Units, and that mature prior to the succeeding Interest Payment Date. The Trust will deliver such Underlying Distributions of principal to holders on the subsequent Interest Payment Date but will retain any income the Trust earns on those investments and deposit such income in the Expense Account. The Trust shall not be responsible or liable for any losses on such investments. Any of such income not used to pay for the expenses of the Trust will be distributed quarterly to the Depositor as described below.

                                   In the event that the Payment Agreement is
                                   terminated in full prior to the final
                                   Distribution Date, the Trustee will retain,
                                   for its own expenses and the expenses of the
                                   Administrative Agent, a portion of each
                                   interest payment it receives from each
                                   Security Issuer and a portion of the accrued
                                   and unpaid interest received upon a Mandatory Liquidation of an Underlying Security. The amount retained for expenses at the time of a distribution of
                                   interest will be equal to the aggregate
                                   amount of such distribution multiplied by a
                                   fraction, the numerator of which is   % and
                                   the denominator of which is the per annum
                                   interest rate applicable to that Underlying
                                   Security for the relevant accrual period.
                                   The amount retained for expenses at the time
                                   of a Mandatory Liquidation will be equal to
                                   the accrued but unpaid interest on the
                                   Underlying Security as of the date of the
                                   Mandatory Liquidation multiplied by a
                                   fraction, the numerator of which is   % and
                                   the denominator of which is the per annum interest rate applicable to that Underlying Security for the relevant accrual period.

                                   As compensation for and in payment of trust
                                   expenses related to its services under the
                                   Trust Agreement (other than Extraordinary
                                   Trust Expenses), the Trustee will receive an
                                   annual trustee fee in an amount equal to
                                   $5,000.00 ("Trustee Fees"). As compensation
                                   for and in payment of its expenses as
                                   Administrative Agent, Morgan Stanley & Co.
                                   Incorporated ("MS & Co.") will receive fees
                                   on each Interest Payment Date in an amount
                                   equal to $         (the "Administrative Agent
                                   Fees").

                                   To the extent that the amount retained by the Trust is not sufficient to cover the Trust's expenses, the Depositor shall be responsible for such shortfall. If any amount remains in the Expense Account upon payment of the Trust's expenses, such amount shall be
                                   distributed on the   day of each March, June,
                                   September and December, commencing          ,
                                   2003 to the Depositor.

Extraordinary Trust Expenses...    The Depositor will indemnify the Trustee for
                                   "extraordinary trust expenses" (as defined under "Description of Trust
                                   Agreements--Trustee compensation" in the accompanying prospectus) incurred by the
                                   Trustee up to the Maximum Reimbursable Amount in the aggregate. If the Trustee incurs
                                   Extraordinary Trust Expenses that in the aggregate exceed the Trigger Amount, an "Excess Expense Event" will occur unless the Depositor, in its sole discretion, agrees to increase the Maximum Reimbursable Amount. If, after the Depositor has increased the Maximum
                                   Reimbursable Amount, Extraordinary Trust
                                   Expenses reach the then-applicable Trigger
                                   Amount, an "Excess Expense Event" will again occur unless the Depositor, in its sole discretion, further increases the Maximum
                                   Reimbursable Amount. See "--Trust Wind-Up
                                   Events."

Maximum Reimbursable Amount....    Initially $                 , and thereafter
                                   any higher amount specified by the Depositor
                                   in writing to the Trustee; provided that any
                                   increase in the Maximum Reimbursable Amount
                                   shall result in a Maximum Reimbursable Amount
                                   at least $             higher than the amount
                                   of all Extraordinary Trust Expenses incurred
                                   to the date of such increase. The Depositor
                                   is under no obligation to increase the
                                   Maximum Reimbursable Amount. For purposes of
                                   making your decision to invest in the
                                   Corporate Bond TRACERS Units, you should
                                   assume that the Maximum Reimbursable Amount
                                   will not be raised and that there will be a
                                   Trust Wind-Up Event if Extraordinary Trust
                                   Expenses exceed $        .  See "Risk Factors
                                   --You may lose money if the Trust is required to liquidate an Underlying Security at a time when market interest rates have risen."

Trigger Amount.................    The Maximum Reimbursable Amount minus $     .

Underwriter....................    MS & Co.

Administrative Agent...........    MS & Co., acting pursuant to an
                                   Administration Agreement with the Trustee.

                          DESCRIPTION OF TRUST PROPERTY

     The property of the Trust created under the Trust Agreement (the "Trust
Property") will initially consist of $        principal amount of each of the 25
Underlying Securities and a Payment Agreement between the Trust and MSCS, as Payment Counterparty (as described under "Description of Payment Agreement" below). An Underlying Security will no longer constitute part of the Trust Property to the extent that the Underlying Security is subject to Mandatory Liquidation, is redeemed or repaid in full or has matured. The Corporate Bond TRACERS Units will represent fractional undivided interests in the Trust Property.

     Security Issuers. The issuer of each Underlying Security is an "eligible underlying security issuer" (as defined under "Description of Trust Property" in the accompanying prospectus) as of the Original Issue Date. For the purposes of determining whether the issuer of an Underlying Security is an "eligible underlying security issuer," a guarantor of the Underlying Security may be treated as the issuer.

     Each Security Issuer (or guarantor, as the case may be) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is required, in accordance therewith, to file periodically certain financial and other information specified by the SEC. A registration statement has been filed under the Securities Act of 1933, as amended (the "Securities Act"), for each Underlying Security. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC's website is http://www.sec.gov. Information provided to or filed with the SEC by each of the Security Issuers pursuant to the Exchange Act can be located by reference to the SEC file number indicated in Table 1 below. Table 1 also includes a brief description of each Security Issuer's business. Information regarding each of the Underlying Securities can be found in the registration statement filed by the applicable Security Issuer under the registration statement number indicated in Table 1 below. In addition, information regarding those and other Security Issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the Depositor nor the Trustee makes any representation or warranty as to the accuracy or completeness of such information.

     This prospectus supplement and the accompanying prospectus relate only to the Corporate Bond TRACERS Units offered hereby and do not relate to the Security Issuers, the Underlying Securities or other securities of the Security Issuers. We have derived the disclosure contained in this prospectus supplement and the accompanying prospectus regarding the Security Issuers and the Underlying Securities from the publicly available documents and sources described in the preceding paragraph. In connection with the offering of the Corporate Bond TRACERS Units, none of the Depositor, the Trustee or MS & Co. has made any due diligence inquiry with respect to the Security Issuers or the Underlying Securities. None of the Depositor, the Trustee or MS & Co. makes any representation that such publicly available documents are, or any other publicly available information regarding the Security Issuers or the Underlying Securities is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the market values or the ratings of the Underlying Securities have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Security Issuers or the Underlying Securities could affect the ratings of the Underlying Securities and the amounts received on any Distribution Date with respect to the Corporate Bond TRACERS Units and therefore the trading prices of the Corporate Bond TRACERS Units.

     None of the Depositor, the Trustee or MS & Co. nor any of their respective affiliates makes any representation to you as to the performance of the Underlying Securities.

     The Depositor, MS & Co. or their affiliates may presently or from time to time engage in business with the Security Issuers, including extending loans to, entering into loans with, or making equity investments in, the Security Issuers or providing advisory services to the Security Issuers, including merger and acquisition advisory services. In the course of such business, the Depositor, MS & Co. and/or their affiliates may acquire non-public information with respect to the Security Issuers. None of the Depositor, MS & Co. or any of their affiliates undertakes to disclose any such information to you. In addition, the Depositor, MS & Co. or one or more of their affiliates may publish research reports with respect to the Security Issuers. These research reports may or may not recommend that investors buy or hold any securities of the Security Issuers. The Underlying Securities included in the Corporate Bond TRACERS Unit will remain the same without regard to any change that Morgan Stanley & Co. Incorporated or its affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the Security Issuers in our research reports.

     As a prospective purchaser of a Corporate Bond TRACERS Unit, you should undertake an independent investigation of the Security Issuers and the terms of the Underlying Securities as in your judgment is appropriate to make an informed decision with respect to an investment in the Underlying Securities.

                                         Table 1. Security Issuers

                                                                                                      Registration
                                                                                 SEC File No.         Statement No.
                                                                                 for Security        for Underlying
      Security Issuer                 Description of Issuer                         Issuer              Security
Bank of America             bank holding company and financial holding              1-6523              333-97197
Corporation                 company providing a diversified range of
                            banking and nonbanking financial services
                            and products

Bank One Corporation        multibank bank holding company and                     1-15323              333-70940
                            financial holding company providing
                            domestic retail banking, finance and credit
                            card services; worldwide commercial
                            banking services; and trust and investment
                            management services

BB&T Corporation            financial holding company engaged in                   1-10853              333-64074
                            activities including various types of lending,
                            sales finance, leasing, asset management,
                            insurance, investment brokerage services,
                            capital markets services and transaction
                            processing

Boeing Capital              a subsidiary of The Boeing Company,                    1-10795              333-83208
Corporation                 providing equipment financing and leasing
                            arrangements to customers

Campbell Soup               manufactures and markets soups, and                     1-3822              333-90036
Company                     manufactures juice beverages, sauces,
                            biscuits and confectionery products

Citigroup Inc.              global financial services holding company,             1-09924              333-57364
                            providing a range of financial services to
                            consumer and corporate customers


                                                                                                      Registration
                                                                                 SEC File No.         Statement No.
                                                                                 for Security        for Underlying
      Security Issuer                 Description of Issuer                         Issuer              Security
ConocoPhillips              energy company that engages in petroleum               0-49987             333-101184
                            exploration and production; petroleum
                            refining, marketing, supply and
                            transportation; natural gas gathering,
                            processing and marketing; and chemicals and
                            plastics production and distribution

Consolidated Edison         engaged in the regulated electric, gas and              1-1217              333-61008
Company of New York,        steam businesses
Inc.

Credit Suisse First         investment bank serving institutional,                  1-6862              333-71850
Boston (USA), Inc.          corporate, government and individual clients,
                            with services including securities underwriting,
                            sales and trading, investment banking, financial
                            advisory services, private equity investments,
                            brokerage services, derivatives and risk management
                            products and investment research

Dominion Resources,         gas and electric holding company that                   1-8489              333-97393
Inc.                        generates, transmits and distributes power for
                            sale in Virginia and northeastern North Carolina, is
                            a producer, transporter, distributor and retail
                            marketer of natural gas, serving customers in
                            Pennsylvania, Ohio, West Virginia and other states,
                            and engages in independent power and natural gas and
                            oil exploration and production

The Dow Chemical            engaged in the manufacture and sale of                  1-3433              333-59964
Company                     chemicals, plastic materials, agricultural and
                            other specialized products and services

Duke Energy                 integrated provider of energy and energy                1-4928              333-85486
Corporation                 services, offering physical delivery and
                            management of both electricity and natural
                            gas throughout the U.S. and abroad

Ford Motor Credit           automotive finance company providing                    1-6368              333-50090
Company                     vehicle and dealer financing

General Electric            engaged in developing, manufacturing and                 1-35               333-71778
Company                     marketing a variety of products for the
                            generation, transmission, distribution, control and
                            utilization of electricity; delivering network
                            television services, operating television stations,
                            and providing cable, Internet and multimedia
                            programming and distribution services; and offers
                            financial and other services


                                                                                                     Registration
                                                                                 SEC File No.         Statement No.
                                                                                 for Security        for Underlying
      Security Issuer                 Description of Issuer                         Issuer              Security

General Motors              engaged in automotive financial services;               1-3754              333-58446
Acceptance                  originating and securitizing residential and
Corporation                 commercial mortgage loans and mortgage
                            related products; insuring and reinsuring automobile
                            service contracts, personal automobile insurance
                            coverages and selected commercial insurance
                            coverages

The Goldman Sachs           investment banking, securities and                     1-14965             333-105242
Group, Inc.                 investment management firm providing
                            investment banking, trading and principal
                            investments and asset management and
                            securities services

John Deere Capital          provides and administers financing for retail           1-6458              333-86790
Corporation                 purchases of new equipment manufactured
                            by Deere & Company's agricultural equipment,
                            commercial and consumer equipment, and construction
                            and forestry divisions and used equipment taken in
                            trade for this equipment

Johnson & Johnson           engaged in the manufacture and sale of a                1-3215             333-104821
                            broad range of products in the health
                            care field in the consumer, pharmaceutical
                            and medical devices and diagnostics
                            segments

Limited Brands, Inc.        sells women's and men's apparel, women's                1-8344              033-53366
                            intimate apparel and personal care products
                            under various trade names through its
                            specialty retail stores and catalog and
                            e-commerce businesses

Marsh & McLennan            global professional services firm providing             1-5998              333-67543
Companies, Inc.             clients with analysis, advice and
                            transactional capabilities in the fields of risk
                            and insurance services, investment
                            management and consulting

Merck & Co., Inc.           pharmaceutical products and services                    1-3305              333-72546
                            company that discovers, develops,
                            manufactures and markets a range of
                            products for humans and animals, and
                            provides pharmacy benefit management
                            services

                                                                                                     Registration
                                                                                 SEC File No.         Statement No.
                                                                                 for Security        for Underlying
      Security Issuer                 Description of Issuer                         Issuer              Security

SBC Communications          provider of communications services and                 1-8610              333-36926
Inc.                        products including local exchange services,
                            wireless communications, long-distance
                            services, internet services,
                            telecommunications equipment, and
                            directory advertising and publishing

Union Oil Company of        operating subsidiary of Unocal Corporation,                                 333-58415
California                  described below

Unocal Corporation          engaged in oil and gas exploration and                  1-8483              333-58415
(as guarantor of the        production, producing geothermal energy
Union Oil Company of        and providing electrical power, has
California debt             ownership in proprietary and common carrier
securities)                 pipelines and natural gas storage facilities
                            and is involved in the marketing and trading
                            of hydrocarbon commodities

Verizon Virginia Inc.       a local provider of exchange                            1-6964             333-100552
                            telecommunication service and exchange
                            access service

Wal-Mart Stores, Inc.       a retailer engaged in mass merchandising                1-6991             333-101847
                            operations through discount stores,
                            warehouse membership clubs and other
                            formats

     The Securities Pool. The Underlying Securities consist of debt securities issued by 25 domestic corporate issuers. See "Underlying Securities" beginning on page S-10 of this prospectus supplement for information about the Underlying Securities as of the Pricing Date. The Underlying Securities will be purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor) and will be deposited into the Trust. The Underlying Securities will not be acquired from the obligors on the Underlying Securities or pursuant to any distribution by or agreement with such obligors.

     The composition of the pool of Underlying Securities and the distribution by industry, remaining term to maturity, interest rate and ratings of the Underlying Securities as of the Pricing Date are as set forth in Tables 2 through 6 below:

       Table 2. Composition of the Securities Pool as of the Pricing Date


Number of Securities:                                      25
Aggregate Principal Balance:                               $
Average Principal Balance:                                 $
Largest Balance:                                           $
Weighted Average Interest Rate:                            5.35%
Weighted Average Original Term to Maturity:                10.0 Years
Weighted Average Remaining Term to Maturity:               9.2 Years
Longest Remaining Term to Maturity:                        9.9 Years

 Table 3. Distribution by Industry of the Securities Pool as of the Pricing Date


            Industry           Number       Aggregate Principal     Percent of Aggregate
                                            Balance in Millions       Principal Balance
Banking                           4
Beverage, Food & Tobacco          1
Business Credit/Finance           4
  Lessors
Chemicals                         1
Diversified/Conglomerate          1
  Manufacturing
Financial/Investment              2
  Services
Insurance                         1
Oil & Gas                         2
Pharmaceuticals/Health            2
  Products
Retail Stores                     2
Telecommunications                2
Utilities                         3

     Table 4. Distribution by Remaining Term to Maturity of the Securities Pool as of the Pricing Date

      Remaining Term to        Number       Aggregate Principal     Percent of Aggregate
      Maturity in Years                     Balance in Millions       Principal Balance

8.0 - 8.5                         2
8.5 - 9.0                         2
9.0 - 9.5                        17
9.5 - 10.0                        4

     As of the Pricing Date, approximately 52% of the Underlying Securities were subject to redemption at any time by the respective Security Issuers upon compliance with certain notice requirements.

     Table 5. Distribution by Interest Rate of the Securities Pool as of the Pricing Date

        Interest Rate Range    Number       Aggregate Principal     Percent of Aggregate
                                            Balance in Millions       Principal Balance
3.5% up to & including 4.0%       1
4.0% up to & including 4.5%       1
4.5% up to & including 5.0%       9
5.0% up to & including 5.5%       3
5.5% up to & including 6.0%       7
6.0% up to & including 6.5%       2
6.5% up to & including 7.0%       1
7.0% up to & including 7.5%       1

     Table 6. Distribution by Ratings of the Securities Pool as of the Pricing Date

       Moody's Rating          Number       Aggregate Principal     Percent of Aggregate
                                            Balance in Millions       Principal Balance

             Aaa                  3
             Aa1                  -
             Aa2                  3
             Aa3                  3
             A1                   3
             A2                   2
             A3                   7
            Baa1                  3
            Baa2                  1


         S&P Rating            Number       Aggregate Principal     Percent of Aggregate
                                            Balance in Millions       Principal Balance
             AAA                  3
             AA+                  -
             AA                   1
             AA-                  1
             A+                   6
              A                   3
             A-                   5
             BBB+                 4
             BBB                  2

     As of the Pricing Date, 100% of the Underlying Securities and/or other classes of indebtedness of the Security Issuers were rated investment grade by at least one nationally recognized rating agency, and no obligor of any Underlying Security was in default in the payment of any installments of principal, interest or premium (if any) on the Underlying Security. Any such rating of any of the Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Security or the Corporate Bond TRACERS Units, and it is possible that a rating will not remain for any given period of time or that a rating will be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. See "Description of Corporate Bond TRACERS Units--Ratings" in this prospectus supplement regarding certain considerations applicable to the ratings of the Corporate Bond TRACERS Units.

     Security Agreements. Each indenture or other agreement under which the Underlying Securities were issued (each, a "Security Agreement") limits the respective Security Issuer's ability to engage in certain activities and transactions and requires that the Security Issuer perform certain obligations with respect to the Underlying Securities.

     Each Security Agreement provides that the relevant Security Issuer, and in some cases, guarantors under the Security Agreement or certain subsidiaries of the Security Issuer, may not consolidate, merge, or transfer or lease assets, unless specified conditions are satisfied. Examples of such conditions are that:

     o    the Security Issuer or other entity is the surviving corporation;

     o the successor corporation assumes all applicable obligations under the Underlying Securities and the relevant Security Agreement;

     o immediately after the effectiveness of the consolidation or other transaction, the surviving or successor corporation is not in default under the Security Agreement;

     o    the successor corporation is a domestic corporation;

     o if, as the result of the consolidation or other transaction, assets of the Security Issuer become subject to a lien, the Underlying Securities are secured equally and ratably, or if required, given priority;

     o the Security Issuer delivers an opinion of counsel or an IRS ruling to the effect that the holders of the Underlying Securities will not recognize income, gain or loss for federal income tax purposes as a result of the consolidation or other transaction and will be subject to federal income tax on the same amount, in the same manner and at the same time as if the consolidation or other transaction had not occurred; and

     o in the case of a consolidation or other transaction involving a subsidiary, the Security Issuer retains ownership of a specified percentage of the voting power of the successor subsidiary corporation.

     Most of the Security Agreements restrict in some manner the ability of the relevant Security Issuer, and in some cases, the guarantor under the Security Agreements or certain subsidiaries, to incur or suffer to exist any lien, charge, or encumbrance upon some or any of their property or assets, or incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by grant of such a lien, unless the Underlying Securities are secured equally and ratably with such indebtedness. Exceptions to this type of restriction include:

     o liens, charges or encumbrances that are specifically permitted by the terms of the Security Agreement;

     o liens, charges or encumbrances that secure not more than a specified amount of indebtedness; and

     o a decision by the Board of Directors of a Security Issuer that the liens do not materially detract from or interfere with the value or control of the property serving as security.

     Some of the Security Agreements also restrict the ability of the Security Issuer to engage in sale and leaseback transactions, which are transactions whereby a Security Issuer leases property that it has sold. Conversely, some of the Security Agreements do not place any restrictions on the Security Issuer's ability to incur, or incur indebtedness secured by, liens, charges or encumbrances or engage in sale and leaseback transactions.

     Other covenants include restrictions on the Security Issuer's ability to sell or issue, or permit subsidiaries to sell or issue, shares of specified subsidiaries.

     The following is a summary of typical/significant events of default under the Security Agreements:

     o failure to make payments of principal (and premium, if any) and interest to holders of the Underlying Securities in specified time periods;

     o breach of specified representations or warranties, or failure to observe or perform any covenant or agreement under the Security Agreements for a specified period of time after notice is given to the Security Issuer by the trustee or the holders of not less than a specified percentage of the Underlying Securities; and

     o specified events of bankruptcy or insolvency relating to the Security Issuer and, in some cases, guarantors under the Security Agreement or certain subsidiaries.

     Other events of default contained within some of the Security Agreements include:

     o failure by the Security Issuer to make any required payment of principal (and premium, if any) or interest with respect to specified other debt obligations of the Security Issuer or the acceleration by or on behalf of the holders of those obligations; and

     o the entry of a final judgment requiring payment of money in excess of an amount specified in the Security Agreement against the Security Issuer or certain subsidiaries that is not discharged within a specified time period.

     As of the Pricing Date, approximately 52% of the Underlying Securities were subject to redemption options pursuant to which the Security Issuers may redeem the Underlying Securities at any time upon compliance with certain notice provisions. All of the Underlying Securities containing such a redemption option constitute senior, unsecured indebtedness. Overall, 88% of the Underlying Securities are senior obligations of the Security Issuers and 100% of the Underlying Securities are unsecured. With respect to the subordinated Underlying Securities, the Security Agreements generally provide that the Security Issuer cannot make payments on the subordinated debt if it is in default on its senior debt, that upon the bankruptcy or insolvency of the Security Issuer, holders of subordinated debt cannot receive payments until senior debt holders are paid in full and that the subordinated debt holders' acceleration rights are limited to specified events of bankruptcy or insolvency.

      Each of the Underlying Securities was registered under the Securities Act.


                         DESCRIPTION OF TRUST AGREEMENT

     The following summarizes the material terms of the Trust Agreement to the extent that they are not described in the accompanying prospectus. A Current Report on Form 8-K relating to the Corporate Bond TRACERS Units containing a copy of the Trust Agreement as executed will be filed by the Depositor with the SEC following the issuance and sale of the Corporate Bond TRACERS Units. Reference is made to the accompanying prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Corporate Bond TRACERS Units.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a holder of Corporate Bond TRACERS Units under the Trust Agreement only at the direction of one or more DTC participants to whose account the corresponding Units are credited. Additionally, DTC will take actions with respect to specified voting rights only at the direction and on behalf of DTC participants whose holdings of those Units evidence those voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that DTC participants whose holdings of Units evidence those voting rights authorize divergent action. See the section of the accompanying prospectus called "Description of Units--Form."

     Retained Interest. The Depositor retains the right to receive any and all interest that accrues on the Underlying Securities prior to the Cut-off Date. The Depositor will receive such accrued interest with respect to each Underlying Security on the date such interest is received by the Trust from the relevant Security Issuer.

     If an underlying security default occurs with respect to an Underlying Security on or prior to the first interest payment date with respect to that Underlying Security and the Depositor does not receive such retained interest amount, the Depositor will have a claim for such retained interest, and will be paid pari passu with any payments owed to holders of the Corporate Bond TRACERS Units after the Cut-off Date from any proceeds recovered on the Underlying Security.

     Modification and Waiver of Trust Agreement. In order to modify or amend the Trust Agreement to modify the rights of holders of Corporate Bond TRACERS Units or to add, change or eliminate any provision of the Trust Agreement, the consent of holders of at least 66 2/3% in Unit Principal Balance of the outstanding Corporate Bond TRACERS Units materially adversely affected by the proposed change is required. See "Description of Trust Agreements--Modification and waiver" in the accompanying prospectus.

     No modification or amendment may (i) reduce in any manner the amount of, or alter the timing or currency of, distributions or payments required to be made on any Corporate Bond TRACERS Unit without the consent of the holder of any Corporate Bond TRACERS Unit affected or (ii) reduce the voting percentage required to consent to any amendment without the consent of the holders of all of the outstanding Corporate Bond TRACERS Units.

     In order to waive compliance by the Depositor or the Trustee with any restrictive provision of the Trust Agreement or waive any past default under the Trust Agreement (other than a default resulting from any failure to distribute amounts received as Underlying Distributions or a default in respect of any covenant or provision the modification or amendment of which would require consent of the holders of all of the outstanding Corporate Bond TRACERS Units), the consent of holders of at least 66 2/3% in Unit Principal Balance of the outstanding Corporate Bond TRACERS Units is required. See "Description of Trust Agreements--Modification and waiver" in the accompanying prospectus.

                        DESCRIPTION OF PAYMENT AGREEMENT

     The Trust will enter into a payment agreement with MSCS, as "Payment Counterparty," in the form of a 1992 ISDA Master Agreement (the "Payment Agreement"). The Payment Agreement is a swap agreement (as described under "Description of Trust Property--Swap agreements" in the accompanying prospectus. The Payment Agreement will document interest rate transactions with respect to each of the 25 Underlying Securities between the Trust and the Payment Counterparty under which the Trust will pay to the Payment Counterparty the interest payments received in respect of each Underlying Security (less any retained interest by the Depositor) and receive from the Payment Counterparty fixed rate payments, subject to reduction upon any early redemption, repayment or Mandatory Liquidation of any Underlying Security. The Payment Agreement will have the effect, subject to the performance by the Payment Counterparty of its obligations under the Payment Agreement, of converting the interest payable semi-annually or otherwise on the Underlying Securities into the monthly interest payments which the Trust will distribute to holders with respect to the Corporate Bond TRACERS Units.

     The principal economic terms of the Payment Agreement (as described below) will be set forth in confirmations under the 1992 ISDA Master Agreement (the
"Confirmations") as of         , 2003. A Current Report on Form 8-K relating to
the Corporate Bond TRACERS Units containing a copy of the Confirmations as executed will be filed by the Depositor with the SEC following the issuance and sale of the Corporate Bond TRACERS Units.

     Each interest rate transaction evidenced in the Payment Agreement is subject (i) to a reduction in notional principal amount in the event of any early redemption or repayment of less than the full principal amount of an Underlying Security (a "Partial Early Repayment") and (ii) termination in the event of any early redemption or repayment of the entire principal amount of the related Underlying Security (an "Early Repayment") or upon a Mandatory Liquidation of the related Underlying Security.

     Payments. Pursuant to the terms of the Payment Agreement, the Trust will pay to the Payment Counterparty all amounts received by the Trust, other than amounts attributable to the payment or repayment of principal and amounts constituting retained interest of the Depositor, with respect to each Underlying Security on the Business Day on which the Trustee receives such payment as holder of that Underlying Security, unless the Trustee does not receive the payment early enough on such Business Day to permit the Trustee to deliver the payment to the Payment Counterparty on the same day, in which case the payment shall be delivered on the following Business Day. The Payment Counterparty will pay to the Trust monthly payments as provided in the Payment Agreement, subject to adjustment as described below, on the corresponding Interest Payment Dates. The Trust will distribute to holders on the corresponding Interest Payment Dates the amounts set forth on Schedule A to this prospectus supplement, which are equal to the corresponding scheduled payments the Trust receives from the Payment Counterparty less amounts retained by the Trust to pay the expenses of the Trust, and are subject to adjustment as described below. See "Description of Corporate Bond TRACERS Units--Interest Payment Dates" and "--Expenses" above, and the column called "Scheduled Trust Payments of Interest" in Schedule A to this prospectus supplement.

     The Trust will distribute to holders the proceeds it receives attributable to any principal payment or repayment (but not any "make-whole" amount) from any Partial Early Repayment, Early Repayment or Mandatory Liquidation of an Underlying Security (minus any Reimbursement Payment, as described below) on the first Interest Payment Date following receipt thereof. See "Description of Corporate Bond TRACERS Units--Principal Distribution Dates" and "--Mandatory Liquidation of Underlying Securities."

     If the Payment Counterparty defaults under the Payment Agreement, all amounts owed to the Trust under the Payment Agreement will be paid from any interest or principal received on the Underlying Securities prior to amounts owed to the Payment Counterparty.

     Payments upon the Mandatory Liquidation of an Underlying Security. Following the Mandatory Liquidation of an Underlying Security, the Payment Counterparty will be entitled to receive a "Reimbursement Payment" from the

Trust equal to the accrued but unpaid interest, if any, on such Underlying Security from and excluding the last date on which the full amount of interest due on the Underlying Security was actually paid by the Security Issuer to the Trust to and including the immediately preceding Interest Payment Date for the Corporate Bond TRACERS Units. The Trust will pay the Reimbursement Payment to the Payment Counterparty from the portion of the proceeds of the Mandatory Liquidation representing accrued but unpaid interest on the Underlying Security, as determined by the Payment Counterparty, prior to any payments to holders of the Corporate Bond TRACERS Units from such portion of the proceeds.

     Payments upon Specified Trust Wind-Up Events or Early Termination of the Payment Agreement. The entire Payment Agreement is subject to early termination if there is (a) a Trust Wind-Up Event resulting from (i) the occurrence of an "Excess Expense Event," (ii) the designation of a "Tax Wind-Up Event" under the Trust Agreement or (iii) a failure of the Trust to satisfy the requirements of Rule 3a-7 (each, a "Specified Trust Wind-Up Event"), or (b) if the Payment Counterparty designates an "Early Termination Date" under the Payment Agreement following an "Illegality," "Tax Event," "Merger without Assumption," "Failure to Make a Payment" or "Bankruptcy."

     If the Payment Agreement is terminated due to a Specified Trust Wind-Up Event, the Payment Counterparty may be entitled to receive a Reimbursement Payment with respect to each Underlying Security then held in the Trust. The Reimbursement Payments will be calculated and paid as described above under "--Payments upon the Mandatory Liquidation of an Underlying Security" and determined at the time of such Trust Wind-Up Event.

     If the Payment Agreement is terminated due to the designation of an "Early Termination Date" by the Payment Counterparty, the Trust will pay a Reimbursement Payment to the Payment Counterparty over time from the interest payments the Trust receives on the Underlying Security from the Security Issuer prior to any payments to holders of the Corporate Bond TRACERS Units from such interest payments; provided that in the event an Early Repayment or Mandatory Liquidation occurs prior to payment in full of such Reimbursement Payment, the Reimbursement Payment shall be paid to the Payment Counterparty from the portion of the proceeds of the Early Repayment or Mandatory Liquidation representing accrued but unpaid interest on the Underlying Security prior to any payments to holders of the Corporate Bond TRACERS Units from such portion of the proceeds.

     Limited Guarantee of Morgan Stanley

     Morgan Stanley will guarantee the amounts payable by MSCS, or any affiliate who succeeds as Payment Counterparty, under the Payment Agreement. If MSCS assigns its obligations to any non-affiliate who becomes the Payment Counterparty, which can only occur if the rating agencies accept the assignment of the Payment Agreement, Morgan Stanley will not guarantee the obligations of the non-affiliate Payment Counterparty.

                             SETTLEMENT AND CLEARING

     The Corporate Bond TRACERS Units will be issued in the form of one or more fully registered Global Securities that will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., DTC's nominee. Beneficial interests in the Global Securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC ("Participants"). Because holders will acquire, hold and transfer security entitlements with respect to the Corporate Bond TRACERS Units through accounts with DTC and its Participants, a beneficial holder's rights with respect to the Corporate Bond TRACERS Units will be subject to the laws (including Article 8 of the Uniform Commercial Code) and contractual provisions governing a holder's relationship with its securities intermediary and the relationship between its securities intermediary and each other securities intermediary between it and the Security Issuer. Unless and until it is exchanged in whole for securities in definitive registered form under the limited circumstances described in the accompanying prospectus, a Global Security cannot be transferred except as a whole by and among DTC, its nominees and any successors of DTC or those nominees.

     Each person owning a beneficial interest in the Corporate Bond TRACERS Units must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of Corporate Bond TRACERS Units.

     We understand that under existing industry practices, if any action is required of or permitted of holders of Corporate Bond TRACERS Units, DTC would authorize the Participants holding the relevant beneficial interests to give or take that action, and those Participants would authorize the beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments and other distributions with respect to Corporate Bond TRACERS Units will be made to DTC or its nominee as the registered owner of the Corporate Bond TRACERS Units. Neither the Depositor nor the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the Corporate Bond TRACERS Units or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     We expect that DTC, upon receipt of any payments or other distributions to holders of Corporate Bond TRACERS Units, will immediately credit Participants' accounts in amounts proportionate to their respective beneficial interests in the Corporate Bond TRACERS Units as shown on its records. We also expect that payments by Participants to owners of beneficial interests in Corporate Bond TRACERS Units held through Participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those Participants.

     If DTC is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Depositor within 90 days, the Trustee will issue Corporate Bond TRACERS Units in definitive form in exchange for the Global Securities that had been held by DTC. Any Corporate Bond TRACERS Units issued in definitive form in exchange for a Global Security will be registered in the name or names as DTC instructs the Trustee. It is expected that DTC's instructions will be based upon directions received by DTC from Participants with respect to ownership of beneficial interests in the Global Securities that had been held by DTC.

     Subject to the preceding paragraph, the Trustee will recognize DTC or its nominee as the Record Owner of the Corporate Bond TRACERS Units for all purposes, including notices and voting. Conveyance of notices and other communications by or to DTC to or from Participants and by or to Participants to or from beneficial owners of Corporate Bond TRACERS Units will be governed by arrangements among them, subject to any statutory and regulatory requirements as may be in effect from time to time.

     For further information about DTC and the settlement and clearing of the Corporate Bond TRACERS Units, see the section of the accompanying prospectus called "Description of Units--Form."

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement
dated as of         , 2003 (the "Underwriting Agreement") between the Depositor and MS & Co., the Depositor has agreed to sell and MS & Co., an affiliate of the Depositor, has agreed to purchase the Corporate Bond TRACERS Units. MS & Co. has agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Corporate Bond TRACERS Units offered hereby if any of such Corporate Bond TRACERS Units are purchased.

     In accordance with the Trust Agreement, the Depositor will receive Corporate Bond TRACERS Units from the Trustee upon deposit of the Underlying Securities. The Depositor has been advised by MS & Co. that it proposes to acquire such Corporate Bond TRACERS Units for its own account at a purchase
price of $     per Unit and to resell the Corporate Bond TRACERS Units from time to time in one or more transactions including negotiated transactions, at varying prices to be determined at the time of sale or at the time of commitment therefor. MS & Co. may effect such transactions by selling Corporate Bond TRACERS Units to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from MS & Co. and any purchasers of Corporate Bond TRACERS Units for whom they may act as agents. MS & Co. and any dealers that participate with MS & Co. in the distribution of Corporate Bond TRACERS Units may be deemed to be underwriters, and any profit on the resale of Corporate Bond TRACERS Units by them may be deemed to be underwriting discounts or commissions under the Securities Act.

     The Depositor expects the Trustee to deliver the initial distribution of Corporate Bond TRACERS Units against deposit of the Underlying Securities in New
York, New York on         , 2003. Additional Corporate Bond TRACERS Units may
continue to be issued from time to time upon deposit of additional Underlying Securities.

     The Underwriting Agreement provides that the Depositor will indemnify MS & Co. against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments MS & Co. may be required to make in respect thereof.

     MS & Co. is an affiliate of the Depositor, and the participation by MS & Co. in the offering of the Corporate Bond TRACERS Units complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate. Following the initial distribution of these Corporate Bond TRACERS Units, MS & Co. may offer and sell the Corporate Bond TRACERS Units in the course of its business as a broker-dealer. MS & Co. may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. MS & Co. may use this prospectus supplement in connection with any of those transactions. MS & Co. is not obligated to make a market in the Corporate Bond TRACERS Units and may discontinue any market-making activities at any time without notice.

     Neither MS & Co. nor any dealer utilized in the initial offering of these securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

     In order to facilitate the offering of the Corporate Bond TRACERS Units, MS & Co. may engage in transactions that stabilize, maintain or otherwise affect the price of the Corporate Bond TRACERS Units or the Underlying Securities. Specifically, MS & Co. may sell more Corporate Bond TRACERS Units than it is obligated to purchase in connection with the offering, creating a naked short position in the Corporate Bond TRACERS Units for its own account. MS & Co. must close out any naked short position by purchasing the Corporate Bond TRACERS Units in the open market. A naked short position is more likely to be created if MS & Co. is concerned that there may be downward pressure on the price of the Corporate Bond TRACERS Units in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, MS & Co. may bid for, and purchase, Corporate Bond TRACERS Units or Underlying Securities in the open market to stabilize the price of the Corporate Bond TRACERS Units. Any of these activities may raise or maintain the market price of the Corporate Bond TRACERS Units above independent market levels or prevent or retard a decline in the market price of the Corporate Bond TRACERS Units. MS & Co. is not required to engage in these activities, and may end any of these activities at any time.

     MS & Co. has represented and agreed that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the Corporate Bond TRACERS Units or possesses or distributes this prospectus supplement and the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Corporate Bond TRACERS Units under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Corporate Bond TRACERS Units.

     It is expected that delivery of the Corporate Bond TRACERS Units will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the tenth Business Day following the date of the pricing of the Corporate Bond TRACERS Units. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Corporate Bond TRACERS Units on the date of pricing or the next seven succeeding Business Days will be required, by virtue of the fact that the Corporate Bond TRACERS Units initially will settle in T+10, to specify alternative settlement arrangements to prevent a failed settlement.

                              ERISA CONSIDERATIONS

     It is expected that the Corporate Bond TRACERS Units will be "publicly-offered securities" as described under "ERISA Considerations" in the accompanying prospectus and, therefore, the restrictions described in that section of the prospectus shall not apply with respect to the Corporate Bond TRACERS Units.

                      UNITED STATES FEDERAL INCOME TAXATION

     The following summary is based on the advice of Davis Polk & Wardwell, special tax counsel to the Depositor, and is a general discussion of the principal U.S. federal income tax consequences to initial holders (unless specifically stated otherwise) of the Units who purchase the Units for an amount that is greater than the Unit Principal Balance on original issuance and who hold the Units and the Underlying Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this Prospectus Supplement may affect the tax consequences described herein. This summary does not address all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as:

     o    certain financial institutions;

     o    dealers in options, securities or currencies;

     o U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

     o persons who hold a Unit as a part of a hedging transaction, straddle, conversion or other integrated transaction;

     o partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

     o traders making an election to be subject to a mark-to-market accounting method;

     o    tax-exempt organizations;

     o    holders subject to the alternative minimum tax; or

     o Non-U.S. Holders (as defined below) who hold Units in connection with a trade or business in the United States.

     Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. Prospective purchasers of Units should consult their own tax advisors as to the U.S. federal income and other tax consequences of the purchase, ownership and disposition of the Units.

     It is expected, and this disclosure assumes, that, for U.S. federal income tax purposes, the Underlying Securities are treated as indebtedness of the Security Issuers, do not bear any contingent payments, are in registered form, and are not convertible into stock or any other obligation of a Security Issuer.

     General

     The Trust will be classified for U.S. federal income tax purposes as a grantor trust and file returns accordingly. Each holder of a Unit will be treated as if the holder (i) directly owns a pro rata share of the Underlying Securities and a pro rata portion of the Payment Agreement, and (ii) directly purchases the pro rata share of the Underlying Securities and enters into the pro rata portion of the Payment Agreement for an amount equal to the amount the holder paid for the Unit. The purchase price of a Unit will be allocated between the Underlying Securities and the Payment Agreement based on their relative fair market values at the time the Unit is acquired. The Trust expects that 100% of the initial purchase price will be allocated to the Underlying Securities.

     Tax Consequences to U.S. Holders

     As used herein, the term "U.S. Holder" means a beneficial owner of a Unit that is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

     Proposed Treasury Regulations Section 1.671-5

     The treatment described herein is based in part on proposed Treasury Regulations Section 1.671-5 (the "2002 Proposed Regulations"), which prescribes, albeit in proposed form, information reporting rules for certain widely-held fixed income trusts, such as the Trust. The 2002 Proposed Regulations, if finalized, would be effective beginning January 1, 2004 and would apply to the Trust. Although the 2002 Proposed Regulations provide information reporting rules, the Trust believes that they suggest appropriate methods for determining the tax consequences of ownership and disposition of a Unit, including the determination of gain or loss or market discount recognized by a U.S. Holder upon disposition by the Trust of an Underlying Security. The rules prescribed by the 2002 Proposed Regulations are uncertain and subject to potentially differing interpretations, and the treatment described herein is based on the Trust's interpretation of the 2002 Proposed Regulations. No assurance can be given that the Internal Revenue Service (the "IRS") or the courts will agree with the treatment described herein, or that the final regulations will not differ materially from the 2002 Proposed Regulations, in which case the Trust's reporting requirements, and the tax consequences to you of investing in a Unit, may be different from those described herein. U.S. Holders are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of investing in the Units, including the interpretation of the 2002 Proposed Regulations.

     Taxation of Underlying Securities if Section 1272(a)(6)(C)(iii) Applies

     Applicability of Section 1272(a)(6)(C)(iii). Section 1272(a)(6)(C)(iii) of the Code applies, by its terms, to any pool of debt instruments the yield on which may be affected by reason of prepayments. Since the yield on the Underlying Securities on an aggregate basis may be affected by the exercise of a Security Issuer's right to call an Underlying Security, the Trust intends to take the position that the Underlying Securities constitute a pool to which
Section 1272(a)(6)(C)(iii) applies. However, there are no authorities that directly address whether Section 1272(a)(6)(C)(iii) applies, or the manner in which it applies, to the Underlying Securities. As a result, significant aspects of the tax treatment of the Units for U.S. federal income tax purposes are uncertain, including the proper method of calculating original issue discount, market discount and premium on the Underlying Securities, if the Underlying Securities are treated as a pool to which Section 1272(a)(6)(C)(iii) applies. U.S. Holders are urged to consult their own tax advisors regarding whether and how Section 1272(a)(6)(C)(iii) applies to the Underlying Securities. The following discussion assumes that Section 1272(a)(6)(C)(iii) applies to the Underlying Securities. If it is determined that Section 1272(a)(6)(C)(iii) does not apply, U.S. Holders will be taxed as described below under the subheading "Taxation of Underlying Securities if Section 1272(a)(6)(C)(iii) Does Not Apply."

     Original Issue Discount. The Trust intends to take the position no original issue discount will exist with respect to the Units, because no Underlying Security was issued with original issue discount, and because the Units will be sold on original issue at an initial offering price that is greater than the Unit Principal Balance.

     Payments of Interest. The Trust intends to take the position that interest on the Underlying Securities will be included in a U.S. Holder's income not as it is paid on Interest Payment Dates, but rather as it accrues or is paid on the Underlying Securities in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. The Trust will report such interest to U.S. Holders in a manner consistent with this treatment.

     Retirement or Sale of Underlying Securities. Under the 2002 Proposed Regulations, upon a sale or disposition (including retirement) of an Underlying Security, the Trust is required to report (i) the date of the sale or disposition, (ii) information regarding the sale proceeds received by the Trust with respect to the sale or disposition, (iii) information that will enable a U.S. Holder to allocate with reasonable accuracy a portion of the U.S. Holder's basis in the Unit to the sale or disposition, and (iv) information that will enable a U.S. Holder to allocate with reasonable accuracy a portion of the U.S. Holder's market discount or premium, if any, to the sale. For each sale or disposition of an Underlying Security, the Trust intends to report (i) the sales proceeds attributable to each Unit, and (ii) the portion, expressed as a percentage, of all remaining Underlying Securities held by the Trust immediately prior to the disposition that the Underlying Security represents on the date of disposition, determined by reference to fair market values on the date of original issuance of the Unit (such percentage, the Underlying Security's "Allocation Percentage"). Upon a sale or disposition of an Underlying Security, it is reasonable, in the absence of more accurate information, for a U.S. Holder to determine gain or loss in respect of the disposition to be the difference between the amount realized and the U.S. Holder's allocable basis in the Underlying Security, where (i) the amount realized is equal to the proceeds of the retirement or sale allocated to a U.S. Holder, and (ii) the U.S. Holder's basis is allocated to the Underlying Security by reference to its Allocation Percentage. Any such gain or loss will be capital gain or loss, subject to the market discount rules described in the next paragraph.

     Market Discount. In general, subject to a statutory de minimis amount, if a U.S. Holder of a debt security purchases the security for an amount less than its adjusted issue price, the amount of the difference is treated as "market discount" for U.S. federal income tax purposes. Absent an election to accrue the market discount currently, a U.S. Holder generally is required to treat any principal payment on, or any gain upon sale or disposition of, the security as ordinary income to the extent of accrued market discount. In light of the 2002 Proposed Regulations, it is unclear whether a U.S. Holder of a Unit will be required to account for market discount, if any, on each Underlying Security on a separate basis. As described in the paragraph above, subject to certain exceptions, the 2002 Proposed Regulations require the Trust to report, for each sale or disposition of an Underlying Security, information that will enable a U.S. Holder to allocate with reasonable accuracy a portion of the U.S. Holder's market discount, if any, to the sale or disposition. Under this approach, the Trust believes that it is reasonable for initial U.S. Holders that purchase Units on original issuance at an initial price that is greater than the Unit Principal Balance to take the position that the U.S. Holders do not have any market discount associated with the Underlying Securities. For U.S. Holders other than such initial U.S. Holders, subject to the statutorily defined de minimis amount, if the purchase price for a Unit (other than purchase price attributable to the Payment Agreement, determined as described below) is less than the then current Unit Principal Balance, the difference between the purchase price allocated to the Underlying Securities and the Unit Principal Balance will constitute market discount. Absent an election to accrue market discount currently, the Trust believes that it would be reasonable for a U.S. Holder to take the position that any gain recognized by the U.S. Holder upon retirement, sale or other disposition of an Underlying Security (as described above under "Retirement or Sale of Underlying Securities") should be taken into account as ordinary income to the extent of the accrued market discount that is allocable to the Underlying Security, where the market discount allocable to the Underlying Security is determined by reference to its Allocation Percentage. However, it is possible that the IRS might require a different methodology to determine, allocate or recognize the U.S. Holder's market discount upon retirement, sale or other disposition of an Underlying Security. For example, the IRS might require that all principal proceeds that are passed through to the U.S. Holder upon retirement of an Underlying Security, and all gross proceeds that are allocated to a U.S. Holder upon sale or disposition of an Underlying Security, must be taken into account as ordinary income to the extent of accrued market discount in respect of the Unit that has not been previously recognized. Absent an election to accrue the market discount currently, a U.S. Holder generally will be required to treat any gain upon sale or disposition of the Unit as ordinary income to the extent of accrued market discount in respect of the Unit that has not been previously recognized. U.S. Holders are urged to consult their own tax advisors regarding the proper application of the market discount rules to their Units. The purchase price of a Unit will be allocated to the Unit's pro rata share of Underlying Securities and pro rata portion of the Payment Agreement in proportion to their fair market values on the purchase date. U.S. Holders may contact their Morgan Stanley financial advisor for information concerning the relative fair market values of the Underlying Securities and the Payment Agreement on the relevant purchase date. In addition, absent an election to accrue market discount currently, a portion of interest paid by a U.S. Holder on any indebtedness incurred or continued to carry the Unit may be deferred.

     Premium. In general, if a U.S. Holder purchases a debt security for an amount that is greater than the amount payable at maturity, the amount of the difference is treated as "amortizable bond premium." The U.S. Holder may elect to amortize this premium, using a constant yield method, over the remaining term of the debt security. The U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset interest income required to be included in the U.S. Holder's income with respect to the debt security in that accrual period. An election to amortize bond premium applies to all taxable debt securities then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. In light of the 2002 Proposed Regulations, it is unclear whether a U.S. Holder of a Unit will be required to account for premium on each Underlying Security on a separate basis. As described above, subject to certain exceptions, the 2002 Proposed Regulations require the Trust to report, for each sale or disposition of an Underlying Security, information that will enable a U.S. Holder to allocate with reasonable accuracy a portion of the U.S. Holder's premium, if any, to the sale or disposition. Under this approach, the Trust believes that it is reasonable for U.S. Holders that purchase Units at a price that is greater than the then current Unit Principal Balance, and that elect to amortize premium, to allocate as amortizable bond premium the excess of the cost over the then current Unit Principal Balance to each Underlying Security then held by the Trust by reference to each Underlying Security's Allocation Percentage (as defined above) on the purchase date. U.S. Holders may contact their Morgan Stanley financial advisor for information concerning the Allocation Percentage of each Underlying Security held by the Trust on the relevant purchase date. U.S. Holders are urged to consult their own tax advisors regarding the election to amortize bond premium, including the proper method for allocating premium in respect of a Unit among the Underlying Securities.

     Sale or Exchange of a Unit. Upon a sale or exchange of a Unit, a U.S. Holder generally will recognize capital gain or loss equal to the amount realized on the sale or exchange less its adjusted tax basis in the Unit, except to the extent of any accrued market discount. See the discussion under the subheading "Market Discount" above. For this purpose, the amount realized does not include amounts attributable to accrued but unpaid interest on the Underlying Securities, which will be taxed as such. Any such gain or loss will be long-term capital gain or loss if the Unit is held for more than one year.

     Applicability of Treasury Regulations Section 1.1275-6. Provided that
Section 1272(a)(6)(C)(iii) applies, the Underlying Securities cannot be integrated with a related hedge under Treasury Regulations Section 1.1275-6. Therefore, U.S. Holders will account for the Payment Agreement separately, as described below under the subheading "Taxation of the Payment Agreement."

     Taxation of Underlying Securities if Section 1272(a)(6)(C)(iii) Does Not Apply

     As indicated above, although the IRS has not issued any substantive guidance concerning the application of Section 1272(a)(6)(C)(iii), the Trust intends to take the position that the provision applies to the Underlying Securities. If it were determined that Section 1272(a)(6)(C)(iii) does not apply to the Underlying Securities, U.S. Holders may be able to make an election to integrate, or may be required by the IRS to integrate, their interests in the Underlying Securities and the Payment Agreement under Treasury Regulations
Section 1.1275-6. In that event, the U.S. federal income tax treatment of the Units, including the timing and character of a U.S. Holder's income and deductions, would be different from that disclosed herein. For example, among other consequences, all interest earned with respect to the integrated position would constitute original issue discount. U.S. Holders should consult their own tax advisors concerning the availability of, and consequences of making, an integration election if Section 1272(a)(6)(C)(iii) does not apply to the Underlying Securities.

     Taxation of the Payment Agreement

     The Payment Agreement will be treated as a "notional principal contract" for U.S. federal income tax purposes, and will be subject to the Treasury regulations governing the timing of income and deductions in respect of such contracts. Under those regulations, a U.S. Holder will be required, in respect of the periodic payments made during each period, to determine its pro rata share of the difference between the amount the Payment Counterparty is obligated to pay to the Trust and the amount the Trust is required to pay to the Payment Counterparty for that period, and currently to include in or deduct from ordinary income the difference, as the case may be. Under the regulations, and for purposes of determining taxable income in respect of a taxable year that is straddled by a single period, the income or deduction for each period is allocated ratably to each day in the period. It is likely that any such deductions will, in the case of an individual U.S. Holder, generally be classified as "miscellaneous itemized deductions" that may only be deducted to the extent that, in the aggregate, they exceed 2% of the holder's "adjusted gross income" (the "2% Floor"). An individual U.S. Holder's ability to deduct itemized deductions will be limited further if his or her adjusted gross income exceeds a specified amount, currently $100,000 ($50,000 for a married individual filing separately) (the "Overall Limitation on Itemized Deductions"). Prospective individual investors are urged to consult their own tax advisors in respect of such limitations.

     Limitations on Deductibility of Trust Expenses

     Generally, for U.S. federal income tax purposes, U.S. Holders must take into account their full pro rata share of the income received by the Trust, even if some of that income is retained by the Trustee to satisfy trust expenses. A U.S. Holder may (in the case of an individual, subject to an election to itemize deductions) deduct from income its pro rata share of such retained trust expenses. However, the deductibility of such trust expenses will be subject to the 2% Floor and the Overall Limitation on Itemized Deductions described in the preceding paragraph.

     Tax Consequences to Non-U.S. Holders

     As used herein, the term "Non-U.S. Holder" means a holder of a Unit that is for U.S. federal income tax purposes (i) an individual who is classified as a nonresident alien, (ii) a foreign corporation, or (iii) a nonresident alien fiduciary of a foreign estate or trust. "Non-U.S. Holder" does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or disposition of a Unit.

     Payments on Units to a Non-U.S. Holder with respect to an Underlying Security that is issued by a "United States person" for U.S. federal income tax purposes will not be subject to withholding of U.S. federal income tax, provided that, with respect to payments attributable to interest on an Underlying
Security:

     o the Non-U.S. Holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of stock of the relevant Security Issuer and is not a controlled foreign corporation related to the relevant Security Issuer through stock ownership; and

     o the Non-U.S. Holder provides a statement (such as a Form W-8BEN) signed under penalties of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements (or satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Holder).

     Payments on Units to a Non-U.S. Holder with respect to an Underlying Security that is not issued by a United States person will generally not be subject to withholding of U.S. federal income taxation.

     Gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a Unit generally will not be subject to U.S. federal income tax.

     Information Reporting and Backup Withholding

     Information reporting to the IRS and backup withholding may apply in respect of amounts paid by the Trustee to holders of a Unit, unless such holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the information reporting and backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

     Foreign Withholding

     Payments on Underlying Securities issued by foreign Underlying Issuers may be subject to foreign withholding taxes. The imposition of any foreign withholding taxes may reduce the amount available for payments on the Units. Subject to applicable limitations, foreign withholding taxes may be eligible for credit against a holder's U.S. federal income tax liability.

                                  LEGAL MATTERS

     Davis Polk & Wardwell will pass upon certain legal matters relating to the Corporate Bond TRACERS Units for the Depositor and for MS & Co. in its capacity as Underwriter and Administrative Agent. Kennedy Covington Lobdell & Hickman L.L.P will pass upon certain legal matters relating to the Corporate Bond TRACERS Units for the Trustee.

                             INDEX OF DEFINED TERMS

2002 Proposed Regulations...................................................S-42
2% Floor ...................................................................S-44
Administrative Agent........................................................S-27
Administrative Agent Fees...................................................S-26
Allocation Percentage.......................................................S-43
amortizable bond premium....................................................S-43
Business Day................................................................S-20
Code........................................................................S-41
Confirmations...............................................................S-37
Corporate Bond TRACERS Units................................................S-17
Cut-off Date................................................................S-19
Depositor...................................................................S-17
disqualified underlying security............................................S-22
Distribution Date...........................................................S-20
DTC.........................................................................S-17
Early Repayment.............................................................S-37
Early Termination Date......................................................S-38
eligible underlying security issuer.........................................S-28
Excess Expense Event........................................................S-26
Exchange Act................................................................S-28
Extraordinary Trust Expenses................................................S-26
Illegality..................................................................S-38
Interest Payment Dates......................................................S-19
IRS.........................................................................S-42
Liquidation Costs...........................................................S-23
Mandatory Liquidation.......................................................S-22
market discount.............................................................S-43
Maximum Reimbursable Amount.................................................S-26
Moody's.....................................................................S-21
MS & Co.....................................................................S-26
MSCS........................................................................S-17
Non-U.S. Holder.............................................................S-45
Original Issue Date.........................................................S-18
Overall Limitation on Itemized Deductions...................................S-44
Partial Early Repayment.....................................................S-37
Participants................................................................S-38
Payment Agreement...........................................................S-37
Payment Counterparty........................................................S-37
Pricing Date................................................................S-18
Principal Distribution Dates................................................S-19
Record Date.................................................................S-20
Record Owner................................................................S-20
Reimbursement Payment.......................................................S-37
Rule 3a-7...................................................................S-24
S&P.........................................................................S-21
SEC.........................................................................S-18
Securities Act..............................................................S-28
Security Agreement..........................................................S-34
Security Issuers............................................................S-29
Specified Trust Wind-Up Event...............................................S-38
Tax Event...................................................................S-38
Tax Wind-Up Event...........................................................S-24

Trigger Amount..............................................................S-27
Trust.......................................................................S-17
Trust Agreement.............................................................S-17
Trust Property..............................................................S-28
Trust Wind-Up Events........................................................S-23
Trustee.....................................................................S-17
Trustee Fees................................................................S-26
Underlying Distributions....................................................S-19
Underlying Securities.......................................................S-17
underlying security default.................................................S-22
Underwriter.................................................................S-27
Underwriting Agreement......................................................S-39
Unit Principal Balance......................................................S-17
Units.......................................................................S-17
U.S. Holder.................................................................S-42

                                                                      SCHEDULE A

              SCHEDULE OF PAYMENTS ON CORPORATE BOND TRACERS UNITS

     The table below sets forth the anticipated Distribution Dates for the Corporate Bond TRACERS Units and the anticipated distribution per Corporate Bond TRACERS Unit on each Distribution Date. This schedule of payments will be amended upon the early redemption, repayment or Mandatory Liquidation of any Underlying Security. A revised schedule of payments will be filed with the SEC by the Trustee on Form 8-K and will be available from your Morgan Stanley financial advisor upon request and the Trustee will provide notice of the change to holders of the Corporate Bond TRACERS.

     As of        , 2003, the Unit Principal Balance of a Corporate Bond TRACERS
Unit is        , the Moody's rating for the Corporate Bond TRACERS Units is
      and the S&P rating for the Corporate Bond TRACERS Units is      . There
will not be any scheduled payment of principal until the Distribution Date following September 26, 2011, the earliest date upon which any of the Underlying Securities mature.

     The amounts set forth under "Scheduled Trust Payments of Interest" below
reflect the deduction for expenses of an amount equal to   % of the Unit
Principal Balance from each scheduled monthly payment from the Payment Counterparty to the Trust as described under "Description of Corporate Bond TRACERS Units--Expenses" in the prospectus supplement.

     The timing and amount of payments presented below is based on the preliminary list of Underlying Securities set forth in the prospectus supplement and is subject to change prior to the date of pricing of the Corporate Bond TRACERS Units.


   Distribution Date(1)        Scheduled Trust    Effective Rate of      Scheduled        Unit Principal
                                 Payments of         Interest(2)        Payments of         Balance(3)
                                   Interest                              Principal
September 25, 2003                                      5.283%               -                $1,000
Monthly on the 25th of
each month beginning
October 27, 2003 to
and including
September 26, 2011                  $4.40               5.283%               -                $1,000
October 25, 2011                    $4.40               5.283%              $40               $1,000
November 25, 2011                   $4.16               5.205%               -                 $960
December 27, 2011                   $4.16               5.205%               -                 $960
January 25, 2012                    $4.16               5.205%              $40                $960
February 27, 2012                   $3.95               5.151%               -                 $920
March 26, 2012                      $3.95               5.151%               -                 $920
April 25, 2012                      $3.95               5.151%               -                 $920
May 25, 2012                        $3.95               5.151%               -                 $920
June 25, 2012                       $3.95               5.151%               -                 $920
July 25, 2012                       $3.95               5.151%              $40                $920
August 27, 2012                     $3.76               5.133%              $40                $880


   Distribution Date(1)        Scheduled Trust    Effective Rate of      Scheduled        Unit Principal
                                 Payments of         Interest(2)        Payments of         Balance(3)
                                   Interest                              Principal
September 25, 2012                  $3.57               5.101%              $120               $840
October 25, 2012                    $2.97               4.953%              $160               $720
November 26, 2012                   $2.30               4.919%               -                 $560
December 26, 2012                   $2.30               4.919%              $120               $560
January 25, 2013                    $1.74               4.759%              $120               $440
February 25, 2013                   $1.22               4.592%              $160               $320
March 25, 2013                      $0.58               4.375%              $40                $160
April 25, 2013                      $0.43               4.306%               -                 $120
May 28, 2013                        $0.43               4.306%              $80                $120
June 25, 2013                       $0.16               4.690%               -                  $40
July 25, 2013                       $0.16               4.690%              $40                 $40

----------------------
(1) If any Distribution Date is not a Business Day, the payment will be made on the next succeeding Business Day.

(2) The September 25, 2003 Interest Payment will accrue from and including the Settlement Date to but excluding September 25, 2003, resulting in a short first interest payment period. The Effective Rate of Interest presented for each period is based on the applicable Unit Principal Balance and not on the issue price of the Corporate Bond TRACERS Units.

(3) The Unit Principal Balance is reduced following each scheduled payment of principal.

PROSPECTUS
                                 $5,000,000,000

                            MS Structured Asset Corp.
                                    Depositor

             Structured Asset Trust Unit Repackagings (SATURNS(SM))
                               Issuable in Series

         The Structured Asset Trust Unit Repackagings or "SATURNS" described in this prospectus, which we refer to in this prospectus as the Units, will be offered from time to time in one or more series, and in one or more classes within each such series, denominated in U.S. dollars or in one or more foreign currencies. Units of each series and class will be offered on terms to be determined at the time of sale as described in the applicable prospectus supplement.

         Each series of Units will represent beneficial interests in one or more debt, asset-backed or other fixed income securities or loans, together with, if specified in the applicable prospectus supplement, rights under swap or other derivative agreements or other assets. If specified in the applicable prospectus supplement, the trust property for a particular series of Units may also include, or the holders of those Units may have the benefit of, a combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due under the Units.

         The trust property with respect to a particular series of Units will be deposited in a trust formed pursuant to a trust agreement to be entered into between MS Structured Asset Corp., as depositor, and the trustee specified in the applicable prospectus supplement. Each class of Units of any series will represent the right, which may be senior to those of one or more other classes of that series, to receive specified portions of payments of principal, interest and certain other amounts on the trust property in the manner described in this prospectus or the applicable prospectus supplement.

         The Units represent interests in the related trust only and do not represent obligations of or interests in the depositor, any credit support provider, any swap counterparty or guarantor, Morgan Stanley & Co. Incorporated, which we refer to as MS&Co., the trustee or any of their affiliates. The Units do not represent direct obligations of any issuer of securities deposited into the related trust or of its affiliates.

         See "Risk Factors" beginning on page 5 of this prospectus to read about factors you should consider before buying the Units.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 MORGAN STANLEY

             March 5, 2003

                               TABLE OF CONTENTS

                                       Page                                          Page
                                       ----                                          ----

Prospectus Supplements....................3   Description of Trust Agreements..........14
Risk Factors..............................5   Description of Trust Property............26
Available Information....................11   Description of Units.....................44
Reports to Unitholders...................12   United States Federal Income Taxation....64
Important Currency Information...........12   ERISA Considerations.....................78
Use of Proceeds..........................12   Plan of Distribution.....................81
The Depositor............................13   Validity of Units........................84
The Trusts...............................13   Index of Defined Terms...................85










"SATURNS" is a service mark of Morgan Stanley.

                             Prospectus Supplements

         A prospectus supplement which describes the matters identified below will be provided with this prospectus. This prospectus provides information regarding terms generally applicable to the Units, and must be read in conjunction with the applicable prospectus supplement, which describes the specific terms applicable to the Units to which it relates and may modify any of the terms described in this prospectus. The specific terms described in the applicable prospectus supplement qualify any related general discussion in this prospectus.

         Each prospectus supplement will describe, among other things, the following with respect to the series of Units to which it relates:

           o the title, aggregate principal amount or notional amount and authorized denominations,

           o the currency or currencies in which the principal, premium, if any, and any interest are distributable on the Units, if other than U.S. dollars,

           o the interest rate on the Units or the method for calculating that interest rate, or the scheduled interest payments,

           o any call rights exercisable by the depositor or any third party, or any other mandatory or optional redemption terms,

           o the terms of one or more swap, option or other derivative transactions, if any, to be entered into by the related trust,

           o the number of classes of that series and, with respect to each class, its designation, aggregate principal amount or notional amount, and authorized denominations,

           o the time and place of distribution of any interest, premium or principal,

           o the original date of issue and the scheduled final distribution date for the Units,

           o    the Units price, if offered at a fixed price,

           o certain information concerning the type, characteristics and specifications of the trust property for that series or a particular class within that series,

           o the relative rights and priorities of each class within that series, including the method for allocating collections from the trust property to the Unitholders of each class and the relative ranking of the claims of the Unitholders of each class to that trust property,

           o a description of specific provisions of any related swap agreement to the extent not described under "Description of Trust Property--Swap agreements" in this prospectus or inconsistent with that description, the identity of any entity entering into a swap or other derivative transactions with the trust upon which the trust will depend for payments on the Units and a description of any guaranty or other type of support of the obligations of that entity, if any, under the related swap agreement, and

           o any other relevant terms of the Units not described in this prospectus. See "Description of Units--General" for a listing of other items that may be specified in the applicable prospectus supplement.

                                  Risk Factors

         The following is a discussion of the material risks generally associated with an investment in the Units. The applicable prospectus supplement may contain additional information regarding special considerations applicable to the Units to which it relates.

                                Limited Recourse

Each trust will be a special purpose entity and will have no assets other than those described in the applicable prospectus supplement

         Each trust will be formed solely for the purpose of issuing the Units evidencing beneficial interests in its assets, and will have no assets other than the underlying securities and any other assets transferred to it by the depositor or otherwise acquired by the trust. If those assets are insufficient to make distributions of interest, premium, if any,, principal or any other payments on the Units, the amounts of those distributions will be reduced to the extent of the shortfall. As a result, purchasers of the Units may lose a part or all of the value of their initial investment.

There is no recourse to the depositor, MS&Co. or others for payments on the Units

         The Units are obligations only of the applicable trust. The Units do not represent obligations of or interests in the depositor, any credit support provider, any swap counterparty or guarantor, MS&Co., Morgan Stanley, the trustee or any of their affiliates, except to the limited extent described in this prospectus or the applicable prospectus supplement. None of the depositor, MS&Co., Morgan Stanley, any swap counterparty, the trustee or any of their affiliates will be obligated to make payments on the Units in the event that the applicable trust property is insufficient to provide for distributions, and holders of the Units will have no recourse against any of them or their assets in respect of payments not made on the Units.

                                Limited Liquidity

An investment in the Units is not liquid and there is limited potential for resale

         There will be no market for any series of Units prior to the issuance of those Units. Furthermore, there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Unitholders with liquidity of investment or that it will continue for the life of those Units. MS&Co. is not obligated to make a market for any Units, and may or may not do so. Limited liquidity may adversely affect the timing of an investor's resale of the Units or the price obtainable in the case of a resale.

Listing of the Units may be removed by the relevant stock exchange

         If the Units of any series are listed on a registered securities exchange or market system, the listing of such series will be subject to the rules of the applicable securities exchange or market system. Events may occur with respect to the related underlying security issuer that may cause the applicable securities exchange or market system to determine, in its discretion, to remove the listing of the Units on such securities exchange or market system.

                            Priority of Other Claims

Claims of the trustee and a swap counterparty may adversely affect distributions on the Units

         No final distribution will be made to Unitholders of a particular trust before the payment of (1) all amounts due to the swap counterparty under any swap agreement to which the trust is a party (unless those amounts are subordinated in right of payment to the final distribution to Unitholders), as described under "Description of Trust Property--Swap agreements--Swap termination payments", (2) any extraordinary trust expenses to be borne by that trust (if agreed by all Unitholders), as described under "Description of Trust Agreements--Trustee compensation" and (3) any regular and ordinary expenses to be borne by that trust, as described under "The Trusts". Trust property may be sold by the trustee to fund any such payments. It is possible that all or a substantial part of the trust property may be required to be paid to the trustee or a swap counterparty prior to any final distribution to Unitholders.

                       Dependence on Underlying Securities

The ability of a trust to make payments under its Units depends on the receipt of payments from the related underlying security issuer, credit support provider, swap counterparty or swap guarantor

         Since the assets of each trust will be limited to the underlying securities and any other assets transferred to the trust, a trust will be able to distribute interest, premium, if any, and principal on the Units issued by it only to the extent that it receives the corresponding amounts from the related underlying security issuer, credit support provider, swap counterparty or guarantor. The underlying security issuer or issuers, credit support provider, swap counterparty and guarantor are vulnerable to adverse business conditions which may affect payment on the underlying securities, and in turn, on the Units. Financial difficulties experienced by them could cause delays in payment, partial payment or nonpayment of the underlying securities and the Units. In deciding whether to purchase or sell Units, an investor should therefore obtain and evaluate information concerning the relevant underlying security issuer, credit support provider, swap counterparty or guarantor as if it were investing directly in securities issued by that person. The trust, the trustee, the depositor, MS&Co. and their affiliates have not verified, have not undertaken to verify and will not verify, the accuracy, completeness or continued availability of any such information, and have not made any investigation of the financial condition or creditworthiness of any such person (except to the extent that MS&Co. or one of its affiliates acts as credit support provider, swap counterparty or guarantor). Furthermore, we cannot give any assurance that all events occurring prior to the date any Units are offered for sale (including events that would affect the accuracy or completeness of the publicly available documents) that would affect the creditworthiness of the relevant underlying security issuer, credit support provider, swap counterparty or guarantor have been publicly disclosed. Therefore, neither the issuance and sale of any series of Units nor the inclusion of information regarding a particular underlying security issuer, credit support provider, swap counterparty or guarantor in the applicable prospectus supplement should be construed as an endorsement of any such Person or a statement regarding the financial condition or creditworthiness of any such person. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any underlying security issuer, credit support provider, swap counterparty or guarantor could affect the value received at maturity with respect to the Units.

You should undertake an independent investigation of the relevant underlying security issuer, credit support provider, swap counterparty or guarantor

         Affiliates of the depositor may currently or from time to time engage in business with any unaffiliated underlying security issuer, credit support provider, swap counterparty or guarantor, including extending loans to, or making equity investments in, or providing advisory services to, including merger and acquisition advisory services, such entities. In the course of such business, affiliates of the depositor may acquire non-public information with respect to any such underlying security issuer, credit support provider, swap counterparty or guarantor, and neither the depositor nor any of its affiliates undertakes to disclose any such information to you. In addition, one or more of affiliates of the depositor may publish research reports with respect to any such underlying security issuer, credit support provider, swap counterparty or guarantor. As a prospective purchaser of Units, you should undertake an independent investigation of each underlying security issuer, credit support provider, swap counterparty or guarantor necessary to make an informed decision with respect to an investment in the related Units.

                                Reinvestment Risk

The Units may be redeemed or called at a time when comparable investments are not available

         The timing of distributions of interest, premium, if any, and principal of the Units will be affected by any early redemption, amortization or prepayment of the related underlying securities and by any exchange of the related underlying securities pursuant to a tender offer or otherwise. The underlying securities may also be subject to a call option or other similar rights providing a person the right, but not the obligation, to purchase underlying securities from the trust at a specified price. The Units may be subject to call rights, warrants or similar rights providing a person the right, but not the obligation, to purchase your Units from you at a specified price. Call, redemption, early payment, amortization or similar events may adversely affect an investor by returning principal amounts to the investor when prevailing interest rates have declined and reinvestment of those amounts at the rate applicable to the Units is not possible.

Extension of maturity of securities may cause illiquidity and loss of more favorable investment opportunities

         The timing of distributions of interest, premium, if any, and principal of the Units will also be affected by any extension of maturity of the related underlying securities. Extension of maturity prevents an investor from obtaining principal amounts at the originally scheduled time and may prevent an investor from reinvesting those amounts at a time when prevailing interest rates have risen.

                                 Passive Vehicle

The trustee will not actively manage the trust

         The trustee with respect to any series of Units will hold the trust property for the benefit of the related Unitholders. Each trust will generally hold the trust property to maturity and not dispose of it, except under conditions specified in the applicable trust agreement, regardless of any adverse events, financial or otherwise, which may affect any related underlying security issuer or the value of the trust property. Restrictions on the trustee's powers and obligations may mean that the trust will not take actions with respect to the trust property--in particular, to sell or enforce remedies under underlying securities that constitute a part of the trust property--that an investor might take if it held the trust property directly.

                        Risks Related To Swap Agreements

General

         A swap agreement entered into by a trust may alter the amounts, timing or currency of distributions of principal or interest on the related Units from those that a holder would be entitled to receive from the related underlying securities directly. A swap agreement is not a guaranty of the related underlying securities in whole or in part, and no assurance can be given that the applicable trustee will receive either the payments due to be received on the underlying securities or the payments due to be received under that agreement, or that the trustee will recover moneys under any related guaranty, in the case of a payment default by the swap counterparty under that agreement. Moreover, unless expressly entered into for such purpose, a swap agreement does not protect an investor against risks associated with any early redemption, amortization, prepayment, exchange or extension of maturity of the related underlying securities. To the extent that the aggregate principal amount of the related underlying securities is reduced through any such redemption, prepayment, exchange or extension, the corresponding notional amount of any swap or amount or other reference amount for any derivative obligation subject to a swap agreement, and accordingly, the amounts payable by the swap counterparty under that agreement, may be ratably reduced. Alternatively, such events may be treated as termination events under a swap agreement and create potential liability for swap termination payments as described below.

Changes in the value of a swap transaction may cause losses if that swap transaction terminates early

         In the case of an early termination of one or more transactions under a swap agreement, a swap termination payment may be payable by the trust to its swap counterparty or by the swap counterparty to the trust. The amount of any such payment will be based on (1) the estimated cost, at prevailing market values, that would be incurred by the trust or its swap counterparty to enter into a transaction or transactions having economic terms similar to that of the relevant terminated transaction or transactions or (2) the losses suffered by the trust or its swap counterparty as a result of the termination of the relevant transaction or transactions. In general, the swap counterparty will have the sole right to determine in good faith the amount of any swap termination payment. A swap termination payment and the resulting loss to Unitholders may be substantial in relation to the total value of the related underlying securities if interest rates, currency rates, swap spreads, credit spreads or option volatilities, as applicable, have changed significantly since the closing date for the offering of the applicable Units. Any swap termination payment payable by the trust will be limited (1) in the case of an early termination other than as a result of an underlying security default, to a claim against the trust property pro rata with that of the Unitholders based on the aggregate Unit principal balance and (2) in the case of an early termination as a result of an underlying security default, to the trust property. See "Description of Units--Early distribution of trust property" and "Description of Trust Agreements--Trust wind-up events, liquidation events and disqualification events". Unitholders will not be liable to the swap counterparty for swap termination payments to the extent, if any, that the amount of any such termination payments exceeds the assets of the trust.

         The obligations of each trust to any related swap counterparty will be secured by a security interest in the trust property granted by the trust in favor of the swap counterparty.

The price obtained by liquidating trust property to make a swap termination payment may be unfavorable

         If the trust is liable for a swap termination payment, underlying securities and other trust property may be sold by the trustee, through a selling agent or otherwise. Unless the applicable prospectus supplement designates a different selling agent, the selling agent may be MS&Co. or one of its affiliates (including any swap counterparty) designated by it. The timing, price and other terms of any sale conducted by the selling agent will be determined by the selling agent in its sole discretion, but all such sales shall be completed within 30 days or such longer period of time as may be reasonable with respect to particular underlying securities. The selling agent will be permitted to sell underlying securities and other trust property to affiliates of the selling agent. While Unitholders, acting unanimously, may deliver to the trustee the amount of any swap termination payment payable by the related trust (and any fees payable to the trustee) and written instruction to discontinue the sale of the underlying securities and other trust property, it is possible that underlying securities may be sold by the selling agent in the time necessary for Unitholders to be notified of and exercise the foregoing right. Unitholders could be materially adversely affected if the related trust is required to sell underlying securities in order to make a swap termination payment at a time when prices for the underlying securities in the secondary market are depressed as a result of a default on the underlying securities, changes in interest rates or for any other reason.

Early swap termination may leave a trust with underlying securities that have unfavorable investment characteristics

         During its term, a swap agreement may enable a trust to make scheduled distributions of principal and interest in the currency, on the interest rate basis and at the maturity specified in that agreement, notwithstanding that the related underlying securities may have a different currency, interest rate basis or maturity, or other features different from those of the Units. In the case of a trust wind-up event, after giving effect to any sales of the related underlying securities and payment or receipt of any swap termination payment, the proceeds from the sale of any remaining underlying securities or other trust property and any swap termination payment received by the related trust will be distributed ratably to the applicable Unitholders. That distribution will constitute full satisfaction of each Unitholder's fractional undivided interest in the related trust. After any such distribution of underlying securities, the holders will only be entitled to distributions of principal and interest in accordance with the terms of those underlying securities, and not in accordance with the terms of the terminated transaction or transactions under the swap agreement. As a result, those holders may receive less than they would have received under the related Units.

Certain events may require that a trust be wound up early on terms that may result in losses to Unitholders

         A trust may terminate prior to the final scheduled distribution on the Units issued by it if specified wind-up events occur. In the case of any such event, each transaction under any swap agreement to which the trust is a party will terminate, and the trust may be required to sell trust property to make any swap termination payment. A partial trust wind-up may occur as a result of events affecting only specific underlying securities or transactions, in which case the affected transaction will terminate and any applicable swap termination payment will be incurred or received by the trust, but the trust may continue as to other unaffected assets. It is possible that all or a substantial part of the trust property may be required to be paid to the trustee or a swap counterparty prior to any final distribution to Unitholders. See "Description of Trust Agreements--Trust wind-up events, liquidation events and disqualification events" in this prospectus and the description of the trust agreement in the related prospectus supplement for a description of trust wind-up events.

A swap counterparty may have discretion to calculate the payment obligations to or of the related trust

         A swap counterparty (or one of its affiliates) may act as calculation agent under its swap agreement, and there may be conflicts of interest between the swap calculation agent and the trustee with respect to calculations or determinations under the swap agreement. A swap calculation agent will be obligated only to carry out its duties and functions as swap calculation agent in good faith, will have no fiduciary obligations to Unitholders and will not necessarily be acting in the interests of Unitholders. All determinations by the swap calculation agent under any swap agreement will, in the absence of manifest error, be conclusive and binding for all purposes on the trust and Unitholders.

The swap counterparty may be responsible for liquidating a trust's assets to pay the swap counterparty's own claims

         A swap counterparty (which may be an affiliate of MS&Co.), MS&Co. or one of its other affiliates may act as selling agent, and as such have the right to sell underlying securities on such terms as it may determine in its sole discretion if any such sale is required to enable the trust to make any swap termination payment. If a swap termination payment is owed to a swap counterparty, that swap counterparty and the related Unitholders may have adverse economic interests with respect to the liquidation of underlying securities. Moreover, a selling agent will be permitted to sell underlying securities to its affiliates. A selling agent will be an agent of the trustee only and will have no fiduciary or other duties to Unitholders, nor will a selling agent have any liability to the applicable trust in the absence of bad faith or willful misconduct.

Underlying securities may be sold when their market value is diminished

         Unless underlying securities are redeemed by their issuer or the related prospectus supplement provides otherwise, if a trust wind-up event occurs, the selling agent will sell, on behalf of the trust, any such underlying securities held by the trust. Those sales may occur when the underlying security issuer is in default (either with respect to the underlying securities or with respect to any other obligation) or the market value of the underlying securities is diminished for other reasons. In such circumstances, liquidation by the selling agent may result in Unitholders incurring losses that would not be incurred if the holders received a distribution of the underlying securities in kind.

                              Available Information

         Each trust will be subject, to a limited extent, to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with those requirements, the depositor will file on behalf of each trust certain reports and other information with the Securities and Exchange Commission (the "SEC"). Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of those materials can be obtained by making a written request to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a site on the internet at www.sec.gov at which users can view and download copies of reports, proxy, information statements and other information filed electronically. The depositor does not intend to send any financial reports to Unitholders. If the prospectus supplement for the Units of a given series specifies that those Units are to be listed on the New York Stock Exchange, reports and other information concerning the related trust can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. If the prospectus supplement for the Units of a given series specifies that those Units are to be listed on the American Stock Exchange LLC, reports and other information concerning the related trust can also be inspected at the offices of the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006.

         The depositor has filed with the SEC a registration statement relating to the Units on Form S-3 under the Securities Act. The SEC file number for the Registration Statement is 333-101155. This prospectus does not contain all the information contained in the registration statement. For further information, please refer to the registration statement.

                 Incorporation of Certain Documents by Reference

         All documents filed by the depositor with respect to a trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, before, on or after the date of this prospectus and prior to the termination of the offering of any series of Units or, if later, the date on which any affiliates of the depositor cease offering and selling those Units will with respect to such Units be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Any statement contained in this prospectus, the prospectus supplement or in a document incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or the prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the prospectus supplement.

         The depositor will provide without charge to each person, including any beneficial owner of Units, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, excluding the exhibits to those documents unless they are specifically incorporated by reference in those documents. Written or oral requests for such copies should be directed to MS Structured Asset Corp., 1585 Broadway, New York, New York 10036, Attention: Secretary, Tel. 212-761-1715.

                             Reports to Unitholders

         On each distribution date (or on any other dates specified in the applicable prospectus supplement), unaudited reports containing information concerning each trust will be prepared by the trustee and sent to registered Unitholders of that trust, unless otherwise stated in the applicable prospectus supplement. Where Units are represented by a global security in registered form, reports will be sent only to the depositary or its nominee, as registered holder of the Units. See "Description of Units--Form" and "Description of Trust Agreements--Reports to Unitholders" and "--Notices". Those reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

                         Important Currency Information

         Unless the applicable prospectus supplement provides for the payment by purchasers of Units in a currency other than the specified currency for those Units, purchasers will be required to pay for those Units in that specified currency. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Units with a specified currency other than U.S. dollars, MS&Co. or an affiliate or agent, as exchange rate agent, in its sole discretion, may arrange for the exchange of U.S. dollars into a specified currency to enable that purchaser to pay for the Units. Each such exchange will be made by the exchange rate agent on such terms and subject to such conditions, limitations and charges as it may from time to time establish in accordance with its regular foreign exchange practice. All costs of the exchange will be borne by the purchaser.

                                 Use of Proceeds

         The net proceeds to be received from the initial sale of each series or class of Units will be used by the depositor to purchase (or repay any financing by the depositor in respect of) the related trust property, including, if specified in the applicable prospectus supplement, arranging for credit support (including by making required deposits into any reserve account (as described below) or another account of the trustee for the benefit of the Unitholders of such series or class) or making initial payments under any swap agreement. Any remaining net proceeds from the initial sale are expected to be to be used by the depositor for general corporate purposes or for other purposes as may be described in the prospectus supplement.

                                  The Depositor

         The depositor was incorporated in the State of Delaware on September 21, 1998, as a direct, wholly-owned, limited-purpose subsidiary of Morgan Stanley. The address of the depositor is 1585 Broadway, New York, New York 10036, Attention: Secretary. The certificate of incorporation of the depositor provides generally that the business to be conducted by the depositor is limited to acquiring, holding and disposing of underlying securities, arranging for credit support, acting as depositor of trusts in connection with series of Units, registering the Units with the SEC and complying on behalf of each trust with the related reporting and filing requirements under the Exchange Act, holding and transferring interests in the Units and retained interests in trust property, and engaging in other related activities and transactions. The depositor is required at all times to have at least one director who is not affiliated with Morgan Stanley.

                                   The Trusts

         The Units of any series will be issued by a trust. Each trust will be established under the laws of the State of New York pursuant to a trust agreement between the depositor and the trustee. Concurrently with the execution and delivery of that trust agreement, (1) the depositor will transfer the related underlying securities and other trust property to the trustee for the benefit of Unitholders and deposit those underlying securities in the trust, (2) if applicable, the trustee will enter into any swap agreement and accept any related guaranty, (3) if applicable, sell any call rights or warrants as described under "Description of Units--Call rights and warrants" below and (4) if applicable, accept any credit support, enter into any repurchase agreements and enter into other agreements or arrangements described in the applicable prospectus supplement. The trustee, on behalf of the trust, will accept the underlying securities and other trust property and deliver the related Units to or in accordance with the order of the depositor. The depositor's transfer of the underlying securities to the trustee will be without recourse.

         The trust property of each trust will consist of:

           o the related underlying securities and all payments on or collections in respect of those underlying securities due after a specified cut-off date,

           o all the trust's right, title and interest under any swap agreement and any related guaranty,

           o all the trust's right, title and interest in any related credit support,

           o all funds from time to time deposited in specified segregated accounts held by the trustee in trust for the benefit of the Unitholders, and

           o any other asset described in the applicable prospectus supplement as constituting a part of the trust property, all as more fully described in this prospectus or the applicable prospectus supplement, and exclusive of any interest retained by the depositor or a third party in the underlying securities, the swap agreement or other assets constituting trust property. The Units to be issued by a trust will represent fractional undivided interests in, or evidence direct ownership of, the related trust property. Claims of Unitholders on the related trust property will be subject to (1) if applicable, the security interest of any swap counterparty with respect to all amounts due to it under any swap agreement to which the trust is a party (unless those amounts are subordinated in right of payment to the claims of Unitholders), as limited in the case of a termination other than for an underlying security default to a claim ratable and equal with that of the Unitholders, as described under "Description of Trust Property--Swap agreements--Swap termination payments", (2) any extraordinary trust expenses to be borne by the trust, as described under "Description of Trust Agreements--Trustee compensation" and (3) if applicable, the rights of any holder of call rights or similar rights or, if applicable, any repo counterparty.

         The trustee will administer the trust property pursuant to the related trust agreement and will perform those tasks with respect to the related Units that are specified in that trust agreement. Unless otherwise specified in the related prospectus supplement, the trustee will receive customary fees as compensation and in payment of all of its regular and ordinary expenses, which will be paid from trust property or the proceeds of such property. See "Description of Trust Agreements--Trustee compensation".

                         Description of Trust Agreements

General

         Unless otherwise provided in the applicable prospectus supplement, each trust agreement will be entered into by the depositor and the trustee, and will incorporate, to the extent specified in each trust agreement, the "Standard Terms for Trust Agreements", filed as an exhibit to the registration statement, as they may be amended from time to time. The trust agreement for each series of Units will also contain specific terms of the related trust, depending on the terms of the Units to be issued by that trust, the related underlying securities and any swap agreement. The following summary is subject to the detailed provisions of the "Standard Terms for Trust Agreements" and the specific provisions of the applicable trust agreement. Specific provisions of each trust agreement, to the extent that they differ materially from the summary below, will be described in the applicable prospectus supplement.

Collections on underlying securities

         With respect to each series of Units, the trustee will make reasonable efforts to collect all scheduled payments on the related underlying securities and other trust property, provided that the procedures used are consistent with the applicable trust agreement. However, except as otherwise expressly specified in the applicable trust agreement, the trustee will not be required to expend or risk its own funds or otherwise incur financial liability.

Certain matters regarding the depositor and the trustee

         Each trust agreement will provide that neither the depositor nor any of its directors, officers, employees or agents will incur any liability to the related trust or its Unitholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment. However, none of the foregoing persons will be protected against any loss, liability or expense resulting from willful misfeasance, bad faith or negligence in the performance of specific duties under the trust agreement or from reckless disregard of obligations and duties under the trust agreement. In addition, each trust agreement will provide that the depositor will not be under any obligation to appear in, prosecute or defend any legal action related to its responsibilities under that agreement which in its opinion may expose it to any expense or liability. The depositor may, however, in its discretion undertake any action which it deems necessary or desirable with respect to the trust agreement, the rights and duties of the parties to that agreement or the interests of the Unitholders.

         The trustee will undertake to perform only those duties that are specified in the trust agreement. Each trust agreement will provide that the trustee may elect to perform some or all of its duties through a co-trustee or agent. Any particular provisions with respect to entities acting as a co-trustee or agent will be described in the applicable prospectus supplement.

         Prior to the date that is one year and one day after all distributions in respect of the Units of a particular series have been made, neither the depositor nor the trustee will take any action or institute any proceeding against each other under the U.S. Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law applicable to either of them, or any action which would likely cause the other to be subject to, or seek the protection of, any such law.

Retained interest

         The applicable prospectus supplement will specify whether there will be any retained interest with respect to the trust property, and, if so, the owner of that interest. Any such retained interest will be established on an asset-by-asset basis and will be specified in the applicable trust agreement. A retained interest in the trust property represents a specified interest in that property. Payments in respect of a retained interest will be deducted from any payments received on the trust property and, in general, will not become a part of the related trust. Unless a different allocation is described in the applicable prospectus supplement, any partial recovery of interest on the trust property will be allocated equally and ratably between any retained interest and the aggregate amount of the related Units.

Modification and waiver

         The trust agreement for a particular series of Units may be amended by the depositor and the trustee, if the Rating Agency Condition is satisfied, without notice to or consent of the holders of those Units, for certain purposes, including the following:

           o to cure any ambiguity or defect or to correct or supplement any provision which may be defective or inconsistent with any other provision or with the disclosure in the applicable prospectus supplement,

           o to add or supplement any credit support for the benefit of any Unitholders,

           o to increase the trigger amount or the maximum reimbursable amount or other liabilities of the trustee,

           o to evidence and provide for the acceptance of appointment under the trust agreement by a successor trustee,

           o to add to the covenants, restrictions or obligations of the depositor, or the trustee for the benefit of the Unitholders,

           o to comply with any requirements imposed by the Internal Revenue Code or other applicable law, and

           o to change any of the terms thereof if no Unitholder of the related series will be materially and adversely affected by such change.

         In addition to the foregoing, a trust agreement may also be amended from time to time by the depositor and the trustee, with the consent of the holders of Units materially and adversely affected by such amendment evidencing not less than a specified percentage of each class of the Units that are affected by such modification or amendment, for the purpose of adding, changing or eliminating any provision or modifying the rights of the Unitholders of any class. Unless specified in the applicable prospectus supplement, no amendment to a trust agreement may change the principal amount, interest rate, maturity, or other terms specified in the applicable prospectus supplement, of any class or series of Units without the consent of 100% of the outstanding Unit Principal Balance of each class of Units affected thereby. In the case of any such amendment that would adversely affect the current rating of any class of Units by each rating agency rating such class of the Units, the amendment must be approved by all Unitholders of such class. No amendment or modification to the trust agreement shall be permitted unless the trustee first receives an opinion of counsel that such amendment or modification will not alter the classification of the trust for U.S. federal income tax purposes. In connection with an amendment, the trustee is entitled to receive and shall be fully protected in relying upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by the trust agreement.

         The trustee will not agree to any amendment that would affect the rights or obligations of any swap counterparty of the trust, without first obtaining the approval of that swap counterparty.

         Holders of Units evidencing not less than a specified percentage of the Units of a particular class may, on behalf of all holders of the Units of that class, (1) waive, insofar as that class is concerned, compliance by the depositor or the trustee with any restrictive provisions of the trust agreement before the time for such compliance or (2) waive any past default under the trust agreement with respect to the Units of that class, except for (A) a default resulting from any failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Unit and (B) a default in respect of any covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Unit affected by the default.

         Any terms relating to the modification or waiver of the trust agreement for a particular class of Units in addition to or that differ from the foregoing will be described in the applicable prospectus supplement.

Reports to Unitholders

         On each distribution date for the Units of a particular series, the trustee will forward or make available or cause to be forwarded or made available to each holder of the Units a statement setting forth:

           o the amounts of the corresponding distribution allocable to principal of or interest or premium, if any, on the Units,

           o if applicable and feasible, the interest rate and scheduled principal payment,

           o the aggregate stated principal amount of the related underlying securities as of that distribution date and, if applicable, the interest rate applicable to the underlying securities for the next accrual period,

           o the amount received by the trustee on the related underlying securities for the last accrual period,

           o the amounts of and recipients of any payments under any swap agreement for the last accrual period,

           o if applicable, the swap rate payable to the trust applicable to the next accrual period under any swap agreement,

           o the aggregate principal balance (or notional amount, as applicable) of the Units at the close of business on such distribution date,

           o if the ratings of the Units or the underlying securities are specified in the applicable prospectus supplement, the current ratings of the Units or the underlying securities, as applicable, if different from the ratings provided in the prospectus supplement and the names of the rating agencies that assigned such ratings,

           o the cumulative amount of extraordinary trust expenses, if any, as of that distribution date,

           o in the case of any trust having trust property which includes credit support, any change in the available amount of each element of that credit support, and

           o any additional information relevant to holders of the Units, as specified in the applicable prospectus supplement.

         The prospectus supplement may specify that some of the information described above will not be furnished with respect to the Units to which it relates.

         In the case of the information as to distributions of principal, interest and premium, if any, the relevant amounts will be expressed as U.S. dollar amounts (or equivalents in any other specified currency) per minimum denomination of Units or for another specified portion of the Units. Within a reasonable period of time after the end of each calendar year, the trustee will furnish to each person who at any time during that year was a Unitholder, a statement containing the relevant information as to distributions of principal, interest and premium, if any, aggregated for that year and containing sufficient information to enable each Unitholder to calculate its U.S. federal income tax liability with respect to the Unit held by it. Such obligation of the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in effect.

Evidence as to compliance

         If specified in the applicable prospectus supplement, the trust agreement will provide that commencing on a certain date and on or before a specified date in each following year, a firm of independent public accountants will furnish a statement to the trustee to the effect that they have examined specified documents and records relating to the administration of the trust property during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the prospectus supplement, which date must not be more than one year after the original issue date of the Units to which that prospectus supplement relates) and that, on the basis of specified agreed procedures considered appropriate under the circumstances, they are of the opinion that such administration was conducted in compliance with the terms of the trust agreement, except for any exceptions as they believe to be immaterial and any other exceptions and qualifications as are identified in the report.

         A trust agreement may also provide for delivery to the depositor, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the trustee, if any, may be obtained by Unitholders without charge by making a written request to the trustee at the address identified in the applicable prospectus supplement.

Notices

         The trustee will notify Unitholders as promptly as possible, but in any event within three business days from receipt, of all notices and communications it receives from the relevant underlying security issuer, including any notice of redemption of the related underlying securities by that underlying security issuer. The trustee will also notify the Unitholders of any exercise of any call rights as to the related underlying securities by a swap counterparty under the terms of any swap agreement.

         Unless otherwise specified in the applicable prospectus supplement, any notice required to be given to a holder of a Unit will be given by facsimile to any number previously provided to the trustee or mailed to the last address of that holder identified in the Unit register. Any notice mailed within the time specified in the trust agreement will be presumed to have been given when mailed, whether or not the Unitholder actually receives it. Notices given by facsimile will be effective when a confirmation (including electronic confirmation) of effective transmission is received. In the case of Units in global form, the depositary will be the sole direct recipient of notices. See "Description of Units--Form".

Replacement Units

         In the event that a Unit is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the trustee in the City of New York after the holder has (1) paid any expenses that may be incurred by the trustee in connection with the replacement and (2) furnished any evidence and indemnity that the trustee may require. Mutilated Units must be surrendered before new Units will be issued unless the depositor and the trustee receive, to their satisfaction, any security or indemnity that they may require to hold each of them harmless.

Trust wind-up events, liquidation events and disqualification events

         Disqualification events. A "disqualification event" will occur under each trust agreement if an underlying security becomes a disqualified underlying security, a swap transaction becomes a disqualified swap transaction or any credit support becomes disqualified credit support, each as described below.

         Unless otherwise specified in the applicable prospectus supplement, if the applicable issuer of any underlying security, other than a government security, that constitutes 10% or more of the trust property (referred to as a "concentrated underlying security"):

           o has ceased to be an eligible underlying security issuer as described under "Description of Trust Property--Underlying securities" and no additional means of providing current information regarding that underlying security issuer is described in the applicable prospectus supplement, and either:

                o    twelve months have elapsed, or

                o the applicable issuer has formally terminated its reporting obligations under the Exchange Act,

         then such underlying security will be considered a "disqualified underlying security", unless the depositor, after discussion with the staff of the SEC, determines that the depositor would not be required to provide information with respect to that underlying security issuer if the trust continued to hold such underlying security.

         If a concentrated underlying security is considered a disqualified underlying security:

           o a termination event will occur with respect to any transaction related to that disqualified underlying security under any related swap agreement,

           o the trust will sell that disqualified underlying security or otherwise liquidate that disqualified underlying security,

           o the trust may be required to sell other underlying securities to the extent necessary to pay any swap termination payment that may result, and

           o unless otherwise provided in the applicable prospectus supplement, if the trust holds only disqualified underlying securities to be sold or liquidated as described above, a trust wind-up event will occur.

         If any swap transaction has a value to the trust equal to 10% or more of the trust property and a concentrated underlying security of the swap counterparty would be a disqualified underlying security, such swap transaction will be considered a "disqualified swap transaction". In that case:

           o a termination event will occur with respect to such disqualified swap transaction,

           o the trust shall sell any related underlying securities and if necessary other trust property to the extent necessary to pay any related swap termination payment, and

           o if such terminations occur with respect to all swap transactions or the swap transactions specified in the applicable prospectus supplement, and the applicable prospectus supplement so provides, a trust wind-up event will occur.

         If any credit support arrangement has a value to the trust of 10% or more of the trust property and a concentrated underlying security of the credit support provider would be a disqualified underlying security, such credit support will be considered "disqualified credit support". In that case:

           o    the trust shall terminate such credit support, and

           o if the applicable prospectus supplement so provides, a trust wind-up event will occur.

         Unless otherwise specified in the applicable prospectus supplement, if any of the above events occur and does not result in a trust wind-up event, the trust shall distribute any net proceeds to the trust from any such events in the manner described in the applicable prospectus supplement to the holders of Units and the trust shall continue thereafter.

         Liquidation events. A "liquidation event" will occur following a disqualification event as described above, an underlying security default as described below, any termination event with respect to a swap agreement as described under "Description of Trust Property--Swap agreements" or a default or other applicable event with respect to any credit support. Following a liquidation event, the trust will liquidate trust property as described below. A liquidation event with respect to an underlying security may also result in a termination of a swap transaction or liquidation of credit support relating to such underlying security. In connection with a liquidation event, the trust may need to liquidate trust property related to the swap transaction or other trust property in order to satisfy any swap termination payment or other payments. A liquidation event may also result in a trust wind-up event. If an event occurs that is a trust wind-up event described below as well as a liquidation event, such event will be treated as a trust wind-up event.

         An "underlying security default" will occur with respect to an underlying security if any of the following occurs:

           o the failure of the underlying security issuer to pay an installment of principal of, or any amount of interest due on, the underlying securities (or other securities of the underlying security issuer that rank equal or senior to the underlying securities) on the due date, after the expiration of any applicable cure period,

           o the acceleration of the maturity of the underlying securities pursuant to the terms of the underlying securities or the relevant underlying security issuance agreement and failure to pay the accelerated amount on the acceleration date,

           o the initiation by the underlying security issuer of any proceedings seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor's rights,

           o the passage of thirty (30) calendar days since the day upon which any person or entity other than the underlying security issuer initiates any proceedings against the underlying security issuer seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor's rights and such proceeding has not been dismissed prior to such thirtieth day, or

           o    other events described in the prospectus supplement.

         A liquidation event will occur with respect to any credit support if an event which would constitute an underlying security default occurs with respect to the issuer of such credit support or if such credit support becomes disqualified credit support.

         Upon the occurrence of a liquidation event (unless the provisions relating to trust wind-up events are applicable), the trustee, through the selling agent, will liquidate the applicable underlying security, swap agreement or credit support, by a sale or otherwise as described in the applicable prospectus supplement, and will apply the proceeds to satisfy any swap termination payment and other required payments, with the balance to be distributed to the Unitholders as described in the prospectus supplement.

         Trust wind-up events. Trust wind-up events with respect to any trust, unless otherwise specified in the applicable prospectus supplement, include the following:

           o an underlying security default that affects all underlying securities held by the trust or any underlying securities specified in the prospectus supplement,

           o the consummation of any redemption of, tender for, exercise of any call option on, or other similar transactions with respect to all underlying securities held by the trust,

           o any event of default or termination event under the swap agreement or swap agreements specified in the applicable prospectus supplement, including without limitation:

                o an event of default under the swap agreements or a termination event under the swap agreements with respect to which all transactions are "affected transactions" (as defined in the swap agreement),

                o any swap default arising from any action taken or failure to act by the swap counterparty,

                o any termination event under the related swap agreement with respect to which the swap counterparty is the sole "affected party" (as defined in the swap agreement) and all transactions are "affected transactions" provided that at the time of such occurrence no swap termination payment would be payable by the trust to the swap counterparty upon designation of an early termination date by the trust, or

                o the designation of an early termination date by the swap counterparty under the related swap agreement with respect to all transactions entered into under that agreement,

           o any credit support default specified in the applicable prospectus supplement,

           o the occurrence of a disqualification event that leads to a trust wind-up, as described above,

           o    the occurrence of an excess expense event, as described below,

           o the designation by the depositor, if the depositor owns 100% of the Unit principal balance, of a special depositor wind-up event, or

           o any other wind-up event described in the applicable prospectus supplement.

         Unless otherwise specified in the applicable prospectus supplement, if more than one trust wind-up event occurs, only the first such event will be the "trust wind-up event" for all purposes under the relevant trust agreement, any swap agreement and any related agreements or other documents.

         Excess expense event. Under each trust agreement, an "excess expense event" will occur if the trustee has incurred extraordinary trust expenses in an aggregate amount exceeding the trigger amount specified in the applicable prospectus supplement. The trustee will be required to provide notice to any swap counterparty promptly upon the incurrence by the trustee of extraordinary trust expenses in an aggregate amount in excess of the trigger amount, stating that an excess expense event will occur on the fifth business day following the provision of such notice. If the applicable prospectus supplement so specifies, notice will also be given to the Unitholders. An excess expense event will not occur if the swap counterparty agrees to provide adequate assurance of indemnity to the trustee within five business days after such notice, and prior to such day any swap counterparty agrees to indemnify the trustee to its reasonable satisfaction for future extraordinary trust expenses and extraordinary trust expenses that have already been incurred at the time of the agreement to indemnify that exceed the maximum reimbursable amount specified in the applicable prospectus supplement. If the applicable prospectus supplement so specifies, Unitholders may unanimously agree to provide such indemnity.

         Consequences of a trust wind-up event. Except as specified in the applicable prospectus supplement, if a trust wind-up event occurs:

           o the relevant trust agreement and each transaction under any swap agreement will terminate,

           o the trustee, through the selling agent, will liquidate the underlying securities and trust property pursuant to the swap agreements or otherwise by sale,

           o the trustee will apply the proceeds of any such liquidation or sale to fund any swap termination payment, as described under "Description of Trust Property--Swap agreements--Swap termination payments" and any extraordinary trust expenses to be borne by the trust, as described under "--Trustee compensation" below, and

           o the trustee will hold all remaining liquidation proceeds and other trust property, if applicable, until the satisfaction of certain conditions, at which time the trustee will distribute such proceeds to the Unitholders. See "Description of Units--Early distribution of trust property".

         The trustee will notify the Unitholders and the rating agencies promptly of any trust wind-up event or liquidation event. However, the trustee will not be responsible for giving notice of a trust wind-up or liquidation event unless and until (1) the trustee fails to receive amounts due on the underlying securities or under a swap agreement within any applicable grace period, (2) the trustee receives notice from a swap counterparty of the occurrence of a termination event, (3) the trustee receives notice from the underlying security issuer of an event constituting a default under the applicable underlying security issuance agreement that is also an underlying security default or (4) an officer of the trustee assigned to its corporate trust department obtains actual knowledge of an underlying security default, swap default or termination event.

         Upon the occurrence of a trust wind-up event or liquidation event, the trustee will notify the selling agent that the trust is required to sell underlying securities or other trust property. See "--Sale of trust property, secured party rights" below.

         If so specified in the prospectus supplement, in connection with early termination of a swap agreement or one or more transactions thereunder, other than as a result of an underlying security default, the claim of the swap counterparty against the underlying securities (or proceeds thereof arising from sale thereof) and any other trust property will be limited (1) in the case of an early termination other than as a result of an underlying security default, to a claim against the trust property pro rata with that of the Unitholders based on the aggregate Unit principal balance and (2) in the case of an early termination as a result of an underlying security default, to the trust property.

Sale of trust property, secured party rights

         After receiving a notice from the trustee that a trust is required to sell underlying securities or other trust property, the selling agent specified in the applicable prospectus supplement or otherwise appointed by the trustee will sell underlying securities or other trust property on behalf of the trust. The timing, price and other terms of any sale conducted by the selling agent will be determined by the selling agent in its sole discretion, but all such sales will be completed within 30 days (or a longer period of time as may be reasonable with respect to particular underlying securities or other trust property). If a default has occurred under an underlying security issuance agreement or an underlying security has become a disqualified underlying security and that event does not result in a termination of the trust, sales will be limited to the underlying securities affected by that event, except to the extent that the proceeds from the sale of those underlying securities are insufficient to make any swap termination payment.

         In addition to the provisions of the trust agreement with respect to the selling agent, in the event that the trust fails to make any payment when due under any swap agreement, the swap counterparty may have the right to take all action and to pursue all remedies with respect to the trust property that a secured party is permitted to take with respect to collateral under the Uniform Commercial Code as in effect from time to time in the State of New York, including the right to require the trustee promptly to sell some or all of the underlying securities held by the trust in the open market or, at the election of the swap counterparty, to sell underlying securities to the swap counterparty for their fair value as determined in good faith by the swap counterparty. In either case, the proceeds of sale will be applied to any amounts owed to the swap counterparty. Each trust agreement will provide that Unitholders will have no liability as sellers of the trust property in connection with any sale by the trustee or the selling agent.

         If provided in the applicable prospectus supplement, in connection with any swap termination payment payable by the trust, the Unitholders may, acting unanimously, deliver to the trustee the amount of such outstanding swap termination payment (together with, in the case of a trust wind-up event, any extraordinary trust expenses in excess of the maximum reimbursable amount payable to the trustee) and a written instruction to discontinue sale of the underlying securities.

         The selling agent is an agent of the trustee only and shall have no fiduciary or other duties to the Unitholders, nor shall the selling agent have any liability to the trust in the absence of the selling agent's bad faith or willful default. The selling agent shall be permitted to sell underlying securities to affiliates of the selling agent. The selling agent may elect not to act as selling agent with respect to some or all of the underlying securities by oral or written notice to that effect to the trustee, and may resign at any time.

Distribution to Unitholders; termination

         The obligations created by the trust agreement (other than the obligation of the trustee to provide reports and other information) will terminate upon the scheduled final distribution date or the date of distribution of all trust property remaining after payment of all expenses and obligations of the trust. That distribution will be made after all trust property has been sold, as described above under "--Sale of trust property, secured party rights", and any swap termination payment (except for any such payment that is subordinated to the distribution to Unitholders), as described under "Description of Trust Property--Swap agreements--Swap termination payments", and any extraordinary trust expenses to be borne by that trust (if agreed by all Unitholders), as described under "--Trustee compensation" below, have been paid. Written notice of termination will be provided as described above under "--Reports to Unitholders" and "--Notices", and the final distribution on the Units will generally be made only if the Units are surrendered and cancelled at an office or agency of the trustee.

Trustee

         The trustee will at all times be a corporation or association which is not an affiliate of the depositor (but may have normal banking relationships with the depositor or any obligor with respect to any underlying securities and their affiliates) organized and doing business under the laws of any state of the United States or of the United States. The trustee must be authorized to exercise corporate trust powers, have a combined capital and surplus of at least $200,000,000 and be subject to supervision or examination by federal or state authorities. Its long-term debt obligations must be rated in one of the four highest categories assigned to long-term debt obligations by each of the rating agencies, and it must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and Section (a)(4)(i) of Rule 3a-7 under the Investment Company Act. Unless another trustee is identified in the applicable prospectus supplement, the trustee for each trust initially will be LaSalle Bank National Association. The trustee may at any time resign and be discharged from the trust by giving written notice to the depositor, any swap counterparty and the Unitholders, subject to an eligible successor trustee being appointed by the depositor and accepting its appointment. If no successor trustee has been appointed and accepted its appointment within 30 days after a notice of resignation by an acting trustee, that trustee or the depositor may petition any court of competent jurisdiction for the appointment of a successor trustee.

         The trust agreement and, if applicable, the provisions of the Trust Indenture Act incorporated by reference in that agreement, contain limitations on the rights of the trustee, should it become a creditor of the trust, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions with the trust. However, if it acquires any "conflicting interest" (as defined in the Trust Indenture Act), it must eliminate the conflict or resign.

Trustee compensation

         As compensation for and in payment of trust expenses related to its services under the trust agreement (other than extraordinary trust expenses as described below), the trustee will receive the trustee fees. Unless subordinated to the Units, the prospectus supplement will set forth the amount, source, manner and priority of payment with respect to such trustee fees. Trustee fees and expenses may be paid from a portion of the income received with respect to the underlying securities. The trust may also retain the depositor or a third party to act as an expense administrator to pay the trustee fees and certain other expenses.

         The depositor will indemnify the trustee for any other loss, liability or expense, other than trustee fees, incurred by the trustee ("extraordinary trust expenses") relating to the applicable trust agreement, swap agreement or underlying securities (other than any such loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under such trust agreement) up to, in the aggregate, the maximum reimbursable amount specified in the prospectus supplement. Under no circumstances will the depositor be obligated to indemnify the trustee for any such extraordinary trust expenses in excess of the maximum reimbursable amount. Unless otherwise specified in the prospectus supplement, any extraordinary trust expenses actually incurred by the trustee in excess of that amount will be payable from trust property or otherwise by the swap counterparty or Unitholders only if and to the extent that the swap counterparty or Unitholders representing 100% of the aggregate principal balance (or notional amount, as applicable), as applicable, so agree.

Governing law

         The Units and each trust agreement will be governed by the laws of the State of New York. Unless otherwise specified in the applicable prospectus supplement, each trust agreement will be subject to the provisions of the Trust Indenture Act that are required to be part of the trust agreement and will, to the extent applicable, be governed by those provisions.

         The federal and state courts in the Borough of Manhattan in the City of New York will have non-exclusive jurisdiction in respect of any action arising out of or relating to the Units, each trust agreement or any swap agreement.

                          Description of Trust Property

General

         The trust property for a particular series of Units and the related trust will not constitute trust property for any other series of Units and the trust related to those Units. Generally, the Units of all classes of a particular series represent equal and ratable undivided ownership interests in the related trust property. The applicable prospectus supplement may specify, however, that specified assets or portions of assets constituting a part of the trust property can be beneficially owned solely by, or deposited solely for the benefit of, one class or a group of classes of Units of the same series. In that case, the other classes of the same series will not possess any beneficial interest in those specified assets.

Underlying securities

         General. Each series of Units will represent an ownership interest in a designated security or pool of securities that were registered under the Securities Act or otherwise publicly issued, or are eligible for resale pursuant to Rule 144(k) under the Securities Act, and have been purchased by the depositor or one or more of its affiliates and deposited with the trust. The underlying securities will consist of one or more of the following issued under the laws of the United States, any U.S. State or any foreign jurisdiction:

          o debt obligations or investment grade term preferred stock issued or issued and guaranteed by one or more corporations, general or limited partnerships, limited liability companies, business trusts, banking organizations or insurance companies or other organizations, referred to as "corporate debt",

          o equipment trust certificates, including enhanced equipment trust certificates and pass-through equipment trust certificates,

          o trust preferred capital securities and other similar preferred securities of one or more trusts or other special purpose legal entities,

          o asset-backed securities of one or more trusts or other special purpose legal entities issued pursuant to a registration statement filed with the SEC on Form S-3,

          o an obligation issued or guaranteed by an Eligible Sovereign or any agency or instrumentality thereof for the payment of which the full faith and credit of the Eligible Sovereign is pledged, where Eligible Sovereigns include the United States of America, the Republic of France, the Federal Republic of Germany and the states thereof, the United Kingdom, Canada and the provinces thereof, Japan, the Kingdom of Belgium, the Kingdom of the Netherlands, and the Republic of Italy, or another sovereign described in the applicable prospectus supplement,

          o the obligations of one or more of the following government sponsored enterprises ("GSEs"): Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority, Federal Farm Credit Banks and any other government sponsored enterprise specified in the applicable prospectus supplement that, at the time of the offering of the Units, has outstanding securities held by non-affiliates with an aggregate market value of at least $75,000,000 and that makes information publicly available comparable to that of Exchange Act reporting companies, or

          o certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the "GTC Notes"), payable in U.S. Dollars, of a certain foreign government, backed by a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

         If an underlying security is corporate debt, a trust preferred capital security or an equipment trust certificate, and the underlying security will not be, as of the issue date of the Units, a concentrated underlying security, then the depositor must reasonably believe that one of the following conditions is met:

           o the related underlying security issuer will be an Exchange Act registrant who is duly filing reports as specified under the Exchange Act,

           o the underlying securities are guaranteed by an Exchange Act registrant who is duly filing reports as specified under the Exchange Act,

           o the related underlying security issuer is a direct or indirect subsidiary of an Exchange Act registrant who is duly filing reports as specified thereunder and has a direct or indirect parent company whose periodic reports meet the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC, or

           o    the underlying security satisfies the criteria below.

         If an underlying security that is corporate debt, a trust preferred capital security or an equipment trust certificate that will be, as of the issue date of the related Units, a concentrated underlying security, then the depositor must reasonably believe that one of the following additional conditions is met:

           o the issuer is eligible to use SEC Form S-3 or F-3 for a primary offering of common equity or a primary offering of non-convertible investment grade securities, or

           o the underlying securities are guaranteed by a direct or indirect wholly-owning parent company of the issuer, or a wholly-owned subsidiary of the issuer or the issuer's direct or indirect parent company, and

                o the issuer, guaranteeing parent company or guaranteeing subsidiary of the parent company is eligible to use SEC Form S-3 or F-3 for a primary offering of common equity or a primary offering of non-convertible investment grade securities, and

                o the issuer or the relevant parent company's periodic reports meet the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC.

         In the case of trust preferred capital securities or equipment trust certificates, the issuer of the obligation held by, or supporting the issuance of, the trust or other special purpose legal entity issuing the trust preferred capital securities or equipment trust certificates which may be deemed to be the issuer for the foregoing purposes.

         If a concentrated underlying security is an asset-backed security, the depositor must reasonably believe that the related issuer has at least $75,000,000 in outstanding securities held by non-affiliates and that either:

                o the related issuer files in accordance with informational requirements it has under the Exchange Act, periodic reports and other information with the SEC, or

                o the trust undertakes to provide to investors and file under the Exchange Act the periodic reports and other information with the SEC the related issuer would be required to file in accordance with informational requirements of the Exchange Act from time to time were such issuer subject to such requirements.

         In addition, each of the underlying securities will have been purchased by the depositor or one or more of its affiliates in the secondary market (either directly or through an affiliate of the depositor).

         The underlying securities that satisfy each of the applicable criteria described above are referred to as "eligible underlying securities" and the related issuer of each underlying security is referred to as an "eligible underlying security issuer".

         GSE debt securities generally are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document pursuant to which any GSE issuer's underlying securities were originally offered, the applicable prospectus supplement will set forth information with respect to the public availability of information with respect to any GSE issuer of underlying securities which constitute concentrated underlying securities for any trust as of the date of the prospectus supplement. The specific terms and conditions of the GSE underlying securities will be set forth in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the underlying securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof. Neither the United States nor any agency thereof is obligated to finance any GSE issuer's operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

         All information contained in a prospectus supplement with respect to any underlying security will be derived solely from descriptions contained in a publicly available prospectus or an offering document for that underlying security (each such prospectus or offering document is referred to as an "underlying security disclosure document"), any periodic filings with respect to the underlying security or underlying security issuer or guarantor, or other available information. The applicable prospectus supplement will state whether the underlying security disclosure document with respect to any applicable concentrated underlying security was filed with the SEC in connection with the issuance of the related underlying security or otherwise in public filings by the related underlying security issuer or identify another source from which such underlying security disclosure document can be obtained. Prospective purchasers of the Units are urged to read this prospectus and the applicable prospectus supplement in conjunction with (1) each related underlying security disclosure document and (2) each registration statement of which any underlying security disclosure document is a part, including any reports filed by the related underlying security issuer under the Exchange Act (referred to as an "underlying security registration statement").

         Except as may be provided in the applicable prospectus supplement with respect to any primary offering securities:

           o no representation is made by the trust, the trustee, the depositor, MS&Co. or any of their affiliates as to the accuracy or completeness of the information contained in any underlying security disclosure document, or underlying security registration statement,

           o no investigation of the financial condition or creditworthiness of that underlying security issuer or any of its affiliates, or of any ratings of the related underlying securities, will be made by the trust, the trustee, the depositor, MS&Co. or any of their affiliates in connection with the issuance of the related Units. Prospective purchasers of Units should carefully consider each underlying security issuer's financial condition and its ability to make payments in respect of the related underlying securities, and

           o unless the applicable prospectus supplement otherwise specifies, none of the trust, the trustee, the depositor, MS&Co. or any of their affiliates has participated in the preparation of any underlying security disclosure document, underlying security registration statement or other public information relating to the underlying securities or takes any responsibility for the accuracy or completeness of the information contained in the foregoing documents.

         Please refer to the applicable prospectus supplement (and the underlying security disclosure document referred to therein) for a description of the following material terms, as applicable, of any concentrated underlying security that constitutes a part of the trust property of the related trust:

           o the title and series, as well as the aggregate principal amount, denomination and form, of the underlying security,

           o whether the underlying security is senior or subordinated to any other obligations of the related underlying security issuer,

           o whether any of the obligations under the underlying security are secured or unsecured, and the nature of any collateral,

           o any limit on the aggregate principal amount of the underlying security,

           o the dates on which, or the range of dates within which, the principal of (and premium, if any, on) the underlying security will be payable,

           o the rate or rates or the method for determining those rates, at which the underlying security will bear interest, if any, the date or dates from which interest will accrue, and the dates on which that interest will be payable,

           o the obligation, if any, of the underlying security issuer to redeem any underlying security pursuant to any sinking fund or similar provisions, or at the option of a holder, and the periods within which or the dates on which, the prices at which and the terms and conditions under which the underlying security may be redeemed or repurchased, in whole or in part,

           o the periods within which or the dates on which, the prices at which and the terms and conditions under which the underlying security may be redeemed, if any, in whole or in part, at the option of the underlying security issuer,

           o whether the underlying security was issued at a price lower than its principal amount,

           o if other than U.S. dollars, the currency in which the underlying security is denominated, or in which payment of the principal of (and premium, if any) or any interest on the underlying security will be made, and the circumstances, if any, when that currency of payment may be changed,

           o material events of default or restrictive covenants with respect to the underlying security,

           o any retained interest with respect to the underlying security, and

           o    other material terms of the underlying security.

         With respect to any portion of the trust property comprised of underlying securities other than concentrated underlying securities, the applicable prospectus supplement will describe the composition of that portion as of the relevant cut-off date, specified material events of default or restrictive covenants common to those underlying securities, and, on an aggregate, percentage or weighted average basis, as applicable, certain of the characteristics described above.

Underlying security issuance agreements

         Each underlying security will have been issued pursuant to an indenture, trust agreement or other agreement (each such agreement is referred to as an "underlying security issuance agreement"). Except as specified in a prospectus supplement, all information contained in that prospectus supplement with respect to the provisions of any underlying security issuance agreement pertaining to a concentrated underlying security will be based solely on the description of that underlying security issuance agreement filed with the SEC or available from other public sources.

         Covenants. An underlying security issuance agreement will generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiaries' ability to:

           o    consolidate, merge, or transfer or lease assets,

           o incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien, and

           o declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or any of its subsidiaries.

         An underlying security issuance agreement may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to certain exceptions, an underlying security issuance agreement typically may be amended or supplemented and past defaults may be waived with the consent of the trustee, if any, of the holders of not less than a specified percentage of the outstanding securities, or both.

         The underlying security issuance agreement related to one or more underlying securities included in a trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the underlying securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the trust as a holder of the underlying securities against losses. The prospectus supplement used to offer any series of Units will describe material covenants in relation to any concentrated underlying security and, as applicable, will describe material covenants which are common to other underlying securities included in the trust property.

         Events of default. An underlying security issuance agreement may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

           o failure by the issuer to pay an installment of interest or principal on the securities, at the time required or to redeem any of the securities when required, in each case subject to any specified grace period,

           o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the underlying security issuance agreement which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer,

           o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities, and

           o certain events of insolvency or bankruptcy with respect to the underlying security issuer.

         Each underlying security issuance agreement may or may not be in the form of an indenture and may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The prospectus supplement with respect to any series of Units will describe the material terms of the events of default under the underlying security issuance agreement with respect to any concentrated underlying security and applicable remedies with respect thereto. With respect to any portion of the trust property comprised of underlying securities other than concentrated underlying securities, the applicable prospectus supplement will describe certain common covenant defaults with respect to such portion. There can be no assurance that any such provision will protect the trust, as a holder of the underlying securities, against losses. If a covenant default occurs and the trust as a holder of the underlying securities is entitled to vote or take such other action to declare the principal amount of an underlying security and any accrued and unpaid interest thereon to be due and payable, the Unitholders' objectives may differ from those of holders of other securities of the same series and class as any underlying security in determining whether to declare the acceleration of the underlying securities.

         Limitations on remedies. An underlying security issuance agreement will generally provide that upon the occurrence of an event of default, the trustee, if any, may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. In certain cases, the indenture trustee, if any, or a specified percentage of the holders of the outstanding securities will have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

         Subordination. As described in the applicable prospectus supplement, the underlying securities that constitute a part of the trust property of the related trust may be either senior or subordinated in right of payment to other existing or future obligations of the underlying security issuer. With respect to subordinated underlying securities, to the extent of the subordination provisions of those underlying securities, and after the occurrence of specified events, any holders of securities and direct creditors whose claims are senior to those of holders of subordinated underlying securities may be entitled to receive payment of the full amount due on those claims before holders of subordinated underlying securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on their underlying securities. Consequently, the trust as a holder of subordinated underlying securities may suffer a greater loss than if it held unsubordinated debt of the underlying security issuer. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the trust as a holder of senior underlying securities would receive all payments in respect of those underlying securities even if holders of subordinated underlying securities of the same underlying security issuer receive amounts in respect of their underlying securities. Please refer to the applicable prospectus supplement for (1) a description of any subordination provisions with respect to any applicable concentrated underlying securities and
(2) the relative percentages of senior underlying securities and subordinated underlying securities, if any, in trust property comprised of underlying securities other than concentrated underlying securities.

         Secured obligations. Certain underlying securities that constitute a part of the trust property of the related trust may represent secured obligations of the underlying security issuer. Generally, unless an event of default has occurred and is continuing, or with respect to certain collateral or as otherwise specified in the related underlying security issuance agreement, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to that collateral. An underlying security issuance agreement may also contain provisions for release, substitution or disposition of collateral for those underlying securities under specified circumstances with or without the consent of the trustee under that agreement or at the direction of not less than a specified percentage of the holders of those underlying securities.

         An underlying security issuance agreement will also provide for the disposition of collateral if specified events of default occur. In the event of a default in respect of any secured obligation, holders of the corresponding underlying securities may experience a delay in payments on account of principal (and premium, if any) or any interest on their underlying securities pending the sale of any collateral, and prior to or during that period the related collateral may decline in value. If proceeds of the sale of collateral following an event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of the corresponding underlying securities (to the extent not repaid from the proceeds of the sale of collateral) will have only an unsecured claim ranking equally and ratably with the claims of all other general unsecured creditors.

         The underlying security issuance agreement with respect to any secured underlying security may include some, all or none of the foregoing provisions or variations of those provisions. The applicable prospectus supplement will describe the security provisions of those underlying securities and the related collateral. With respect to any portion of the trust property of a particular trust comprised of secured underlying securities other than concentrated underlying securities, the related prospectus supplement will disclose certain general information with respect to security provisions and collateral.

         Maturity and yield considerations. Each prospectus supplement will, to the extent applicable, contain information with respect to the type and maturities of the underlying securities related to conditions under which those underlying securities may be subject to early redemption (either by the applicable underlying security issuer or pursuant to a third-party call option), amortization, repayment (at the option of the holders of those underlying securities) or extension of maturity. Any such provisions of the applicable underlying securities will affect the weighted average life of the related Units.

         The effective yield to holders of the Units may be affected by particular aspects of the related trust property or the manner and priorities of allocations of collections with respect to the trust property between the classes of a particular series. In the case of Units where the related trust holds one or more redeemable underlying securities, extendible underlying securities or underlying securities subject to a third-party call option or early amortization, the yield to maturity may be affected by any optional or mandatory redemption, extension or repayment or amortization of the related underlying securities prior to their stated maturity. A variety of tax, accounting, economic and other factors will influence whether an underlying security issuer exercises any right of redemption in respect of its underlying securities. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related underlying securities, the likelihood of redemption would be expected to increase. As a result, there can be no certainty as to whether any underlying security redeemable at the option of the relevant underlying security issuer will be repaid prior to its stated maturity.

         Unless the applicable prospectus supplement describes other remedies applicable to particular underlying securities, all underlying securities will be subject to acceleration if specified defaults occur. The maturity and yield on the Units will be affected by any early repayment of the related underlying securities as a result of any such acceleration by the holders of those underlying securities. If an underlying security issuer becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of underlying security issuers and correspondingly may affect an underlying security issuer's ability to satisfy its obligations under its underlying securities. Those factors include the underlying security issuer's operating and financial condition, leverage, as well as social, geographic, legal and economic factors.

         The extent to which the yield to maturity of any Units may vary from the anticipated yield due to the rate and timing of payments on the related trust property will depend on the degree to which those Units are purchased at a discount or premium and the degree to which the timing of payments on those Units is sensitive to the rate and timing of payments on the trust property.

         The yield to maturity of any Units will also be affected by variations in the interest rate applicable to, and the corresponding payments in respect of, those Units, to the extent that their interest rate is based on variable or adjustable rates. In the case of Units representing an interest in two or more underlying securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or in the case of an early redemption) on the underlying security or underlying securities having interest rates higher or lower than the interest rate then applicable to those Units may also affect the yield on those Units.

         The applicable prospectus supplement may contain additional information regarding yield and maturity considerations applicable to the related Units and the related trust property, including the underlying securities.

Swap agreements

         At the time it is formed, a trust may enter into one or more swap agreements with third parties (which may be affiliates of the depositor). Each swap agreement consists of a master agreement and the confirmations relating to particular transactions under that master agreement. The following summary, together with any related information in the applicable prospectus supplement, is subject to the detailed provisions of the form of swap agreement filed as an exhibit to the registration statement. The applicable prospectus supplement will describe the specific terms of each transaction under the swap agreement, particularly the method of calculation of payments by the swap counterparty and the timing of those payments; if required, it will also contain specified information with respect to the swap counterparty and, if applicable, its guarantor.

         The trust may enter into swap agreements with more than one swap counterparty, in which case the following discussion will apply separately to each swap agreement with each swap counterparty.

         General. As specified in the applicable prospectus supplement, the transaction or transactions under a swap agreement may be one or more of the following:

           o a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, index swap, index option, bond option, total rate of return swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions),

           o    any combination of the foregoing transactions, or

           o any other transaction identified in the swap agreement or the relevant confirmation and described in the prospectus supplement.

         Each swap agreement will be in the form of a confirmation entered into pursuant to a master agreement in the form of the "1992 ISDA Master Agreement (Multicurrency--Cross Border)" or any updated similar form (referred to as the "ISDA Master Agreement"), published by the International Swaps and Derivatives Association, Inc. ("ISDA") and may incorporate the 2000 ISDA Definitions, the 1997 Government Bond Option Definitions or one or more other sets of standard definitions or updates or revisions of such definitions published by ISDA (referred to as the "ISDA Definitions"), and as modified and supplemented by a schedule, including to reflect the terms of a particular series of Units and the related trust agreement and any specific terms of the relevant transaction or transactions. Except as otherwise specified in the confirmation for any relevant swap transaction, each swap agreement and the relevant transactions thereunder will be governed in all relevant respects by the provisions of the ISDA Master Agreement and the ISDA Definitions, without regard to any amendments or modifications to the ISDA Master Agreement or the ISDA Definitions published by ISDA subsequent to the date of that swap agreement.

         Payments under swap agreement. In general, under a swap agreement, a trust and its swap counterparty will each agree to exchange specified payments on specified payment dates. The amounts to be exchanged by the parties on a swap payment date may both be floating amounts, calculated with reference to one or more interest rate bases (which may be one or more of the interest rate base rates described under "Description of Units--Distributions--Interest on Units" or other types of interest rate bases) or other types of bases, all as specified in the applicable prospectus supplement, or one such amount may be floating and the other fixed. Those amounts will also be calculated with reference to the notional principal amount of the transaction or transactions under the swap agreement, which, unless otherwise specified in the prospectus supplement, will be equal to the aggregate principal amount of the related underlying securities on the date of determination (as such amount may have been reduced through any redemption, prepayment or exchange). The obligations of a trust to its swap counterparty may be secured by a security interest in the trust property in favor of the swap counterparty that will take priority over the interests of Unitholders in all or specified trust property.

         A swap agreement may provide for periodic exchanges of payment amounts, a single exchange or series of exchanges on one or more interest payment dates or on the maturity or prospective maturities of the related underlying securities, or both.

         If specified in the applicable prospectus supplement, a swap agreement may also document a call option granted by the trust, or a put option in favor of the trust, with respect to all or a portion of the related underlying securities or other trust property. A call option granted by the trust will effectively reserve to the swap counterparty the right to (1) realize all or a portion of the gain from an increase in the market value of the specified trust property at or prior to the maturity of the related Units or (2) effect a conversion of the related underlying securities into other securities, rights which the trust ordinarily will not be entitled to exercise. Conversely, a put option in favor of the trust will generally be intended to protect the trust in whole or in part from a decline in the market value of the specified trust property at or prior to the maturity of the related Units. The prospectus supplement may specify that a put option written in favor of the trust will be automatically exercised by the trustee if specified events occur. A prospectus supplement may describe additional types of options granted by or in favor of a trust.

         On a swap payment date (including a swap payment date occurring on the maturity of some or all of the related underlying securities), each exchange of payments in the same currency and in respect of the same transaction will be settled on a "net payments" basis, which means that only a single net payment will be due from one of the parties under the swap agreement to the other. If described in the applicable prospectus supplement, such netting may also be applied to more than one transaction. On each distribution date for Units with respect to which the related trust has entered into a swap agreement, the trustee will have available for distribution to Unitholders funds equal to (1) the amount of any payments received on the swap agreement and other related trust property less (2) all payments made by the trustee to the swap counterparty, in each case since the immediately preceding distribution date. The effect of the swap agreement, therefore, will be that holders of the related Units will be entitled to distributions of interest (and, if applicable, of principal) in accordance with the terms of the swap agreement rather than the terms of the related underlying securities. No assurance can be given that the trustee will receive when due any payment due on those underlying securities or any net payment due under a swap agreement, or that the trustee will recover moneys under any related guaranty in the case of a payment default by the swap counterparty under a swap agreement.

         Modification and amendment. Each trust agreement will contain provisions permitting the trustee to enter into any amendment of a swap agreement to which the related trust is a party to cure any ambiguity in, or to correct, eliminate, add or supplement or otherwise change any provision of, that swap agreement if such amendment will not have a material and adverse effect upon any Unitholder. Each trust agreement will also contain a provision permitting the trustee to enter into any other amendment of the swap agreement if directed or consented to by the specified percentage of Unitholders materially and adversely affected thereby. Unless the applicable prospectus supplement otherwise provides, the trustee shall not enter into any amendment, or agree to a waiver or other modification, of the swap agreement that would have the effect of changing the principal amount, interest rate, maturity, or other terms specified in the trust agreement, of any class or series of Units without the consent of 100% of the outstanding Unit Principal Balance of each class of Units affected thereby. The Rating Agency Condition shall be satisfied with respect to any such amendment, waiver or modification unless Units representing 100% of the Unit Principal Balance of all affected Units vote in favor of such amendment with notice that the Rating Agency Condition need not be satisfied, but in any event each applicable Rating Agency shall receive notice of such amendment, waiver or modification. In the case of any such amendment that would adversely affect the current rating of any class of Units by each rating agency rating such class of the Units, the amendment must be approved by all Unitholders of such class. No amendment to a swap agreement will be permitted unless the trustee first receives an opinion of counsel to the effect that the requested amendment will not alter the classification of the related trust for U.S. federal income tax purposes.

         Defaults. Events of default under a swap agreement may include:

           o any failure of the applicable trust to pay any amount when due under the swap agreement,

           o any failure of the applicable swap counterparty or any guarantor to pay any amount when due under the swap agreement, after giving effect to the applicable grace period, and

           o specified other standard events of default under the ISDA Master Agreement including "Credit Support Default", "Bankruptcy" and "Merger without Assumption", as described in Sections 5(a)(iii), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement and as modified by the related schedule.

         Several of the standard events of default under the ISDA Master Agreement will not be events of default under a swap agreement. Those excluded standard events of default are "Breach of Agreement", "Misrepresentation", "Default Under Specified Transaction" and "Cross Default", as described in Sections 5(a)(ii), 5(a)(iv), 5(a)(v) and 5(a)(vi) of the ISDA Master Agreement. The applicable prospectus supplement will describe any additional events of default under the relevant swap agreement.

         In specified cases, the trust will be the party affected by the event and as a result its swap counterparty will have the sole right to determine in good faith the amount of any swap transaction payment for purposes of calculating any swap termination payment. Notwithstanding the existence of a grace period with respect to a particular underlying security or underlying security issuance agreement, the failure of the underlying security issuer to make timely payment of an amount required in order for the trust to make a related payment under the swap agreement may result in a default by the trust under the swap agreement prior to the occurrence of a default under the related underlying security issuance agreement. The applicable prospectus supplement will specify any additional circumstances constituting a default for purposes of any applicable swap agreement.

         Termination events. Termination events under a swap agreement may consist of the following:

           o the occurrence of an "Illegality" or "Tax Event" as described in Sections 5(b)(i) and 5(b)(ii) of the ISDA Master Agreement,

           o the occurrence of a "trust wind-up event" (as described under "Description of Trust Agreements--Trust wind-up events, liquidation events and disqualification events") (which termination event will apply to all transactions under the swap agreement),

           o an underlying security default occurs with respect to the related underlying security (as described under "Description of Trust Agreements--Trust wind-up events, liquidation events and disqualification events") (which termination event will apply only to the specific transaction or transactions under the swap agreement relating to that underlying security),

           o the related underlying security becomes a "disqualified underlying security" (as described under "Description of Trust Agreements--Trust wind-up events, liquidation events and disqualification events") (which termination event will apply only to the specific transaction or transactions under the swap agreement related to that underlying security),

           o any transaction under the swap agreement becomes a disqualified swap transaction (as described under "Description of Trust Agreements--Trust wind-up events, liquidation events and disqualification events") (which termination event will apply only to the specific disqualified swap transaction), or

           o the occurrence of an excess expense event (as defined under "Description of Trust Agreements--Trust wind-up events, liquidation events and disqualification events").

         Depending on the circumstances, either the trust or the swap counterparty, or both the trust and the swap counterparty, will be deemed to be the party or parties affected by the relevant event and will be entitled to terminate the relevant transaction(s) under the swap agreement. However, for purposes of calculating any swap termination payment, the trust will be deemed the sole affected party, and as a result its swap counterparty will have the sole right to determine in good faith the amount of any swap termination payment. The "Tax Event Upon Merger" and "Credit Event Upon Merger" termination events described in Sections 5(b)(iii) and 5(b)(iv) of the ISDA Master Agreement will not apply. The applicable prospectus supplement will describe any additional termination events that apply, or any of the above termination events that do not apply, to a particular series of Units.

         Early termination of swap agreements. Except as otherwise specified in the applicable prospectus supplement, if specified events of default or termination events occur, the trustee or the swap counterparty will, by notice to the other party (if a notice is required under the swap agreement), in the case of a termination event terminate the particular affected transaction(s) under the swap agreement and in the case of an event of default terminate all transactions under the relevant swap agreement. The date of any such termination is referred to as an "early termination date". In the case of certain termination events, the date on which the relevant swap transactions will terminate must be designated by one of the parties, as specified in that swap agreement, and will occur only after notice and, in certain circumstances, after the swap counterparty has used reasonable efforts to transfer its rights and obligations under the relevant transactions to a related entity within a limited time period after notice of the termination event has been given. In the event that the trustee becomes aware that a termination event has occurred with respect to which the swap counterparty is the sole affected party, the trustee will designate a termination event for each affected transaction under the swap agreement, unless the trust would owe the swap counterparty a swap termination payment as a result of such a designation. The swap counterparty will have no obligation to the trust to exercise any right to terminate any particular transaction under the swap agreement, and will not act on behalf of the trust to exercise any right the trust may have to terminate any such transaction. If a termination event occurs and, when applicable, an early termination date is designated with respect to a swap transaction, the swap transaction will terminate and a swap termination payment may be payable by the trust to its swap counterparty or by the swap counterparty to the trust. If the trust is liable for a swap termination payment, underlying securities may be sold by the trustee through a selling agent. See "Description of Trust Agreements-- Trust wind-up events, liquidation events and disqualification events". Except as specified in the prospectus supplement, in the event that a trust terminates one or more transactions under a swap agreement and a trust wind-up event has not occurred, the underlying securities related to those transactions will be sold and the proceeds from such sale will be distributed to the Unitholders.

         Except as specified in the applicable prospectus supplement, to the extent that the aggregate principal amount of the underlying securities held by a trust is reduced through redemption, prepayment or exchange, the corresponding swap amount under any related swap agreement will be subject to a partial termination and the trust or the swap counterparty may incur liability for a swap termination payment.

         In the event that an underlying security default results in a termination event, the trust will be the affected party (as defined below) for purposes of the calculation of any swap termination payment.

         Swap termination payments. If one or more transactions under a swap agreement is terminated prior to its maturity, the market value of each terminated transaction will be established by one or both parties, as specified in the swap agreement, based either (1) on the basis of the market quotations of the cost of entering into a replacement transaction, (2) if such market quotations are unavailable or do not produce a commercially reasonable result, on losses suffered by either party as a result of the termination of the relevant transaction or (3) as otherwise provided in the applicable prospectus supplement. If the market value of a particular transaction is positive for the trust, or the termination of that transaction would result in a loss to the trust, a swap termination payment will be due from the swap counterparty to the trust in respect of that transaction. By contrast, if the market value is positive for, or the termination of a transaction would result in a loss to, the swap counterparty, a swap termination payment will be due from the trust to its swap counterparty. The swap termination payment for all terminated transactions under a swap agreement as a whole is the net amount payable after offsetting individual termination payments applicable to each transaction under that agreement. Depending on the type of the event of default or termination event that causes an early termination of any swap transaction, any swap termination payment due to the swap counterparty may be senior or subordinated in right of payment to the final distribution to be made to Unitholders.

         Any swap termination payment payable by a trust will be limited to the assets of the trust, and the related Unitholders will not be liable to the swap counterparty for a swap termination payment to the extent, if any, that the amount of those payments exceeds the assets of the trust. Nonetheless, the loss to Unitholders resulting from a termination payment may, if interest rates, currency rates, swap spreads, credit spreads or option volatilities, as applicable, have changed significantly since the closing date for the relevant offering of Units, be quite substantial in relation to the total value of the related underlying securities. A trust may be required to sell underlying securities through a selling agent in order to make any swap termination payments owed to the swap counterparty. Unitholders could also be materially adversely affected if a trust is required to sell underlying securities in order to make swap termination payments at a time when prices for the underlying securities in the secondary market are depressed, as a result of a default on the underlying securities or for any other reason. If a swap agreement is terminated, any further distributions in respect of the related underlying securities will be made pursuant to the underlying securities without the benefit of that agreement.

         If the applicable prospectus supplement so provides, in connection with any swap termination payment payable by a trust, the related Unitholders may, acting unanimously, deliver to the trustee the amount of that payment (together with any extraordinary trust expenses to be borne by that trust) and a written instruction to refrain from, or discontinue, the sale of the underlying securities. It is possible, however, that underlying securities may be sold by a selling agent in the time necessary for the Unitholders to exercise their rights described in the foregoing sentence.

         Guaranties of support. Unless the applicable prospectus supplement specifies arrangements for securing the obligations of a swap counterparty, the payment obligations of that swap counterparty under a swap agreement will be general, unsecured obligations of that swap counterparty.

Repurchase agreements

         The trust for particular Units may enter into one or more repurchase agreements which will have economic effect similar to swap agreements. A repurchase agreement will be substantially in the form of the Bond Market Association Master Repurchase Agreement (1996 Version). Pursuant to any repurchase agreement, the trust will purchase underlying securities from the counterparty under the repurchase agreement (a "repo counterparty") on the date of issuance of the Units.

         Under a repurchase agreement, the repo counterparty will pay amounts to the trust at a fixed or floating rate, and the repo counterparty will be entitled to all interest income received on the underlying securities. In the event that any principal payments are made on the underlying securities prior to the stated expected payment date of principal for the underlying securities, such payments will be retained by the trust, subject to the right of the repo counterparty to make a substitution of new underlying securities under the terms of the repurchase agreement.

         The terms of the repurchase agreement will require the repo counterparty to repurchase the underlying securities on the date specified in the prospectus supplement, which may be the scheduled maturity of the Units, a date of termination or settlement of a related swap agreement, the date of a trust wind-up event, or another specified date. The prospectus supplement may also specify certain trust wind-up events upon which the repurchase agreement will be cancelled and the repo counterparty will not be required to repurchase the securities.

         Unless otherwise provided in the prospectus supplement, the repo counterparty will have the right to replace the underlying securities with substitute underlying securities only if (i) the underlying securities would constitute disqualified underlying securities or (ii) notice is given by the underlying security issuer that a principal payment will be made on the underlying securities prior to the stated expected payment date of principal for the underlying securities. The repo counterparty will not be required to make any substitutions. The prospectus supplement may provide that if the repo counterparty does not make a substitution in the event of a principal pre-payment, a trust wind-up event will occur at the option of the repo counterparty. "Substitute securities" must meet requirements specified in the prospectus supplement, which may include a requirement that the substitute securities have a face amount equivalent to the face amount of the securities (prior to any early principal repayments), one or more specified ratings, pay interest determined by reference to the same index as the initial underlying securities, be denominated in the same currency as the initial underlying securities, otherwise constitute an asset of the same class and type as the initial underlying securities and have a specified expected maturity and final legal maturity, or other requirements.

Credit support

         The trust for particular Units may include, or the holders of those Units (or any class or group of classes within the same series of Units) may have the benefit of, credit support. Such credit support may be provided by any combination of the means described below or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will describe whether the trust for any class or group of classes of Units contains, or the holders of those Units have the benefit of, credit support. It will also describe the amount, type and other relevant terms of each element of any such credit support and, if required, specified information with respect to the obligors of each such element, including audited financial information with respect to any such credit support provider (as defined below) providing credit support for 20% or more of the aggregate principal amount of such class or classes, which may be incorporated by reference where such obligor is subject to the informational requirements of the Exchange Act or information with respect to such obligor is filed with the SEC and is eligible for incorporation by reference by registrants of securities backed by such credit support. Any credit support which takes the form of a guaranty of particular Units, rather than a guaranty of payment on the underlying trust property, will be issued by an insurance company or another entity eligible to issue guaranties exempt from registration under Section 3(a) of the Securities Act.

         Subordination. The rights of holders of a particular class within the same series of Units to receive collections from the related trust and any credit support obtained for the benefit of the Unitholders of that series (or classes within that series) may be subordinated to the rights of the Unitholders of one or more other classes of the same series to the extent described in the applicable prospectus supplement. This type of subordination in effect provides credit support to Unitholders of those other classes. If losses are realized during a given period on the trust property relating to particular Units, such that the collections received on that property are insufficient to make all distributions on the Units of that series, those losses will be allocated to the Unitholders of any class within that series that is subordinated to another class, to the extent and in the manner described in the applicable prospectus supplement. In addition, if specified in the applicable prospectus supplement, specified amounts otherwise payable to Unitholders of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in a reserve account may be applied as described below under "--Reserve accounts" and in the applicable prospectus supplement.

         If so provided in the applicable prospectus supplement, the credit support for any series or class of Units may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the Unitholders of such class. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to such credit support out of amounts otherwise payable to one or more of the classes of the Units of such series.

         Letters of credit, guaranty. Units (or any class or group of classes within the same series of Units) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a financial guaranty or surety bond issued by a financial guarantor or surety company. In either case, the trustee or another person specified in the prospectus supplement will use reasonable efforts to cause the letter of credit, guaranty or surety bond to be obtained, to be kept in full force and effect (except to the extent that coverage may be exhausted through payment of claims) and to pay timely all related fees or premiums unless the payment of those fees or premiums is otherwise provided for. The trustee or another person specified in the applicable prospectus supplement will make or cause to be made draws or claims under the letter of credit, guaranty or surety bond under the circumstances and to cover the amounts specified in the applicable prospectus supplement. The applicable prospectus supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

         The applicable prospectus supplement will specify whether the letter of credit bank, guarantor or surety, as applicable, will be required to satisfy any ongoing credit rating or other requirements. In the event that any such requirements cease to be satisfied, the trustee or another person specified in the applicable prospectus supplement will use reasonable efforts to obtain or cause to be obtained a substitute letter of credit, guaranty or surety bond, or another form of credit enhancement providing similar protection, that meets those requirements and provides the same coverage, to the extent available for the same cost. There can be no assurance that any letter of credit bank, guarantor or surety, as applicable, will continue to satisfy any such requirements or that any such substitute letter of credit, guaranty or surety bond, or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support may be reduced to the level otherwise available for the same cost as the original letter of credit, guaranty or surety bond.

         Reserve accounts. If specified in the applicable prospectus supplement, the trustee or another person specified in the prospectus supplement will deposit or cause to be deposited into a reserve account maintained with an eligible institution (which may be the trustee) any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to that deposit, a reserve account may be funded through application of a portion of collections received on the trust property relating to particular Units, in the manner and priority specified in the prospectus supplement.

                              Description of Units

         The Units of each series will be subject to the terms of a trust agreement to be entered into between the depositor and the trustee. The following summary of the terms of the Units should be read together with the summary of the trust agreements under "Description of Trust Agreements" and any related discussion in the applicable prospectus supplement. The specific terms of each series of Units, to the extent that they differ materially from or are in addition to the summary below, will be described in the applicable prospectus supplement.

General

         The Units issued under a particular trust agreement will represent the entire beneficial ownership interest in the trust created pursuant to that agreement. The Units of a particular series may be limited to a single class, or, if so specified in the applicable prospectus supplement, may include two or more classes differing as to entitlement to distributions of principal, interest or premium, and one or more classes may be subordinated in certain respects to other classes of the same series.

         Please refer to the applicable prospectus supplement for a description of the following terms of the series (and, if applicable, classes within that series) of the Units to which it relates:

           o    the title of the Units,

           o the series of the Units and, if applicable, the number and designation of classes of that series,

           o    whether the Units are callable or subject to early redemption,

           o certain information concerning the type, characteristics and specifications of the trust property being deposited into the related trust by the depositor,

           o any limit on the aggregate principal amount or notional amount, as applicable, of each class of that series,

           o the dates on which or periods during which that series or classes within that series may be issued, the offering price of that series and the applicable distribution dates on which the principal, if any, of (and premium, if any, on) that series or classes within that series will be distributable,

           o if applicable, the relative rights and priorities of each class within that series (including the method for allocating collections from and defaults or losses on the trust property to each such class),

           o whether the Units of that series or a class within that series are fixed rate or floating rate Units and the applicable interest rate or interest payments for each such class, including the applicable rate or schedule of interest payments, if fixed, or the method for calculating the rate, applicable to that series or class, if variable, the date or dates from which interest will accrue, the applicable distribution dates on which interest, principal and premium, in each case as applicable, on that series or class will be distributed and any related record dates,

           o any option (1) of a holder of Units of that series or a class within that series to withdraw a portion of the assets of the trust in exchange for surrendering a Unit or (2) of the depositor or a third party to purchase or repurchase any trust property, (in each case to the extent not inconsistent with the depositor's continued satisfaction of any applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder ("Rule 3a-7"), as relevant) and the periods during which or the dates on which, and the terms and conditions under which any such option may be exercised, in whole or in part,

           o the denominations in which that series or class within that series will be issuable and transferable,

           o whether the Units of any class within that series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions,

           o whether the Units of that series or of any class within that series are to be issued in the form of one or more global securities and, if so, the identity of the depositary, if other than The Depository Trust Company, for those global securities,

           o if a temporary Unit is to be issued with respect to that series or any class within that series, whether any interest distributable on a distribution date prior to the issuance of a definitive Unit of that series or class will be credited to the account of the persons entitled on that distribution date,

           o if a temporary global security is to be issued with respect to that series or any class within that series, the terms and conditions under which beneficial interests in that temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for definitive individual Units of the same series or class and the terms and conditions under which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive Units of that series or class,

           o if other than U.S. dollars, the specified currency applicable to the Units of that series or any class within that series for purposes of denominations and distributions on that series or class and the circumstances and conditions, if any, under which that specified currency may be changed, and the currency or currencies in which any principal of or any premium or any interest on that series or class are to be distributed after any such change,

           o all applicable required percentages and voting rights relating to the manner and percentage of voting by Unitholders of that series and any class within that series with respect to certain actions by the depositor or trustee, and

           o any other relevant terms of that series or any class within that series.

         Units may be transferred or exchanged for a like face amount of Units at the corporate trust office or agency of the relevant trustee, subject to the limitations contained in the applicable trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection with that transfer or exchange.

         MS&Co. or an affiliate may at any time purchase Units at any price in the open market or otherwise. Any Units so purchased by MS&Co. or such affiliate may, at the discretion of MS&Co., be held or resold.

Distributions

         In general, distributions allocable to principal, premium, if any, and interest on particular Units will be made in the specified currency for those Units by or on behalf of the trustee on each distribution date as specified in the applicable prospectus supplement. The trustee will remit to each holder of record on the relevant record date preceding any distribution, other than the final distribution, its portion of the payment on the related underlying securities or, if applicable, swap agreement promptly, and in any event within one business day, after the trustee receives that payment or otherwise as set forth in the prospectus supplement. Neither the trustee nor the depositor, however, will have any liability for any shortfall in the amount received from the relevant underlying security issuer or, if applicable, the swap counterparty. Accordingly, if less than a particular amount due under the related underlying security or swap agreement is received by the trustee, or a particular amount is received after its due date, the corresponding distribution to Unitholders is reduced or delayed accordingly.

         If the specified currency for particular Units is other than U.S. dollars, the exchange rate agent may, at its discretion and at the request of a Unitholder in the manner described in the prospectus supplement, arrange to convert all payments in respect of those Units into U.S. dollars as described in the following paragraph. Any Unitholder which will receive payments in a specified currency other than U.S. dollars must provide appropriate wire transfer instructions to the trustee, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

         Unless the applicable prospectus supplement sets forth additional terms as to the conversion of currencies, in the case of Units with a specified currency other than U.S. dollars, the amount of any U.S. dollar distribution will be determined by the exchange rate agent in its sole discretion. All currency exchange costs will be borne by the holders of those Units by deduction from the relevant distributions.

         U.S. dollar distributions on Units will be made by wire transfer of immediately available funds to the holder of record on the record dates for those distributions, but only if appropriate wire transfer instructions have been received in writing by the trustee not later than 15 calendar days prior to the applicable distribution date. The applicable prospectus supplement may also provide for distributions to be made by check or against presentation of the relevant Units. In the case of Units issued between a record date and the related distribution date, interest for the period beginning on the issue date and ending on the day immediately prior to that distribution date will, unless otherwise specified in the prospectus supplement, be distributed on the next succeeding distribution date to the holders of Units on the record date for that succeeding distribution.

         Unless otherwise specified in the applicable prospectus supplement, a "business day" with respect to any Unit is any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (A) in the City of New York or in the city where the corporate trust office of the trustee is located or (B) for Units denominated in a specified currency other than U.S. dollars, in the principal financial center of the country of the specified currency.

Interest on Units

         General. Each class of Units (other than certain classes of strip Units) of a particular series may have a different interest rate, as described below. In the case of strip Units with no or, in certain cases, a nominal principal balance, distributions of interest will be in an amount described in the applicable prospectus supplement. For purposes of the following description, "notional amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on strip Units with no or, in certain cases, a nominal principal balance will be paid on each distribution date. Reference to the notional amount of a class of strip Units in this prospectus or the applicable prospectus supplement does not indicate that those Units represent the right to receive any principal distribution in that amount, but rather the notional amount is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the prospectus supplement.

         Fixed rate Units. Each class of Units of a particular series with a fixed interest rate will bear interest on the outstanding principal balance (or notional amount, as applicable), from its original issue date or from the last distribution date on which interest was paid, at the fixed interest rate stated in the applicable prospectus supplement, until the principal amount of the Units is distributed or made available for payment (or in the case of fixed rate Units with no or a nominal principal amount, until the notional amount of the Units is reduced to zero). A prospectus supplement may specify that holders of certain Units will be entitled to receive on specified dates an amount equal to specified portions of the interest received on the underlying securities held by the related trust.

         If a swap agreement provides for all interest payments on particular underlying securities to be paid to the swap counterparty, the interest rate applicable to the related Units will be the corresponding rate payable to the trust under that swap agreement, subject to adjustment in the event of any changes in the underlying portfolio. If the applicable prospectus supplement specifies a calculation agent, that calculation agent will calculate the interest rate applicable to the Units from time to time as specified in the prospectus supplement. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive and binding for all purposes.

         If the terms of a related swap agreement or the related underlying securities so provide, the interest rate for a particular series of Units or any class within that series may be subject to adjustment from time to time in response to specified changes in the rating assigned to that series or class by one or more rating agencies or changes in the portfolio of underlying securities, all as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate Units will be distributable in arrears on each distribution date.

         Floating rate Units. As specified in the applicable prospectus supplement, each class of Units of a particular series with a variable interest rate will bear interest on the outstanding principal balance (or notional amount, as applicable), from its original issue date to the first interest reset date (as described below) at the initial interest rate indicated in the applicable prospectus supplement. After that date, the interest rate for each interest period will be determined by reference to an interest rate basis, plus or minus any specified spread, or multiplied by any applicable spread multiplier. The "spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be applicable to a particular series or class, and the "spread multiplier" is a specified percentage that may be applicable to that series or class, all as specified in the applicable prospectus supplement. If the terms of a related swap agreement or the related underlying securities so provide, the spread or spread multiplier on a particular series or class may be subject to adjustment from time to time in response to specified changes in the rating assigned to that series or class by one or more rating agencies, all as described in the applicable prospectus supplement. The applicable prospectus supplement may designate one or more of the following interest rate bases as a reference for the calculation of payments under the related swap agreement, which will determine the interest rate to be payable on the Units: LIBOR, the "commercial paper rate", the "Treasury rate", the "federal funds rate", the "CD rate" or any other rate basis (which may be based on, among other things, one or more market indices or the payments (whether scheduled or otherwise) made with respect to a designated asset or pool of assets) described in that prospectus supplement. Each of the foregoing rate bases is described in greater detail below. The "index maturity" for any floating rate Unit is the period of maturity of the instrument or obligation from which the rate basis is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

         If specified in the applicable prospectus supplement, floating rate Units may also have either or both of the following (in each case expressed as an annual rate on a simple interest basis): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period. Irrespective of any such maximum interest rate, the interest rate applicable to floating rate Units will in no event be higher than the maximum rate permitted by applicable law.

         If a swap agreement provides for all interest payments on particular underlying securities to be paid to the swap counterparty, the interest rate applicable to the related Units will be the corresponding floating rate payable to the trust under that swap agreement, subject to adjustment in the event of any changes in the underlying portfolio. If the applicable prospectus supplement specifies a calculation agent, that calculation agent will calculate the interest rate applicable to the Units from time to time as specified in the prospectus supplement. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive and binding for all purposes.

         The applicable prospectus supplement will state whether the interest rate on particular floating rate Units will be reset daily, weekly, monthly, quarterly, semiannually or annually, or on another periodic basis. The interest reset dates will be specified in the prospectus supplement. If an interest reset date would otherwise be a day that is not a business day, that interest reset date will occur on a prior or succeeding business day, as specified in the prospectus supplement.

         Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of floating rate Units will be the accrued interest from and including the original issue date thereof or the last interest reset date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following interest reset date.

         With respect to each floating rate Unit, accrued interest will be calculated by multiplying its principal balance (or notional amount, as applicable) by the accrued interest factor of that Unit. Unless otherwise specified in the applicable prospectus supplement, the accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless the applicable prospectus supplement specifies a different period, the interest factor (expressed as a decimal calculated to seven decimal places, without rounding) for each day is computed by dividing the interest rate in effect on that day (1) by 360, in the case of Units bearing interest at a rate based on LIBOR, the commercial paper rate, the federal funds rate or the CD rate or (2) by the actual number of days in the year, in the case of the Treasury rate. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

         Unless otherwise specified in the applicable prospectus supplement, the percentages resulting from any calculation of the interest rate on a floating rate Unit will be rounded, if necessary, to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655), and all currency amounts used in or resulting from that calculation will be rounded to the nearest one-hundredth of a Unit (with 0.005 of a Unit rounded upward).

         Interest on particular floating rate Units will be distributable on the distribution dates and for the interest accrual periods as described in the applicable prospectus supplement.

         LIBOR. For each floating rate Unit for which LIBOR is the rate basis and LIBOR is indexed to the offered rates for U.S. dollar deposits, LIBOR for each interest period will be determined by the calculation agent, as follows:

          1. On the second London banking day prior to the interest reset date for that interest period (referred to as the "LIBOR determination date"), the calculation agent will determine (A) if "Reuters" is specified in the applicable prospectus supplement, the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the specified index maturity which appear on the Reuters LIBO Page at approximately 11:00 a.m., London time, on that LIBOR determination date, if at least two such offered rates appear on the Reuters Screen LIBOR Page ("LIBOR Reuters"), or (B) if "Telerate" is specified in the applicable prospectus supplement, the rate for deposits in U.S. dollars for the period of the specified index maturity that appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on that LIBOR determination date ("LIBOR Telerate"). "Reuters LIBO page" means the display designated as the "LIBO" page on the Reuters Monitor Money Rates Service (or any replacement page). "Telerate page 3750" means the display designated as page "3750" on the Telerate Service (or any replacement page). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable prospectus supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters LIBO page, or if no rate appears on Telerate page 3750, as applicable, LIBOR in respect of the relevant LIBOR determination date will be determined as described in (2) below.

          2. If fewer than two offered rates appear on the Reuters LIBO page, or if no rate appears on Telerate page 3750, as applicable, on a particular LIBOR determination date, the calculation agent will request the principal London offices of four major banks in the London interbank market selected by the calculation agent to provide their offered quotations for deposits in U.S. dollars for the period of the specified index maturity, commencing on the relevant interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR determination date, and in a principal amount of not less than $1 million that is representative of a single transaction in that market at that time. If at least two such quotations are provided, LIBOR for the relevant interest period will be the arithmetic mean of those quotations. If fewer than two such quotations are available, LIBOR for the relevant interest period will be the arithmetic mean of rates quoted by three major banks in the City of New York selected by the calculation agent at approximately 11:00 a.m., New York City time, on the relevant LIBOR determination date for loans in U.S. dollars to leading European banks, for the period of the specified index maturity, commencing on the relevant interest reset date, and in a principal amount equal to an amount of not less than $1 million that is representative of a single transaction in that market at that time. If fewer than three such banks are quoting rates as described in the previous sentence, LIBOR for the relevant interest period will be the same as LIBOR for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

         In the case of any Unit with respect to which LIBOR is indexed to the offered rates for deposits in a currency other than U.S. dollars, or the method for determining U.S. dollar LIBOR varies from that described above, the applicable prospectus supplement will describe the method for determining such rate.

         Commercial paper rate. For each floating rate Unit bearing interest at a rate based on the "commercial paper rate", the "commercial paper rate" for each interest period will be determined by the calculation agent as of the second business day prior to the interest reset date for that interest period (referred to as a "commercial paper rate determination rate"). The "commercial paper rate" is the "money market yield" (as defined below) on the relevant commercial paper rate determination date of the rate for commercial paper having the specified index maturity, as published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to the commercial paper rate determination date, then the "commercial paper rate" for the relevant interest period is the money market yield on the commercial paper rate determination date of the rate for commercial paper of the specified index maturity, as published in composite quotations in the H.15 Daily Update under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on the relevant calculation date that rate is not yet published in either H.15(519) or the H.15 Daily Update, then the "commercial paper rate" for the relevant interest period is the money market yield of the arithmetic mean of the rates offered, as of 11:00 a.m., New York City time, on the commercial paper rate determination date, by three leading dealers of commercial paper in the City of New York selected by the calculation agent for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated AA or the equivalent by a nationally recognized rating agency. If such dealers are not quoting offered rates as described in the previous sentence, the "commercial paper rate" for the relevant interest period will be the same as the "commercial paper rate" for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

         The "money market yield" is a yield calculated in accordance with the following formula:

                                     D x 360 x 100
              money market yield  =  -------------
                                     360 - (D x M)
where D refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and M refers to the actual number of days in the specified index maturity.

         The "calculation date" pertaining to any commercial paper rate determination date is the earlier of (1) the tenth calendar day after that commercial paper rate determination date or, if that day is not a business day, the next succeeding business day and (2) the second business day preceding the date on which any distribution of interest is required to be made following the applicable interest reset date.

         Treasury rate. For each floating rate Unit bearing interest at a rate based on the "Treasury rate", the "Treasury rate" for each interest period will be the rate for the auction, which we refer to as the "auction", held on the Treasury rate determination date (as defined below) for that interest period of direct obligations of the United States (referred to as "Treasury securities") having the specified index maturity, as that rate appears under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, Inc., or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as "Telerate Page 56", or page 57 or any other page as may replace page 57 on that service, which we refer to as "Telerate Page 57", or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to that Treasury rate determination date, the bond equivalent yield of the rate for the applicable Treasury securities as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High". In the event that the results of the auction of Treasury securities having the specified index maturity are not published or reported as described above by 3:00 p.m., New York City time, on the relevant calculation date, the bond equivalent yield of the auction rate of the applicable Treasury securities, announced by the United States Department of the Treasury, or if such rate is not announced by the United States Department of the Treasury, or if the auction is not held on that Treasury rate determination date, the bond equivalent yield of the rate on such Treasury rate determination date of Treasury securities having the specified index maturity published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or if such rate is not published by 3:00 p.m., New York City time, on the related calculation date, then the "Treasury rate" for that interest period will be the rate on such Treasury rate determination date of the applicable Treasury securities as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or if such rate is not published by 3:00 p.m., New York City time, on the related calculation date, then the "Treasury rate" for that interest period will be the rate on such Treasury rate determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury rate determination date, of three primary United States government securities dealers, which may include affiliates of the depositor, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the specified index maturity. If such dealers are not quoting bid rates as described in the previous sentence, then the "Treasury rate" for the relevant interest period will be the same as the Treasury for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

         The "Treasury rate determination date" for each interest period is the day of the week in which the interest reset date for that interest period falls on which Treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury rate determination date pertaining to the interest period commencing in the next succeeding week. Unless otherwise specified in the applicable prospectus supplement, if an auction date will fall on any day that would otherwise be an interest reset date, then that interest reset date will instead be the business day immediately following the auction date.

         The "calculation date" pertaining to any Treasury rate determination date is the earlier of (1) the tenth calendar day after that Treasury rate determination date or, if that day is not a business day, the next succeeding business day or (2) the second business day preceding the date on which any distribution of interest is required to be made following the applicable interest reset date.

         Federal funds rate. For each floating rate Unit bearing interest at a rate based on the "federal funds rate", the "federal funds rate" for each interest period will be the effective rate on the interest reset date for that interest period (referred to as a "federal funds rate determination date") for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Moneyline Telerate, Inc., or any successor service, or page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as "Telerate Page 120". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to that federal funds rate determination date, the "federal funds rate" for that interest period is the rate on that federal funds rate determination date as published in composite quotations in the H.15 Daily Update under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on that calculation date such rate is not yet published in either H.15(519) or the H.15 Daily Update, then the "federal funds rate" for that interest period is the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the calculation agent, prior to 9:00 a.m., New York City time, on that interest determination date. If the brokers selected by the calculation agent are not quoting as set forth above, the "federal funds rate" for that interest period will be the same as the federal funds rate in effect for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate). Unless otherwise specified in the applicable prospectus supplement, in the case of a Unit for which the applicable "federal funds rate" resets daily, the interest rate for the period from and including a Monday to but excluding the next succeeding Monday will be reset by the calculation agent on that second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the "federal funds rates" in effect with respect to each day in that week. The "calculation date" pertaining to any federal funds rate determination date is the next succeeding business day.

         CD rate. For each floating rate Unit bearing interest at a rate based on the "CD rate", the "CD rate" for each interest period will be the rate as of the second business day prior to the interest reset date for that interest period (referred to as a "CD rate determination date") for negotiable certificates of deposit having the specified index maturity, as published in H.15(519),

"Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to that CD rate determination date, then the "CD rate" for that interest period will be the rate on such CD rate determination date for negotiable certificates of deposit of the specified index maturity, set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/current, or any successor site or publication, which is commonly referred to as the "H.15 Daily Update", for the interest determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption "CDs (Secondary Market)". If by 3:00 p.m., New York City time, on that calculation date such rate is not yet published in either H.15(519) or the H.15 Daily Update, then the "CD rate" for that interest period will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate determination date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in the City of New York selected by the calculation agent for negotiable certificates of deposit of major U.S. money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the specified index maturity in a denomination specified in the applicable prospectus supplement. If such dealers are not quoting offered rates as described in the previous sentence, the "CD rate" for that interest period will be the same as the CD rate for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

         The "calculation date" pertaining to any CD rate determination date is the earlier of (1) the tenth calendar day after that CD rate determination date or, if that day is not a business day, the next succeeding business day or (2) the second business day preceding the date on which any distribution of interest is required to be made following the applicable interest reset date.

         If any of the commercial paper rate, Treasury rate, federal funds rate or CD rate is the applicable base rate and is not to be determined as set forth above, the prospectus supplement will describe the method for determining such rate.

Principal of Units

         Unless the applicable prospectus supplement specifies a notional amount or other reference amount for a particular Unit, each Unit will have a principal balance equal to the maximum amount that the holder of that Unit will be entitled to receive in respect of principal from the related underlying securities. The initial aggregate principal balance (or notional amount, as applicable) of each class of a particular series of Units will be specified in the applicable prospectus supplement. Distributions of principal of any such class will be made on a ratable basis among all the Units of that class. Strip Units with no principal balance will not receive distributions of principal.

         The outstanding principal balance (or notional amount, as applicable) of a Unit will be reduced to the extent of distributions of principal and, if applicable, by the amount of any net losses realized on the related trust property.

Index-linked Units

         From time to time, the trust may offer a series of Units ("index-linked Units"), the principal amount payable at the stated maturity date of which (the "indexed principal amount") and/or interest amounts with respect to which are determined by reference to:

           o the rate of exchange between the specified currency for such Unit and the other currency (the "indexed currency") specified therein on specified dates,

           o the difference in the price of a specified commodity (the "indexed commodity") on specified dates,

           o the difference in the level of a specified stock index (the "stock index"), which may be based on U.S. or foreign stocks, on specified dates, or

           o such other objective price or economic measure as is described in the related prospectus supplement.

         The manner of determining the indexed principal amount of an index-linked Unit, and historical and other information concerning the indexed currency, indexed commodity, stock index or other price or economic measure used in such determination, will generally be set forth under a related swap agreement and will be specified in the related prospectus supplement. Index-linked Units will be issued only to the extent consistent with qualification of the trust under Rule 3a-7, as applicable.

         Except as otherwise specified in the related prospectus supplement, interest on an index-linked Unit will be payable based on the amount designated in the related prospectus supplement as the "face amount" of such index-linked Unit. The related prospectus supplement will specify whether the principal amount of the related index-linked Unit that would be payable upon redemption or repayment prior to the stated maturity date will be the face amount of such index-linked Unit, the indexed principal amount of such index-linked Unit at the time of redemption or repayment, or another amount described in such prospectus supplement.

Foreign currency Units

         If the specified currency of a particular Unit is not the U.S. dollar, the applicable prospectus supplement will describe the denominations, the currency or currencies in which the principal and interest with respect to that Unit are to be paid and any other related terms and conditions applicable to that Unit. If the specified currency or any successor currency for a foreign currency Unit is not available to the related trust due to exchange controls or other events beyond the control of the depositor or the trust, the trust will be entitled to satisfy its obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of an exchange rate determined by the exchange rate agent in its sole discretion.

Multi-currency Units

         In the case of multi-currency Units, payments of principal or interest may be made in different currencies, as specified in the applicable prospectus supplement. The exchange rates will be calculated as specified in those Units and as described in the prospectus supplement. Other material terms and conditions will also be specified in the relevant Units and described in the prospectus supplement.

Call rights and warrants

         If one or more specified persons have the right to purchase all or a portion of the Units of a particular series or to purchase trust property such that the trustee is obligated to redeem all or a portion of the Units of a particular series under specified circumstances, or if optional early redemption or similar provisions with respect to the underlying securities may result in a redemption of all or a portion of the Units of a particular series, the applicable prospectus supplement will designate that series as a "callable series". The terms and conditions under which a specified person may exercise its right to purchase or cause redemption of all or a portion of the Units of that series will be described in the applicable prospectus supplement. Such terms may include the following:

           o a minimum principal balance (or notional amount, as applicable) with respect to the Units being purchased or redeemed,

           o a requirement that the principal balance (or notional amount, as applicable) of the Units being purchased or redeemed be an integral multiple of a specified amount,

           o if the call right is exercised with respect to less than all of the Units, the manner of selecting the Units being purchased or redeemed,

           o specified dates during which such a purchase or redemption may be effected, and

           o the price at which such a purchase or redemption may be effected, which will be at least 100% of the outstanding principal balance of the relevant Unit.

         After receiving notice of the exercise of such a call right or warrant, the trustee will provide notice as specified in the applicable prospectus supplement. After satisfying any conditions applicable to the exercise of that right, each holder of a Unit that has been called will be entitled to receive a distribution of a ratable share of the aggregate price paid in connection with that exercise, in the manner and to the extent described in the applicable prospectus supplement.

Optional exchange

         If a holder may exchange Units of any given series for a pro rata portion of the trust property (an "exchangeable series") the terms upon which a holder may exchange Units of any exchangeable series for a pro rata portion of the trust property of the related trust will be specified in the related prospectus supplement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the depositor's and such trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7, as applicable. Such terms may relate to, but are not limited to, the following:

           o a requirement that the exchanging holder tender to the trustee Units of each class within such exchangeable series,

           o a minimum Unit principal balance or notional amount, as applicable, with respect to each Unit being tendered for exchange,

           o a requirement that the Unit principal balance or notional amount, as applicable, of each Unit tendered for exchange be an integral multiple of an amount specified in the prospectus supplement,

           o specified dates during which a holder may effect such an exchange,

           o limitations on the right of an exchanging holder to receive any benefit upon exchange from any credit support or other non-underlying securities deposited in the applicable trust,

           o adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated extraordinary trust expenses as set forth in the applicable prospectus supplement, and

           o a requirement that the exchanging holder obtain the consent of any swap counterparty to such exchange and tender to the swap counterparty a termination payment in respect of termination of any portion of the swap agreement corresponding to the portion of the underlying securities to be distributed by the trustee.

         Unless the prospectus supplement states that "depositor optional exchange" is not applicable to the Units of a given series, any Units held by the depositor or its affiliates from time to time will be subject to optional exchange by the depositor or such affiliates for a pro rata portion of the trust property of the related trust, subject to one or more of the conditions similar to those set forth above.

         Unless the underlying securities distributable to the holders of the Units upon an optional exchange have been registered concurrently with the Units and the exchange otherwise satisfies the registration requirements of the Securities Act, no optional exchange will be provided for except where such optional exchange is eligible for an exemption from registration under the Securities Act.

         Unless additional or different terms for an optional exchange are set forth in the related prospectus supplement, in order for a Unit of a given exchangeable series (or class within such exchangeable series) to be exchanged by the applicable Unitholder, the trustee for such Unit must receive, at least 30 (or such shorter period acceptable to the trustee) but not more than 45 days prior to an optional exchange date (i) such Unit with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Unit, the Unit principal balance or notional amount of such Unit to be exchanged, the Unit number or a description of the tenor and terms of such Unit, a statement that the option to elect exchange is being exercised thereby and a guaranty that the Unit to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Unit duly completed will be received by such trustee not later than five business days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause
(ii) of the preceding sentence is followed, then such Unit and form duly completed must be received by such trustee by such fifth business day. Any tender of a Unit by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Unit for less than the entire Unit principal balance of such Unit provided that the Unit Principal Balance or notional amount, as applicable, of such Unit remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related prospectus supplement are satisfied. Upon such partial exchange, such Unit shall be canceled and a new Unit or Units for the remaining Unit principal balance thereof shall be issued (which shall be in the name of the holder of such exchanged Unit).

         Upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related trust property, as described in such prospectus supplement, the applicable Unitholder will be entitled to receive a distribution of a pro rata share of the trust property related to the exchangeable series (and class within such exchangeable series) of the Unit being exchanged, in the manner and to the extent described in such prospectus supplement. Alternatively, to the extent so specified in the applicable prospectus supplement, the applicable Unitholder, upon satisfaction of such conditions, may direct the related trustee to sell, on behalf of such Unitholder, such pro rata share of the trust property, in which event the Unitholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such trustee in facilitating such sale, subject to any additional adjustments set forth in the prospectus supplement.

         Prior to any optional exchange, only the trustee is a holder of the underlying securities and only the trustee will have the ability to enforce the obligations of the underlying security issuer under the underlying securities. After an optional exchange, the Unitholders will be holders of the underlying securities and can enforce such obligations directly.

         Any holder of call rights or warrants shall be entitled to exchange Units acquired upon exercise of the call rights or warrants for a corresponding portion of trust property.

         You should note that any optional exchange will have the effect of reducing the outstanding amount of Units available for trading in the secondary markets. Optional exchanges may occur with respect to significant amounts of the Units and may disrupt secondary market trading in the Units, reduce the liquidity of the Units, increase the spread between bid and ask prices or have other adverse effects on any secondary market for the Units.

Ratings

         At the time of issue, the Units of a particular series (or class within that series) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. Unless an additional basis for that rating is described in the applicable

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

prospectus supplement, the rating of any series or class will be based primarily on the related trust property and the relative priorities of the Unitholders of the relevant series or class to receive collections from, and to assert claims against, the trust with respect to that trust property. There can be no assurance that any such rating will remain in effect for any given period of time or that it will not be lowered or withdrawn entirely by the relevant rating agency. If any class of a particular series of Units is not offered pursuant to this prospectus and the applicable prospectus supplement, that class will not necessarily be rated in an investment grade category by a rating agency.

         Prospective purchasers of the Units should be aware that a credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A rating also does not comment as to market price or suitability for a particular investor. In addition, a rating is limited in scope to its terms. Prospective purchasers of particular Units are urged to review in its entirety any disclosure relating to any rating of those Units that is contained in the applicable prospectus supplement, including the text of any rating letter or letters, if provided.

Form

         Each series and class of Units may be issued (1) in fully registered form without interest coupons with or without coupons attached and (2) as one or more global securities or as individual securities in definitive form with or without coupons. Units will be transferable on the records of the Unit register maintained by the trustee. For each series of Units, the trustee will maintain a register in which, subject to any reasonable regulations as it may prescribe, the trustee will provide for the registration of transfers of those Units. No service charge will be payable with respect to any transfer of Units, but the trustee may require payment of a sum sufficient to cover any tax or government charge that may be imposed in connection with any such transfer.

         All Units of a particular series (or class within that series) offered hereby and by the applicable prospectus supplement unless otherwise provided in the applicable prospectus supplement will, after they are issued, be represented by one or more global securities that will be deposited with, or on behalf of, the Depository Trust Company ("DTC") (only for Units denominated and payable in U.S. dollars), the Euroclear System ("Euroclear"), Clearstream Banking, societe anonyme ("Clearstream"), or another entity specified in the applicable prospectus supplement. All of the foregoing entities are referred to as "depositaries". Global securities may be issued in registered form and in either temporary or permanent form or other form specified by the depositary. Global securities will be registered in the name of a nominee of the depositary, and will clear and settle in book-entry form only through the facilities of one or more depositaries. Unless and until it is exchanged in whole or in part for the individual Units it represents, a global security may only be transferred in its entirety, by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any such nominee to a successor of the depositary or a nominee of that successor.

         After a Unit is issued as a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, as applicable, of the individual Units represented by that global security to the accounts of its participants. The accounts to be credited will be designated by the underwriter of the Units, or if the Units are offered and sold directly through one or more agents, by the depositor or those agents. Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. Because holders will acquire, hold and transfer security entitlements with respect to a global security through accounts with the depository and its participants, a beneficial holder's rights with respect to a global security will be subject to the laws (including Article 8 of the Uniform Commercial Code) and contractual provisions governing a holder's relationship with its securities intermediary and the relationship between its securities intermediary and each other securities intermediary between it and the underlying security issuer. Unless and until it is exchanged in whole for securities in definitive registered form under the limited circumstances described below, a global security cannot be transferred except as a whole by and among the depository, its nominees and any successors of the depository or those nominees. Ownership of beneficial interests in a global security will be shown on, and transfers of ownership will be effected only through, records maintained by the depositary or by participants or persons that hold through participants. The laws of some states require that certain purchasers of a security take physical delivery of the security. Such laws may limit the market for beneficial interests in a global security.

         So long as the depositary for a global security, or its nominee, is the owner of that security, that depositary or nominee will be considered the sole holder of the individual Units represented by that global security for all purposes under the trust agreement governing the Units. Except as described below, owners of beneficial interests in a global security will not be entitled to have any of the individual Units represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such Units and will not be considered Unitholders under the trust agreement governing those Units. Because the depositary can only act on behalf of its participants, the ability of a holder of any Unit to pledge that Unit to persons or entities that do not participate in the depositary's system, or to otherwise act with respect to that Unit, may be limited due to the lack of a physical certificate for that Unit.

         Distributions of principal of (and premium, if any) and any interest on individual Units represented by a global security will be made to the depositary or its nominee, as the Unitholder of record. None of the depositor, the trustee, any paying agent or the registrar for those Units will have responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in that global security or for maintaining, supervising or reviewing any records relating to such beneficial interests. The depositor expects that the depositary for Units of a particular series (or class within that series), after receiving any distribution of principal, premium or interest in respect of a definitive global security representing those Units, will credit immediately its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security, as shown on the records of the depositary. The depositor also expects that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in registered in a "street name".

         Beneficial owners of global securities should consult their banks or brokers for information on how to receive payments on those Units, including (in the case of Units

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

denominated in a currency other than U.S. dollars) on how to request payment in the specified currency for those Units.

         As long as the Units of a particular series are represented by a global security, the depositary's nominee will be the record holder of those Units and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the depositary's nominee will timely exercise a right of exchange with respect to a particular Unit, the beneficial owner of that Unit must instruct the broker or other direct or indirect participant through which it holds an interest in that Unit to notify the depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Unit in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the depositary.

         If the depositary for Units of a particular series (or class within that series) is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the depositor within 30 days, the related trust will issue individual definitive Units in exchange for the global security or securities representing those Units. In addition, the depositor may at any time and in its sole discretion determine not to have any Units of a particular series or class represented by one or more global securities of that series or class in exchange for the global security or securities representing those Units. Further, if specified in the applicable prospectus supplement, an owner of a beneficial interest in a global security representing Units of a particular series or class may, on terms acceptable to the depositor and the depositary, receive individual definitive Units in exchange for its beneficial interest. In each of the foregoing circumstances, an owner of a beneficial interest in a global security will be entitled (1) to receive individual definitive Units of the series or class represented by that global security equal in principal amount or notional amount, as applicable, to that beneficial interest and (2) to have those definitive Units registered in its name. Individual definitive Units will be issued in denominations specified by the depositor or in the applicable prospectus supplement.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of those participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. ("direct participants"). Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with any of the participants mentioned in the preceding sentence, either directly or indirectly

("indirect participants"). The rules applicable to DTC and its participants are on file with the SEC.

         Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners of the Units will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         The applicable prospectus supplement will describe any specific terms of the depositary arrangement with respect to any particular class or series of Units to the extent not described or different from the above description above.

Voting of securities, modification of underlying security issuance agreements

         As promptly as possible, but in any event, within three business days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents by, owners of underlying securities related to particular Units, the trustee will give notice to the holders of those Units, setting forth the following: (1) the information contained in the notice to owners of those underlying securities, (2) a statement that the Unitholders are entitled, subject to applicable law, any applicable provisions of those underlying securities and the trust agreement (and to the extent of the voting rights allocated to the Unitholders), to instruct the trustee as to the exercise of any voting right pertaining to those underlying securities, and (3) a statement as to the manner in which instructions may be given to the trustee to grant any discretionary proxy to a person designated in the notice received by the trustee. The trustee will give its notice to the Unitholders of record on the relevant record date.

         Unless a different allocation of voting rights is described in the applicable prospectus supplement, the voting rights of owners of the relevant underlying securities pursuant to their terms will be allocated among the Unitholders ratably, in the proportion that the denomination of each Unit bears to the aggregate denomination of all Units. At the written request of any Unitholder, which must be received on or before the date established by the trustee for that purpose, the trustee will endeavor, to the extent practicable and permitted under applicable law and any applicable provision of the underlying securities, to vote in accordance with any nondiscretionary instruction contained in that written request. If the aggregate principal balance (or notional amount, as applicable) held by all Unitholders instructing the trustee to vote in a specified manner does not correspond to an even number of underlying securities, the trustee will vote the number of underlying securities most closely corresponding to that principal balance (or notional amount, as applicable), as instructed. Any portion of the principal balance (or notional amount, as applicable) representing less than half of an underlying security will not be voted, but any such portion representing half or more of an underlying security will be voted as instructed.

         Notwithstanding the foregoing, the trustee must reject any vote to (1) alter the currency, amount or timing of payment of, or the method or rate of accruing, principal or interest on the underlying securities, (2) consent to any redemption or prepayment of the underlying securities or (3) consent to the issuance of new obligations in exchange or substitution for any of the underlying securities. The foregoing prohibition does not apply if the trustee is directed by the affirmative vote of all holders of the related Units to accept the amendment or offer in question and receives advice of nationally recognized independent tax counsel, designated by the depositor, that the changes to the terms of the underlying securities to which the vote relates would not result in a "sale or other disposition" of the underlying securities within the meaning of Section 1001(a) of the Internal Revenue Code of 1986 or alter the classification of the trust for U.S. federal income tax purposes. The trustee must also reject any vote to alter any other terms of the securities unless it receives advice of tax counsel to the effect described in the preceding sentence.

         The trustee will not grant any consent (other than a unanimous consent) solicited from the owners of the underlying securities underlying the Units with respect to the foregoing matters in (1), (2) and (3) above nor will it accept or take any action in respect of any consent, proxy or instructions received from any Unitholder in contravention of such provisions.

Early distribution of trust property

         Unless specific terms for the continuation of the trust agreement are described in the applicable prospectus supplement, upon the occurrence of a trust wind-up event (as defined under "Description of Trust Agreements--Trust wind-up events, liquidation events and disqualification events"), the applicable trust agreement and any related swap agreement will terminate, subject to payment of swap termination payments, if any, and the trustee shall deliver notice to each of the Unitholders of the occurrence of a trust wind-up event, the termination of such swap agreement (and payment of swap termination payments, if any) and the termination of such trust agreement and related trust, and such notice shall state that holders should surrender their Units to the trustee or give, to the trustee's reasonable satisfaction, appropriate indemnity or security in exchange for a portion of the underlying securities or cash if the trust property is liquidated, as specified in the applicable trust agreement. Such notice to the Unitholders shall also specify: (1) the cause of the trust wind-up event, (2) the location and hours of the office or agency of the trustee at which Units should be presented and surrendered, (3) that each holder must supply transfer instructions in writing with respect to the related underlying securities, and (4) any other information required to be set forth by such trust agreement, as set forth in the applicable prospectus supplement.

         Unless the prospectus supplement specifies that the underlying securities will be distributed in kind, all underlying securities will be liquidated following a trust wind-up event, either through the selling agent as described under "Description of Trust Agreements--Sale of trust property, secured party rights" or through other procedures described in the prospectus supplement, and the cash proceeds of such liquidation will be distributed to the Unitholders after satisfaction of all other expenses and liabilities of the trust.

         Upon receipt by the trustee of (1) appropriate transfer instructions in writing from a holder with respect to such underlying securities and (2) such holder's Units, or appropriate and satisfactory indemnity or security, the trustee shall promptly deliver to such holder its pro rata share of such underlying securities or cash in accordance with such transfer instructions by physical delivery or, if applicable, by causing the book-entry depositary for such underlying securities to credit such underlying securities to an account of such holder with such depositary or an account of a designated participant in such depositary.

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



                      United States Federal Income Taxation

         The discussion under the heading "United States Federal Income Taxation" herein represents the opinion of Cleary, Gottlieb, Steen & Hamilton with respect to the material United States federal income tax consequences of the purchase, ownership and disposition of Units by a Unitholder who acquires its Units on the closing date.

         This discussion applies only to:

           o Units purchased by those initial holders who purchase such Units on the date on which the net proceeds of an offering of the Units of a particular series are received by the depositor, also referred to as the closing date, at the offering price provided for the Units in the applicable prospectus supplement, and

           o    Units and trust property held as capital assets.

         This discussion does not describe all of the tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as:

           o banks, savings and loan associations, and similar financial institutions,

           o    insurance companies,

           o dealers in securities, including notional principal contracts, or foreign currencies,

           o    traders in securities electing to mark to market,

           o persons holding Units as part of a hedge, straddle, conversion or similar transaction,

           o U.S. Unitholders (as defined below) whose functional currency is not the U.S. dollar,

           o partnerships or other entities classified as partnerships for U.S. federal income tax purposes, or

           o    persons subject to the alternative minimum tax.

         This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Internal Revenue Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein and may be applied retroactively.

         Units of a particular series may have special features that produce tax consequences different from those described below. In cases where the related prospectus supplement contains additional tax information, prospective Unitholders should review such information together with this tax discussion.

         Persons considering the purchase of Units are urged to consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Classification of the trust

         Unless otherwise stated in the applicable prospectus supplement, the trust will not be classified as a corporation or as an association taxable as a corporation. The trustee shall in no event cause the trust, and each holder of a Unit by its purchase thereof shall be deemed to have agreed not to make any election to cause the trust, to be treated as a corporation for U.S. federal income tax purposes. The prospectus supplement for each series of Units will include a discussion regarding the classification of the trust as a grantor trust, partnership or financial asset securitization investment trust ("FASIT"), as defined in Section 860L of the Internal Revenue Code.

         In every case in which the trust intends to treat itself as a partnership or FASIT, the applicable prospectus supplement will discuss the material U.S. federal income tax consequences of such classification. In a case where the appropriate classification of the trust is uncertain, the applicable prospectus supplement generally will describe potential alternative characterizations of the trust and the material U.S. federal income tax consequences thereof.

         The remainder of this discussion assumes that the trust will be a grantor trust for U.S. federal income tax purposes.

Taxation under grantor trust rules

         The trustee will report income, gain, loss and deductions to the Internal Revenue Service (the "IRS") in accordance with the grantor trust provisions of the Internal Revenue Code. Under the U.S. federal income tax rules applicable to grantor trusts, a Unitholder will be treated as the owner of an undivided interest in the assets and income of the trust and as having entered into any swap agreement that is included in trust property, both to the extent of such Unitholder's proportionate interest in the trust. The sale of a Unit will be considered a sale of a Unitholder's interest in the assets of the trust and a termination of any swap agreement with respect to that Unitholder. In the case of Units of an exchangeable series, a Unitholder's withdrawal of the Unitholder's proportionate share of the underlying securities will not constitute a taxable event, but gain or loss may be recognized upon any related termination of a swap agreement. A Unitholder may deduct its pro rata share of the fees and other deductible expenses paid by the trust, at the same time and to the same extent as such items could be deducted by the Unitholder if the Unitholder paid directly a pro rata portion of the amounts paid by the trust. See "Trust expenses", below.

Allocation of basis and sales proceeds

         A Unitholder will be considered to have purchased its interest in the underlying securities for an amount equal to the cost of its Unit multiplied by a fraction, the numerator of which is the

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

fair market value of such underlying securities and the denominator of which is the sum of the fair market value of the underlying securities and the fair market value of any swap agreement (which may be negative, zero or positive), if any, in each case at the time of purchase. The Unitholder's initial tax basis in the underlying securities will equal such allocated purchase price. The Unitholder's tax basis in the underlying securities generally will be increased by any amounts included in income with respect thereto, and reduced by any payments thereon and any amortized bond premium with respect thereto.

         If the fair market value to the trust of the swap agreement, if any, is not zero at the time of purchase of a Unit by a Unitholder, the Unitholder should be treated as having received or paid a premium with respect to the swap agreement ("swap premium"). If such fair market value is negative, a swap premium will be treated as paid to such Unitholder in an amount equal to the excess of the amount allocated to the underlying securities (determined as described above) over the cost of the Unit. If such fair market value is positive, a swap premium will be treated as paid by such Unitholder in an amount equal to the excess of the cost of the Unit over the amount allocated to the underlying securities.

         Upon a sale of a Unit, the same method would apply in allocating the amount realized by the selling Unitholder between the underlying securities and the swap agreement using fair market values at the time of sale. The amount allocated to the swap agreement would be considered a swap termination payment made to or by the Unitholder, depending on whether the amount is positive or negative as to the trust.

         If the trust holds, at the time of purchase of a Unit, cash or cash equivalents, then the cost of the Unit would first be reduced by the amount of such cash or cash equivalents allocated to the Unit before making the above allocation.

Tax consequences to U.S. Unitholders

         As used herein, the term "U.S. Unitholder" means a beneficial owner of a Unit that is for U.S. federal income tax purposes:

           o    a citizen or resident of the United States,

           o a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof, or

           o an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

           o a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. persons have the authority to control all of the trust's substantial decisions. Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996, and treated as a domestic trust prior to such date, may also be treated as U.S. Unitholders.

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

         The term U.S. Unitholder also includes certain former citizens and residents of the United States.

         The discussion below, up to the heading "Tax consequences to non-U.S. Unitholders", applies only to U.S. Unitholders.

Taxation of underlying securities

         If the trust property includes a swap agreement, the tax treatment of the underlying securities and such swap agreement will depend on whether they are integrated into a single synthetic debt instrument or treated as separate financial instruments. The following discussion assumes that the underlying securities are not part of an integrated transaction, so that a U.S. Unitholder must take into account its pro rata share of the income from the underlying securities and the swap agreement, if any, as determined under the separate tax rules applicable to those instruments. In some cases, the trust property may be subject to rules providing for integration for tax purposes. Such rules, and the consequences of integrated treatment, are discussed below.

         The following discussion also assumes that the underlying securities are considered to be owned by the trust for U.S. federal income tax purposes. In some circumstances, the underlying securities and swap agreements may be treated together as a loan to the swap counterparty. See "Other characterizations of the underlying securities and swap agreements".

         Furthermore, the following discussion assumes that the underlying securities will constitute debt instruments in their entirety. If the underlying securities are denominated in a foreign currency, the rules for calculation of foreign exchange gains and losses discussed below under "Foreign currency rules" will also apply. See also the discussion below under "Straddle Rules".

         Payments of interest. Interest on an underlying security will be taxable to a U.S. Unitholder as ordinary interest income at the time it accrues or is received by the trust in accordance with the U.S. Unitholder's method of accounting for U.S. federal income tax purposes, provided that the interest is qualified stated interest (as defined below).

         Original issue discount. An underlying security that was issued at an issue price less than its stated redemption price at maturity will be considered to have original issue discount for U.S. federal income tax purposes (and will be referred to as an "original issue discount underlying security") unless the discount is de minimis (as described below). The stated redemption price at maturity of an underlying security equals the sum of all payments required to be made on the underlying security other than payments of "qualified stated interest". "Qualified stated interest" is generally stated interest that is unconditionally payable in cash or property (other than in debt instruments of the underlying security issuer) at least annually during the entire term of the underlying security at a single fixed rate or, subject to certain conditions, at a variable rate.

         If the difference between an underlying security's stated redemption price at maturity and its issue price is less than a de minimis amount (generally 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity), then the underlying security will not be considered to have original issue discount.

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

         If the trust holds original issue discount underlying securities that mature more than one year from their date of issuance, U.S. Unitholders will be required to include their share of the original issue discount in ordinary gross income as it accrues, in accordance with a constant yield method based on a compounding of interest and regardless of whether the U.S. Unitholder uses the cash or accrual method of accounting. Under this method, U.S. Unitholders generally will be required to include in income increasing amounts of original issue discount in successive accrual periods. In some cases, original issue discount may be includible in income prior to the receipt of any cash attributable to such income.

         A U.S. Unitholder may make an election to include in gross income all interest that accrues on any underlying security (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a "constant yield election"), as if such underlying security were newly issued on the date of purchase of the Units by the U.S. Unitholder and the issue price of such underlying security equaled the purchase price allocated thereto. An election made by a taxpayer with respect to one obligation can affect other obligations held by the taxpayer. U.S. Unitholders should consult with their tax advisors regarding the merits of making this election.

         Contingent debt obligations. Special rules govern the tax treatment of debt obligations that are treated under applicable Treasury regulations as providing for contingent payments ("contingent debt obligations"). These rules generally require accrual of interest income on a constant yield basis at an assumed yield determined at the time of issuance of the obligation. Adjustments will be required to these accruals when any contingent payments are made that differ from the payments calculated based on the assumed yield. Any gain on the sale, exchange, retirement or other disposition of a contingent debt obligation will be ordinary income. Loss, up to the amount of interest included in income with respect to the contingent debt obligation by the U.S. Unitholder in the current or prior taxable years, will be characterized as ordinary loss; any loss in excess of that amount will be capital loss. Furthermore, any gain or loss will be long-term capital gain or loss if the U.S. Unitholder has held the contingent debt obligation for the long-term holding period and there are no remaining contingent payments on the obligation at the time of the disposition.

         Market discount. If the purchase price allocated to an underlying security is less than its stated redemption price at maturity or, in the case of an original issue discount underlying security, its adjusted issue price, the amount of the difference will be treated as market discount for federal income tax purposes, unless this difference is less than a specified de minimis amount. The adjusted issue price is the issue price of the underlying security plus previously accrued original issue discount, less any prior payments other than payments of qualified stated interest.

         A U.S. Unitholder that makes a constant yield election or a separate election under market discount rules will be required to include market discount in income as it accrues. Absent such election, a U.S. Unitholder will be required to treat any principal payment (or, in the case of an original issue discount underlying security, any payment that does not constitute qualified stated interest) on, and any gain on the sale, exchange, retirement or other disposition

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

of an underlying security as ordinary income to the extent of the market discount accrued on the underlying security at the time of the payment or disposition. If the underlying security is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the U.S. Unitholder as if such U.S. Unitholder had sold the underlying security at its then fair market value. In addition, the U.S. Unitholder may be required to defer, until the maturity of the underlying security or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the Unit.

         Acquisition premium and amortizable bond premium. If the purchase price allocated to an underlying security exceeds the underlying security's adjusted issue price but is less than or equal to its stated redemption price at maturity, a U.S. Unitholder will be considered to have purchased the underlying security with an acquisition premium. Under the acquisition premium rules, the amount of original issue discount that the U.S. Unitholder must include in its gross income with respect to the underlying security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

         If the purchase price allocated to an underlying security exceeds the underlying security's stated redemption price at maturity, a U.S. Unitholder will be considered to have purchased the underlying security with amortizable bond premium equal in amount to the excess of the purchase price over the amount payable at maturity (exclusive of any portion of such excess attributable to a conversion feature). A U.S. Unitholder may elect under Section 171 of the Internal Revenue Code to amortize this premium, using a constant yield method, over the remaining term of the underlying security (where the underlying security is not optionally redeemable prior to its maturity date). If the underlying security may be optionally redeemed prior to maturity after the trust has acquired it, the amount of amortizable bond premium is determined with reference to the amount payable on maturity or, if it results in a smaller premium attributable to the period of earlier redemption date, with reference to the amount payable on the earlier redemption date. A U.S. Unitholder who elects to amortize bond premium must reduce its tax basis in the underlying security by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Unitholder and may be revoked only with the consent of the IRS.

         If a U.S. Unitholder makes a constant yield election (as described under "Original Issue Discount" above) for an underlying security with amortizable bond premium, such election is treated as an election to amortize bond premium under Section 171, with the consequences described above.

         Stripped bond rules. Some Units may be entitled to either (i) principal distributions with disproportionate, nominal or no interest distributions or
(ii) interest distributions with disproportionate, nominal or no principal distributions (such Units will be referred to as "strip Units"). A U.S. Unitholder that holds a strip Unit will be taxed under the "stripped bond" rules of the Internal Revenue Code. The U.S. Unitholder will be treated, for purposes of applying the original issue discount rules of the Internal Revenue Code, as having purchased a newly issued, single debt instrument providing for payments equal to the payments on the underlying securities allocable to the Unit. The issue price is the price at which the U.S. Unitholder is considered to have purchased its right to payments on the underlying securities. As described above under "Original Issue Discount", if such newly issued debt instrument has more than a de minimis amount of original issue discount, the U.S. Unitholder will be required to include the original issue discount in income as it accrues in accordance with the constant yield method.

         Unless otherwise specified in the applicable prospectus supplement, it is anticipated that a trust will, for information reporting purposes, account for original issue discount reportable by holders of strip Units by reference to the first price at which a substantial amount of the Units is sold to purchasers (other than the underwriters), even though the amount of original issue discount will differ for subsequent purchasers. U.S. Unitholders should consult their tax advisors regarding the proper calculation of original issue discount.

         Sale, exchange or retirement of an underlying security. Upon the sale, exchange or retirement of an underlying security (including a sale resulting from a sale of Units), a U.S. Unitholder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Unitholder's adjusted tax basis in the underlying security. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under "Payments of Interest" above.

         Except as described herein, gain or loss realized on the sale, exchange or retirement of an underlying security will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the underlying security has been held for more than one year. Exceptions to this general rule apply to the extent of any accrued market discount not previously included in the U.S. Unitholder's taxable income. See "Market discount" above. See also the discussions under "Contingent debt obligations", "Straddle rules", and "Foreign currency rules".

Taxation of the swap agreement

         The following discussion assumes that the swap agreement is not part of an integrated transaction for tax purposes. For the treatment of a swap agreement if it is part of an integrated transaction, see the discussion under "Taxation of Underlying Securities and Swap Agreement as an Integrated Transaction" below. Furthermore, it is assumed for purposes of the following discussion that a swap agreement is a "notional principal contract" in its entirety. Alternative characterizations of a swap agreement are discussed below under "Other characterizations of the underlying securities and swap agreement". If payments under a swap agreement are denominated in, or determined by reference to, a foreign currency, the rules relating to foreign exchange gains and losses discussed below under "Foreign currency rules" will also apply.

         Periodic payments and nonperiodic payments (including swap premium). Income or deductions with respect to a swap agreement may be attributable to periodic payments, nonperiodic payments (including swap premium) or swap termination payments.

         Periodic payments under a swap agreement are payments made or received by the trust that are payable at intervals of one year or less during the entire term of the contract (including any extension periods), that are based on a specified index and are based on a single notional


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

principal amount or a notional principal amount that varies over the term of the contract in the same proportion as the notional principal amount that measures the other party's payments. However, payments to buy or sell an interest rate cap or floor are never periodic payments.

         All U.S. Unitholders must account for periodic payments under an accrual method of accounting. In a case where periodic payments to be made under a swap agreement are set in arrears, and the payment relating to a period during a taxable year of a U.S. Unitholder cannot be determined by the end of the year, then accruals for that year will be based on a reasonable estimate of the payment, and the difference between the estimated amount and actual amount will be taken into account in the taxable year in which the payment is fixed.

         Payments under a swap agreement that are not periodic payments or Swap Termination Payments are "nonperiodic payments". (Accordingly, any swap premium paid or received generally would be a nonperiodic payment.) Nonperiodic payments generally must be recognized over the term of the swap agreement in a manner that reflects the economic substance of the contract. The amount of any nonperiodic payment that is amortized in any taxable year will be treated in the same manner as a periodic payment that accrues in that year.

         Under an alternative rule, nonperiodic payments under a notional principal contract may be amortized under a level payment method. Under that method, nonperiodic payments are allocated as if they represented principal payments on a level payment loan that extends over the life of the contract and bears interest at a rate equal to the rate (or rates) used by the parties to determine the nonperiodic payments (or if such rate is not readily ascertainable, a rate that is reasonable under the circumstances). The level payment method cannot be used by a taxpayer with respect to a notional principal contract if the taxpayer reduces risk with respect to the contract by purchasing, selling or otherwise entering into other financial contracts (other than debt instruments).

         Periodic and nonperiodic payments attributed to any taxable year would be netted. The net amount received or paid should generally be ordinary income or an ordinary deduction, respectively, for that year. For certain taxpayers, including individuals, such deductions will generally be subject to the 2% floor applicable to miscellaneous itemized deductions.

         Although not certain, income or loss attributable to changes in the value of property may be treated as gain or loss from the termination of a right or obligation with respect to such property, and accordingly may be treated as capital gains or losses under Section 1234A of the Internal Revenue Code (subject to the discussion below under "Straddle rules" and "Foreign currency rules").

         As an exception to the treatment of nonperiodic payments outlined above, a notional principal contract that provides for a "significant" nonperiodic payment is divided into two parts for U.S. federal income tax purposes: a notional principal contract with periodic payments and a loan.

         Where relevant for purposes of tax information reporting, the trustee intends (i) to assume that all of the Units were purchased on the Closing Date, and (ii) to amortize any nonperiodic payments that are fixed in amount (including any initial swap premium) under the level payment method described above. U.S. Unitholders that purchase a Unit and are deemed either to receive or to pay swap premium should consult with their tax advisors regarding the appropriate methods for amortizing such swap premium.

         Swap termination payments. As described above under "Allocations of basis and sales proceeds", a U.S. Unitholder may be considered to pay or receive a swap termination payment under a swap agreement in connection with the sale of a Unit. In such a case, a U.S. Unitholder would have gain or loss from termination of a swap agreement equal to (i) the sum of the unamortized portion of any nonperiodic payments received by the U.S. Unitholder and any swap termination payment it receives or is deemed to have received, less (ii) the sum of the unamortized portion of any nonperiodic payments paid by the U.S. Unitholder and any swap termination payment it pays or is deemed to have paid.

         A termination of a swap agreement generally will be considered to involve a "sale or exchange" of the swap agreement, with the result that any gain or loss generally will be treated as capital gain or loss (subject to the discussion below under "Straddle rules" and "Foreign currency rules"). A U.S. Unitholder that recognizes capital loss upon termination of the swap agreement generally will be able to offset that loss against any gain recognized with respect to the underlying securities to the extent such gain is capital gain.

Other characterizations of the underlying securities and swap agreement

         Depending on its terms, a swap agreement may be in economic substance an option or forward contract (among other possibilities), instead of or in addition to a notional principal contract. In general, a swap agreement will be treated for U.S. federal income tax purposes in accordance with its economic substance. Consequently, if a swap agreement is an option, a U.S. Unitholder will be treated as writing or purchasing an option. Any premium paid or received in respect of the option (calculated in the same manner as swap premiums in respect of a swap agreement, as described under "Allocation of basis and sales proceeds") generally will be taken into account in determining gain or loss only upon termination of the option or, if the option is physically settled and involves the purchase of property by the trust, upon the disposition of such property. Any such gain or loss will be capital gain or loss (subject to the discussion below under "Straddle rules" and "Foreign currency rules"). An option generally will not be subject to the mark-to-market rules under Section 1256 of the Internal Revenue Code, but the inapplicability of those rules is not entirely free from doubt in the case of a purchased option underlying a Unit that is itself listed on a national securities exchange. An option and the underlying securities may be considered offsetting positions in personal property for purposes of the straddle rules discussed in the next section.

         In some cases, underlying securities and a related swap agreement may represent economically a loan to the swap counterparty secured by the underlying securities. In that case, the trust may be considered to have made a loan providing for cash flows equal to the cash flows of the underlying securities and the swap agreement combined. Such a loan would be subject to the rules governing debt instruments described above under "Taxation of underlying securities".

         Other characterizations may be possible, depending on the particular terms of the swap agreement. U.S. Unitholders should consult their own tax advisors with respect to the federal income tax treatment of the swap agreement.

Straddle rules

         The underlying securities and the swap agreement may be considered offsetting positions in a "straddle" subject to the straddle rules of Section 1092 of the Internal Revenue Code. Under Section 1092, a selling U.S. Unitholder's capital gain or loss, if any, with respect to underlying securities that are positions in a straddle will be short-term unless such underlying securities have been held for the long term capital gain holding period after termination of the swap agreement. Similarly, if the swap agreement is a position in a straddle, capital gain or loss realized in connection with its termination (or the termination of a right or obligation thereunder) will be short-term. In addition, under Section 1092, all or a portion of any loss realized upon such termination may be deferred until disposition of the underlying securities. Further, if the underlying securities and the swap agreement are positions in a straddle, any interest or carrying charges incurred by a U.S. Unitholder with respect to its Units may have to be capitalized to the extent they exceed the U.S. Unitholder's interest income from the underlying securities, under Section 263(g) of the Internal Revenue Code. Under proposed regulations, payments made under a swap agreement may be treated as carrying charges for this purpose.

         Finally, if the underlying securities and the swap agreement are positions in a straddle and as a result are considered to be held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code, all or a portion of any gain that would otherwise be capital gain may be recharacterized as ordinary income.

Foreign currency rules

         If the underlying securities provide for payments denominated in, or determined by reference to, a foreign currency, and the integration rules do not apply, then (under the rules of Section 988 of the Internal Revenue Code and the regulations promulgated thereunder) foreign exchange gain or loss will be computed separately from interest income and gain or loss from the underlying securities. The amount of interest income realized by a U.S. Unitholder that uses the cash method of tax accounting will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date the payment is received, regardless of whether the payment is converted into U.S. dollars. A U.S. Unitholder that uses the accrual method of accounting for tax purposes will accrue interest income in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the U.S. Unitholder's taxable year) or, at the accrual basis U.S. Unitholder's election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year) or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. A U.S. Unitholder that makes such election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. A U.S. Unitholder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss, as the case may be, on the receipt of a foreign currency interest payment made with respect to an underlying security if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Foreign currency gain or loss will be treated as ordinary income or loss that is generally not treated as an adjustment to interest income received on the underlying security and is sourced based on the residence of the taxpayer. Similarly, foreign currency gain or loss will be recognized upon the receipt of a principal payment (exclusive of any portion thereof representing original issue discount) in an amount equal to the difference between the U.S. dollar value of the payment based on the exchange rate when the underlying securities were acquired and the rate when the payment is made.

         Upon a sale, exchange or retirement of the underlying securities, gain or loss generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates over the period that the U.S. Unitholder is considered to have held the underlying securities.

         Original issue discount, market discount, acquisition premium and amortizable bond premium on a foreign currency underlying security are to be determined in the relevant foreign currency. Where the U.S. Unitholder must include original issue discount, or elects to include market discount, in income currently, the amount of original issue or market discount will be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average rate in effect during the accrual period (or portion thereof within a U.S. Unitholder's taxable year). Alternatively, the U.S. Unitholder may elect to translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period. A U.S. Unitholder that makes such election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. Exchange gain or loss realized with respect to such accrued original issue or market discount shall be determined in accordance with the rules relating to accrued interest described above. If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis shall reduce interest income in a given period in units of the relevant foreign currency. Exchange gain or loss will be realized with respect to amortized bond premium based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments and the exchange rate on the date the U.S. Unitholder acquired the underlying security. If an election to amortize bond premium is not made, any loss realized on the sale, exchange or retirement of an underlying security with amortizable bond premium will generally be capital loss to the extent of the bond premium.

         The principles described above would also apply to any synthetic debt instrument created by integrating the underlying securities and swap agreement if that instrument provides for payments in, or determined by reference to, a foreign currency.

         The rules governing a swap agreement whose payments are denominated in, or determined by reference to, foreign currencies and that is not integrated with the underlying securities will depend on its specific terms. In general, the timing of income and deductions would be determined under the principles described in "Taxation of the swap agreement" and any income, loss or deduction (including any gain or loss from a termination of a swap agreement) would be characterized as foreign exchange gain or loss. In the case of a swap agreement that exchanges both interest and principal payments, however, the amount and timing of income or loss generally would be determined as though the trust had made a hypothetical loan denominated in the currency in which payments are received and had incurred a hypothetical debt denominated in the currency in which payments are made. The resulting net income or loss would be characterized as foreign exchange gain or loss.

Taxation of underlying securities and swap agreement as an integrated transaction

         If the underlying securities and swap agreement qualify for integration under Treasury Regulations Section 1.1275-6 (the "integration regulations") or
Section 1.988-5 (the "Foreign currency integration regulations"), the U.S. Unitholder may elect, or in some cases the IRS may require, integrated treatment. If the transaction is integrated, the U.S. Unitholder will be required to take into account its pro rata share of the income from the synthetic debt instrument resulting from such integration.

         In general, under the Integration Regulations, an underlying security and a swap agreement that does not hedge currency risk may be integrated and treated as a single synthetic debt instrument if the combined cash flows are substantially equivalent to the cash flows on a fixed rate debt instrument or on a variable rate debt instrument that pays interest at a qualified rate or rates (as such terms are defined in applicable sections of the Internal Revenue Code and Treasury Regulations) and certain other requirements are satisfied, including the identification of the integrated economic transaction in the U.S. Unitholder's books and records on the date of purchase of the Units. The synthetic debt instrument may be denominated in U.S. dollars or another single currency. Certain underlying securities, such as pay-through bonds that are subject to prepayment out of principal received on other debt instruments or tax-exempt obligations, will not qualify for integration. In certain cases, the IRS may require integration where a U.S. Unitholder could have but did not make the appropriate identification and in certain other cases.

         The synthetic debt instrument created through integration generally will be subject to the tax rules that apply to conventional debt instruments, except that all stated interest on the instrument will be treated as original issue discount, which a U.S. Unitholder must include in income as it accrues. See the discussion of original issue discount and other income from a debt instrument under "Taxation of underlying securities" above. The issue date of the synthetic debt instrument will be the date on which the U.S. Unitholder purchases the Unit, and the term of the instrument will be the period from the issue date to the maturity date of the underlying securities. The issue price will be the adjusted issue price of the underlying securities as of the issue date of the synthetic debt instrument, decreased or increased by any payments of swap premium (as defined above under "Allocation of basis and sales proceeds") by or to the U.S. Unitholder. The source and character of interest income from the synthetic debt instrument will be determined by reference to the source and character of income on the underlying securities. Income from the underlying securities and swap agreement underlying a synthetic debt instrument will be treated separately for purposes of the withholding tax rules. See "Tax consequences to non-U.S. Unitholders", below.

         If a swap agreement hedges currency risk, then integration of the swap agreement and underlying security may be available under the Foreign Currency Integration Regulations. The rules for such integration and for the treatment of the resulting synthetic debt instrument generally are similar to the rules described above for integration of underlying securities and swap agreements not hedging currency risk. One difference is that to qualify for integration, the combined cash flows on the underlying security and swap agreement must be substantially equivalent to the cash flows on a debt instrument for which a yield can be calculated under the original issue discount rules. In addition, different types of debt instruments may qualify for integration under the Foreign Currency Integration Regulations. Other differences between the two sets of rules may be relevant for particular underlying securities and swap agreements.

         The issue price of the synthetic debt instrument is determined by translating the adjusted issue price of the underlying securities into the currency in which the synthetic debt instrument is denominated at the spot rate on the issue date of the synthetic debt instrument. If the synthetic debt instrument is payable in U.S. dollars, U.S. Unitholders will not recognize any foreign exchange gain or loss (as defined above under "Foreign currency rules") with respect to the instrument.

Credit support

         The applicable prospectus supplement will discuss the U.S. federal income tax treatment of any credit support that is part of trust property or that otherwise benefits Unitholders.

Trust expenses

         Generally, for U.S. federal income tax purposes, U.S. Unitholders must take into account their full pro rata share of the trust's income, even if some of that income is used to pay trust expenses. A U.S. Unitholder may deduct its pro rata share of each expense paid by the trust to the same extent as if it directly paid the expense. However, some or all of the expenses of the trust may be miscellaneous itemized deductions. Individuals may only deduct certain miscellaneous itemized deductions to the extent they exceed 2% of adjusted gross income.

Tax-exempt organizations

         A qualified pension plan or other entity that generally is exempt from federal income taxation pursuant to Section 501 of the Internal Revenue Code (such an entity, a "Tax-exempt investor") nonetheless will be subject to federal income taxation to the extent that its income is unrelated business taxable income within the meaning of Section 512 of the Internal Revenue Code. Interest on the underlying securities (or synthetic debt instrument, if the underlying securities and swap agreement are integrated), income from a swap agreement that is a notional principal contract and gains from the sale, exchange or other disposition of Units held by a Tax-Exempt Investor generally will not be unrelated business taxable income, unless such Units are "debt-financed property" within the meaning of Section 514 of the Internal Revenue Code. A portion of any income or gain from the underlying securities would be unrelated business taxable income if, because of the existence of a significant swap premium or other nonperiodic payment under the swap agreement, the swap counterparty were deemed to have made a loan to a Tax-Exempt Investor that is a Unitholder. See "Taxation of the swap agreement".

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

Tax consequences to non-U.S. Unitholders

         The following discussion applies to Unitholders that hold registered Units. The applicable prospectus supplement will discuss the rules applicable to non-U.S. holders of bearer Units.

         A beneficial owner of a Unit that is not a U.S. Unitholder and that is not subject to U.S. federal income tax with respect to the Units as a result of any direct or indirect connection to the United States (other than its ownership of a Unit) will not be subject to United States income or withholding tax, except as described below and under "Information reporting and backup withholding", in respect of interest income or gain on the underlying securities or income from the swap agreement if:

           o in the case of underlying securities, the underlying securities were issued after July 18, 1984,

           o the non-U.S. Unitholder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, through stock ownership to, the underlying security issuer (or the swap counterparty, if the swap agreement is considered to involve a significant nonperiodic payment to the swap counterparty that is treated as a loan or is otherwise considered part of a loan to the swap counterparty) and is not a bank extending credit under a loan entered into in the ordinary course of its trade or business,

           o interest on the underlying securities (or, to the extent the swap agreement is considered to involve a loan to the swap counterparty, interest on such loan) is not contingent on the cash flows of, value of property of, or dividends or other equity payments by, the issuer of the underlying securities (or, in the case of a loan to the swap counterparty, the swap counterparty), except that this clause will not apply to underlying securities that are debt instruments with a fixed term issued on or before April 7, 1993, and

           o the certification requirement described below has been fulfilled with respect to the beneficial owner, as discussed below.

         Certification requirement. Interest and original issue discount will not be exempt from withholding tax unless the beneficial owner provides an appropriate statement (generally on IRS Form W-8BEN), signed under penalties of perjury, identifying the Unitholder and stating, among other things, that the Unitholder is not a U.S. person, or satisfies certain documentary evidence requirements for establishing that it is not a U.S. person.

         If a non-U.S. Unitholder is engaged in a trade or business in the United States, and if income or gain with respect to the Units is effectively connected with the conduct of this trade or business, the non-U.S. Unitholder, although exempt from withholding tax, will generally be taxed in the same manner as a U.S. Unitholder (see "Tax consequences to U.S. Unitholders" above), except that the Unitholder will be required to provide to the trustee a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These Unitholders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of Units including the possible imposition of a 30% branch profits tax.

         If the underlying securities or swap agreement provide for payments relating to a "United States real property interest" within the meaning of
Section 897 of the Internal Revenue Code, then gain from the underlying securities or swap agreement, as the case may be, may be treated as income effectively connected with a United States trade or business, and a related withholding tax may apply.

         A Unitholder that is not a U.S. Unitholder may also be subject to U.S. federal income taxation with respect to a Unit if the Unitholder is a personal holding company, a corporation that accumulates earnings to avoid U.S. taxes on shareholders or a private foundation under the Internal Revenue Code.

Information reporting and backup withholding

         Information returns may be filed with the IRS in connection with payments on the Units and the proceeds from a sale or other disposition of the Units or the trust property. A U.S. Unitholder will be subject to U.S. backup withholding tax on these payments if the U.S. Unitholder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. A non-U.S. Unitholder may be subject to U.S. backup withholding tax on these payments unless the non-U.S. Unitholder complies with certification procedures to establish that it is not a U.S. person. For a non-U.S. Unitholder, the certification procedures required to claim the exemption from withholding tax described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Unitholder will be allowed as a credit against the Unitholder's United States federal income tax liability and may entitle the Unitholder to a refund, provided that the required information is furnished to the IRS.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and insurance company general and separate accounts in which those plans, accounts or arrangements are invested) subject to Title I of ERISA or Section 4975 of the Internal Revenue Code (collectively, referred to as "plans") and on persons who are fiduciaries with respect to those plans. Among other things, ERISA requires that the assets of a plan subject to ERISA be held in trust and imposes general standards of investment prudence and diversification on fiduciaries of the plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving plan assets and persons (referred to as "parties in interest") having specified relationships to a plan and impose additional prohibitions where parties in interest are fiduciaries with respect to a plan. A fiduciary who causes or allows a prohibited transaction to occur may be subject to civil liability under ERISA, and the Internal Revenue Code imposes an excise tax on any party in interest who participated in the prohibited transaction. The relevant underlying security issuer, the depositor, any credit support provider, any swap counterparty or guarantor, the trustee and their affiliates may be parties in interest with respect to plans.

         The United States Department of Labor ("DOL") has issued regulations (referred to as the "plan asset regulations") concerning what constitutes assets of a plan when a plan invests in another entity. The Units would constitute equity interests in the trust for purposes of the plan asset regulations. Under the plan asset regulations, the underlying assets and properties of corporations, partnerships and specified other entities in which a plan makes an "equity" investment could be deemed for purposes of ERISA and Section 4975 of the Internal Revenue Code to be assets of the investing plan in certain circumstances, unless the ownership by "benefit plan investors" of equity interests in the entity is not "significant". In general, ownership by benefit plan investors of equity interests in an entity is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in that entity is held by benefit plan investors. For purposes of the plan asset regulations, the term "benefit plan investor" includes (1) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, including governmental and foreign employee benefit plans, (2) any plan described in Section 4975(e)(1) of the Internal Revenue Code and (3) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

         Certain other exceptions from such treatment under the plan asset regulations may apply to an entity in which a plan makes an equity investment. Under one such exception, the assets of such an entity are not considered to be plan assets where a plan makes an investment in an equity interest that is a "publicly-offered security". A "publicly-offered security" is a security that is
(a) "freely transferable", (b) part of a class of securities that is "widely held" and (c) part of a class of securities that is registered under Section 12 of the Exchange Act or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         Unless otherwise specified in the prospectus supplement, it is anticipated that the Units will be publicly-offered securities and the assets of the trust will not be considered to be assets of any plan investing in the Units pursuant to the plan asset regulations.

         If specified in the applicable prospectus supplement, Units may not be purchased, held by or transferred to any person unless that person is not a plan, is not a governmental or other plan subject to restrictions substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code, and is not acquiring the Units with the assets of any such plan or other plan. The related trust agreement will provide that any purported transfer in violation of this restriction (referred to as the "no plan restriction") shall be void from the beginning. If the no plan restriction applies, each person who acquires a Unit, and each fiduciary which causes any such person to acquire any Unit, in its individual as well as its fiduciary capacity, will be deemed by such purchase, holding or acquisition, on each date on which the Unit is held by such person, to have represented that it is not a plan or any governmental or other plan subject to requirements substantially similar Title I of ERISA or Section 4975 of the Internal Revenue Code and is not using the assets of any such plan to purchase that Unit. The related trust agreement will provide that each person that acquires a Unit, and each fiduciary who causes a person to acquire a Unit, in such fiduciary's individual capacity, agrees to indemnify and hold harmless the depositor, the trustee, MS&Co. and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations of that purchaser or fiduciary not being true.

         However, if the applicable prospectus supplement specifies that the "25% test" shall apply, Units will be issued only as definitive Units in registered form and only after a definitive purchase agreement has been executed and delivered. A definitive purchase agreement will also be required to be obtained from any proposed transferee of a Unit to which the 25% test applies. That agreement will contain additional representations regarding whether the purchaser or proposed transferee is a benefit plan investor (within the meaning of the plan asset regulations) or plan or is acquiring the Units with assets of a benefit plan investor or plan. No such purchase or proposed transfer will be permitted to the extent that it would cause the ownership of Units by benefit plan investors to be "significant" within the meaning of the plan asset regulations immediately after the purchase or proposed transfer, unless no Units are held by plans. In addition, the depositor and the trustee will agree that, after the initial distribution of a particular series of Units subject to the 25% test, if any Units are held by plans, neither they nor their affiliates will acquire any Units of that series, unless that acquisition would not cause the ownership by benefit plan investors immediately following the acquisition to be "significant". The related trust agreement will provide that each person that acquires a Unit, and each fiduciary who causes a person to acquire a Unit, in such fiduciary's individual capacity, agrees to indemnify and hold harmless the depositor, the trustee, MS&Co. and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations of that purchaser or fiduciary not being true.

         Alternatively, if the applicable prospectus supplement specifies that the "prohibited transaction exemption restriction" shall apply, Units will be issued in reliance on certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code which may be applicable, depending in part on the type of plan fiduciary making the decision to acquire a Unit and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 95-60 (relating to investments by insurance company general accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the Units. If the prohibited transaction exemption restriction applies, by its purchase of any Unit, the purchaser will be deemed to have represented and warranted that for so long as it holds the Unit either that:

           o It is not a plan, an entity whose underlying assets include the assets of any such plan, or an governmental plan which is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, or

           o Its purchase, holding and disposition of a Unit will not result in a prohibited transaction under Section 406 of ERISA or
                Section 4975 of the Internal Revenue Code (or, in the case of a governmental plan, any substantially similar federal, state or local law) unless an exemption is available (all of the conditions of which have been satisfied) or in any other violations of an applicable requirement of ERISA, the Internal Revenue Code or other law.

         The related trust agreement will provide that each person that acquires a Unit, and each fiduciary who causes a person to acquire a Unit, in such fiduciary's individual capacity, agrees to indemnify and hold harmless the depositor, the trustee, MS&Co. and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations of that purchaser or fiduciary not being true.

         The applicable prospectus supplement may also specify a treatment with respect to ERISA and plan investors different from any of the foregoing.

         The underlying security issuance agreement may also contain considerations under ERISA and the Internal Revenue Code in connection with purchases of the underlying securities that a plan proposing to invest in the Units should note.

         Each plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Units should determine whether, under the general fiduciary standards of investment prudence and diversification and under the documents and instruments governing the plan, an investment in the Units is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio. Any plan proposing to invest in Units should consult with its counsel to confirm that such an investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Internal Revenue Code.

         THE SALE OF ANY UNITS TO A PLAN OR A GOVERNMENTAL OR OTHER PLAN IS IN NO RESPECT A REPRESENTATION BY THE TRUST OR MS&CO. THAT SUCH AN INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY, ANY PARTICULAR PLAN OR ANY SUCH OTHER PLAN, OR THAT SUCH AN INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY, ANY PARTICULAR PLAN OR ANY SUCH OTHER PLAN.

                              PLAN OF DISTRIBUTION

         The Units may be offered and sold to or through MS&Co. as underwriter, dealer or agent, or through one or more other underwriters, dealers or agents, or directly to purchasers. The applicable prospectus supplement will describe the terms of the offering of any series of Units, which may include the names of any underwriters or initial purchasers, the purchase price of the Units and the proceeds to the depositor from that sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the Units may be listed, and the place and time of delivery of the Units offered by that prospectus supplement.

         If underwriters are used in a sale of Units, the Units will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. Such Units may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include MS&Co., an affiliate of the depositor. Unless otherwise described in the applicable prospectus supplement, the obligations of the underwriters to purchase Units will be subject to specified conditions precedent, and the underwriters will be obligated to purchase all Units of a particular series, if any such Units are purchased. The initial public offering price for particular Units and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         In order to facilitate the offering of the Units, the certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the price of the Units or any other securities the prices of which may be used to determine payments on the Units. Specifically, the underwriters may sell more Units than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agents under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing the Units in the open market. In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of the Units compared to the price available under the overallotment option. The underwriters may also sell Units or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Units in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, Units or any other securities in the open market to stabilize the price of the Units or of any other securities. Finally, in any offering of Units through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the Units in the offering, if the syndicate repurchases previously distributed Units to cover syndicate short positions or to stabilize the price of Units. Any of these activities may raise or maintain the market price of the Units above independent market levels or prevent or retard a decline in the market price of these securities. The agents are not required to engage in these activities, and may end any of these activities at any time.

         Units may also be sold through agents designated by the depositor from time to time. Any agent involved in the offer or sale of Units will be named, and any commissions payable by the depositor to that agent will be described, in the applicable prospectus supplement. Any such agent will act on a best efforts basis for the period of its appointment or be subject to another standard described in the prospectus supplement.

         If specified in the applicable prospectus supplement, the depositor will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase Units at the public offering price described in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Such contracts will be subject only to the conditions described in the prospectus supplement and the prospectus supplement will specify the commissions payable for solicitation of such contracts.

         Sales of certain series of Units may be restricted to "qualified institutional buyers" or "QIBs" as defined in Rule 144A under the Securities Act, in which case each underwriter will be required to exercise reasonable care to ensure that such Units are sold and will be resold to QIBs. The prospectus supplement relating to such Units may provide that a purchaser of the Units is deemed to represent for the benefit of the depositor, the trust and the underwriters that such purchaser is qualified as a QIB.

         Any underwriters, dealers or agents participating in the distribution of Units may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Units may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of any such liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the depositor or its affiliates in the ordinary course of their businesses.

         If specified in the applicable prospectus supplement, underlying securities may be deposited into the related trust in connection with a distribution of those underlying securities by one or more affiliates of the depositor pursuant to a registration statement under the Securities Act.

         As to each series of Units, only those classes rated in one of the investment grade rating categories by a rating agency will be offered hereby. Any unrated classes or classes rated below investment grade may be retained by the depositor or sold at any time to one or more purchasers.

         The depositor and MS&Co. may be indemnified by the trust for certain expenses or liabilities incurred in connection with the offer and sale of the Units.

         From time to time, MS&Co. or one of its affiliates may be engaged by underlying security issuers as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, MS&Co. or its affiliates may make a market in securities of any underlying security issuer, including underlying securities that may constitute part of the trust property of a particular trust. Each Unitholder will be deemed to have acknowledged and agreed that MS&Co. or its affiliates may engage in any kind of business with, or have an investment in, any underlying security issuer or related persons, and in that connection, may obtain or be in possession of non-public information regarding particular underlying securities or related persons which may not be made available to Unitholders.

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

         Affiliates of other underwriters may also act as agents or underwriters in connection with the sale of the Units. Any such affiliate will be named, and its affiliation with the underwriters described, in the applicable prospectus supplement. Also, MS&Co., affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the Units. Neither MS&Co, nor its affiliates is obligated to do so, however, and the agents may discontinue making a market at any time without notice. The underwriters, their affiliates or agents may use this prospectus in connection with any of those transactions. No assurance can be given as to the liquidity of any trading market for the Units.

                                VALIDITY OF UNITS

         Cleary, Gottlieb, Steen & Hamilton, Washington, D.C., or other counsel identified in the applicable prospectus supplement will pass upon certain legal matters relating to the offering of the of the Units, including the validity of the Units.

                                       INDEX OF DEFINED TERMS

25% test......................................80     index-linked Units............................55
benefit plan investor.........................79     indirect participants.........................62
business day..................................47     integration regulations.......................75
calculation date..............................52     ISDA..........................................36
callable series...............................56     ISDA Definitions..............................36
CD rate.......................................53     ISDA Master Agreement.........................36
Clearstream...................................59     LIBOR determination date......................50
commercial paper rate.........................51     LIBOR Reuters.................................50
commercial paper rate determination rate......51     LIBOR Telerate................................50
composite quotations..........................49     liquidation event.............................20
concentrated underlying security..............19     money market yield............................51
corporate debt................................27     no plan restriction...........................79
depositaries..................................59     notional amount...............................47
depositor optional exchange...................57     parties in interest...........................78
direct participants...........................61     plan asset regulations........................79
disqualification event........................19     plans.........................................78
disqualified credit support...................20     prohibited transaction exemption restriction..80
disqualified swap transaction.................20     PTCE..........................................80
disqualified underlying security..............19     qualified professional asset manager..........80
DOL...........................................79     repo counterparty.............................42
DTC...........................................59     Reuters LIBO page.............................50
early termination date........................40     Rule 3a-7.....................................45
eligible underlying securities................29     SEC...........................................11
eligible underlying security issuer...........29     spread........................................48
ERISA.........................................78     spread multiplier.............................48
Euroclear.....................................59     stock index...................................55
excess expense event..........................22     swap premium..................................66
Exchange Act..................................11     Telerate page 3750............................50
exchangeable series...........................56     Treasury rate.................................52
extraordinary trust expenses..................26     trust wind-up event...........................22
FASIT.........................................65     underlying security default...................21
federal funds rate............................53     underlying security disclosure document.......29
GTC Notes.....................................27     underlying security issuance agreement........31
indexed commodity.............................55     underlying security registration statement....30
indexed currency..............................55     United States real property interest..........78


                                  Corporate Bond TRACERS(SM)

                                  One Solution to Meet your Key Investment Goals




                                [PHOTO OMITTED]




Morgan Stanley

                                [PHOTO OMITTED]


    Corporate Bond TRACERS and TRACERS are service marks of Morgan Stanley

Known Cash Flow and Set Maturities

If you're looking for a fixed income investment strategy that can deliver a regular income stream, diversification, plus a scheduled return of principal in a single exchange traded product, you may want to consider Morgan Stanley's exclusive new Corporate Bond TRACERS.

TRACERS provide individual investors the opportunity to own an interest in a portfolio of approximately 20-30 corporate bonds. Owners of the TRACERS will get the benefits (and the risks) (1) of owning a proportionate share of the portfolio of underlying corporate bonds. Since Corporate Bond TRACERS will have fixed rate coupons (paid either monthly, quarterly or semi-annually) and a stated principal repayment schedule, investors will know in advance the amounts and timing of scheduled interest and principal payments. Bond funds and other mutual funds typically do not provide the benefits of scheduled principal repayment dates and fixed periodic interest payments.

The Fixed Income Division at Morgan Stanley is committed to delivering effective solutions that best meet your individual investment needs--delivered with our world-class service and support.


(1) See Page 10 for an overview of certain risks associated with ownership of a Corporate Bond TRACERS unit.

                                [PHOTO OMITTED]


Designed To Meet Key Investment Needs

Corporate Bond TRACERS offer predictable interest income, a set principal repayment schedule and diversification in one solution--key investment goals most fixed income investors are looking for, but find difficult to achieve, in a single investment.

An investor in a Corporate Bond TRACER gets ownership in various segments of the corporate bond market--with one transaction. Minimum investment is $1,000 and investors can purchase Corporate Bond TRACERS in increments of $1,000 above that.

Corporate Bond TRACERS highlights:

o  Diversification in one instrument

o  Exchange listed (1)

o  Traded in denominations of $1,000 and multiples thereof

o  Known maturity schedule when principal is to be returned

o  Lower annual fees than most comparable investment alternatives

o  Industry credit composition similar to popular bond indices



(1) It is expected that Corporate Bond tracers will be listed on the American Stock Exchange within 30 days of the issue date. While Morgan Stanley expects to make a market in Corporate Bond TRACERS, it is not required to do so and there can be no assurances that a secondary market will develop for Corporate Bond TRACERS, or that if one develops, that it will provide meaningful liquidity.

How They Work

An investor in a Corporate Bond TRACER has an interest through a trust in a portfolio of investment grade corporate bonds. Individual TRACER units represent an ownership interest in a pro rata portion of the bonds in the portfolio. Each portfolio contains a set number of corporate bond issues (typically between 20 and 30).

The underlying bond issues in the portfolio are equally weighted, meaning each bond within the portfolio has the same exposure in terms of principal or par value. Similar to a Unit Investment Trust (UIT), TRACERS will contain the same underlying bonds over the life of the portfolio, except following certain corporate events (see mandatory liquidation process on page 7).

  Bond 1       Bond 2       Bond 3       Bond 4     o o o o o       Bond 24      Bond 25

     |            |            |            |                         |             |
     |            |            |            |                         |             |
     --------------------------------------------------------------------------------
                                            |
                                            |  Principal and Uneven
                                            |    Interest Payments
                                            |
                    Uneven Interest        \|/
 Morgan Stanley        Payments                           Expenses          Morgan Stanley as
   as Payment      <---------------   Corporate Bond   ---------------->     Administrative
   Agreement       --------------->   TRACERS Trust                              Agent
  Counterparty      Even Interest
                       Payments
                                            |
                                            |    Pass through of adjusted even Interest
                                            |    and Principal Payments less Expenses.
                                            |
                                           \|/
                                        Investors

                                [PHOTO OMITTED]


Periodic Fixed Rate Interest Payments

Interest will be payable on the Corporate Bond TRACERS on each periodic payment date (either monthly, quarterly or semi-annually, as specified in the prospectus supplement for that particular series of Corporate Bond TRACER). The interest rate for Corporate Bond TRACERS will be a fixed rate and will be based on the average interest rates for the portfolio of underlying bonds. Therefore, investors can generally expect to receive the same payment amount on each periodic payment date(1)(2). The prospectus supplement for each series of Corporate Bond TRACERS will include a schedule of expected interest payments to be made over the life of the TRACER. It is important to note that interest and principal payments to be made by the trust will be reduced if an underlying bond issuer fails to pay principal or interest on an underlying bond.


(1) Interest payments will not be the same for each payment date to the extent the fixed rate or the aggregate principal amount of the underlying bonds changes. For example, the fixed interest rate for a Corporate Bond TRACER will change if there is an amortization and/or maturity of an underlying bond, or if there is a mandatory liquidation of an underlying bond (see below). Furthermore, the outstanding principal amount of the underlying bond portfolio (and therefore the amount of each future interest payment) will be reduced following an amortization, maturity or mandatory liquidation of an underlying bond.

(2) Since the underlying bonds will likely have different payment dates than the payment dates for the Corporate Bond TRACER, the trust will enter into a Payment Agreement with Morgan Stanley so that the trust can make equal periodic interest payments when due. Upon a default of Morgan Stanley, the Payment Agreement will terminate. See Prospectus for more detail on Payment Agreement.

                                [PHOTO OMITTED]


Known Principal Repayment Schedule

One of the key advantages of investing in a Corporate Bond TRACER versus an actively managed fund or bond index is the fixed maturity schedule it provides. As the underlying bonds within the TRACER portfolio mature, principal payments will be distributed to investors. Fixed dates allow an investor to his or her cash flow in order to meet expenditure needs or make other investments(1).

Mutual funds by contrast do not provide for scheduled principal repayment, but instead continuously reinvest any principal received from its investment portfolio. In our opinion, this is the single most critical factor distinguishing TRACERS from bond mutual funds and assures that absent a mandatory liquidation, investors who hold the Corporate Bond TRACERS to maturity will receive all of their principal back. Although both investments will fluctuate in value over time, TRACERS allow an investor to plan for future principal payback.



Credit Quality Reviewed By the Major Rating Agencies

Each of the underlying bonds within a TRACERS portfolio has ratings assigned by at least one of the three major rating agencies--Moody's, Standard & Poor's (S&P) or Fitch. Additionally, Moody's and S&P also assign an overall rating for the Corporate Bond TRACER, based upon the underlying bonds that constitute that TRACER.


(1) Just as scheduled interest payments are affected by mandatory liquidations, so are scheduled principal payments. The trust can only make principal payments to the extent principal is repaid on the underlying bonds. A mandatory liquidation event will cause a corresponding adjustment in the scheduled return of principal.

The Mandatory Liquidation Process

While TRACER portfolios are not actively managed, they do include a liquidation clause that requires the removal of an underlying bond from the portfolio in certain circumstances. An underlying bond will be removed from the TRACER portfolio following the occurrence of:

1)   A default by or insolvency of an underlying bond issuer, or

2) A failure of an underlying bond issuer to file certain reports with the Securities and Exchange Commission, if that underlying bond represents more than 10% of the total portfolio

If at any point over the life of the portfolio an underlying bond issuer defaults on an underlying bond payment, enters into bankruptcy, becomes insolvent or ceases to file ongoing reports with the Securities and Exchange Commission, the underlying bond in question will be automatically sold, with the proceeds(1) distributed to investors. Underlying bonds dropped from the TRACER portfolio are not replaced. It is important to note that the amount received in such a liquidation of an underlying bond will likely be significantly less than the principal amount of that bond.

(1) Proceeds available for distribution to investors will be reduced by the costs of the unwind.

 Bond 1      Bond 2      Bond 3      Bond 4    o o o o   Bond 24     Bond 25   -->  Sale to
                                                                    (Removed)        Market
    |           |           |           |                   |                            |
    |           |           |           |                   |                            |
    ---------------------------------------------------------        Proceeds from sale  |
                            |                                            to market       |
                            |  Principal and uneven interest                             |
                            | payments from remaining 24 bonds.                          |
                            |                                                            |
                            -----------------                                            |
                                            |                                            |
                                            |                                            |
                    Uneven Interest        \|/        <-----------------------------------
 Morgan Stanley        Payments
   as Payment      <---------------   Corporate Bond      Expenses          Morgan Stanley as
   Agreement       --------------->   TRACERS Trust    ---------------->     Administrative
  Counterparty      Even Interest                                                Agent
                       Payments
       |                               |   |   |
       |                               |   |   |
       --------------------------------    |   |
             Repayment of amounts          |   |
          advanced by Morgan Stanley       |   |
                                           |   |
                                           |   |
                                           |   |
                   Net proceeds from sale  |   |  Pass through of adjusted even Interest
                      of removed bond      |   |     and Principal Payments from the
                                           |   |    remaining 24 Bonds less Expenses
                                          \|/ \|/
                                         Investors

                                [PHOTO OMITTED]


AMEX Listing

Similar to stocks, TRACERS will be listed on an exchange (American/AMEX) enabling investors to monitor price movements as trading occurs in specific series of TRACERS over time (1).


U.S. Tax Considerations

The Corporate Bond TRACERS trust will not be a taxable entity for U.S. tax purposes. Holders of the Corporate Bond TRACERS will be subject to U.S. tax as if they directly owned a pro-rata share of each of the underlying bonds held within the trust and entered into a pro-rata share of the payment agreement.


The Morgan Stanley Advantage

As a leader in the Fixed Income marketplace, Morgan Stanley is able to provide investors with unique solutions that meet individual investment goals. The advantages we offer through our global strength and powerful capabilities have made us a preferred choice for many investors.

Whatever your fixed income investment needs, the Fixed Income Division at Morgan Stanley, along with your Financial Advisor, are ready to design solutions that meet your objectives.



(1) As noted above, it is expected that Corporate Bond tracers will be listed on the American Stock Exchange within 30 days of the issue date. While Morgan Stanley expects to make a market in Corporate Bond TRACERS, it is not required to do so and there can be no assurances that a secondary market will develop for Corporate Bond TRACERS, or that if one develops, that it will provide meaningful liquidity.

                                [PHOTO OMITTED]

Risk Factors

This is a brief overview of certain risks associated with investing in Corporate Bond TRACERS. It is not a complete list of all such risks, and any potential investor in any particular series of Corporate Bond TRACERS must carefully review the attached prospectus supplement and prospectus before making an investment decision.

o The distributions paid out by the trust are entirely dependent on the trust's receipt of payments on the underlying bonds and receipt of payments from Morgan Stanley under the payment agreement. If an underlying bond issuer fails to make an expected payment on an underlying bond, the trust will not make the corresponding payment to TRACERS holders. The timing of distributions on the Corporate Bond TRACERS will be affected by any early redemption, amortization or prepayment of the underlying bonds or any mandatory liquidation of the underlying bonds. Purchasers of Corporate Bond TRACERS will have no recourse against Morgan Stanley, the trustee or any of their affiliates or their respective assets in respect of payments not made on the underlying bonds or TRACERS.

o None of the trustee, Morgan Stanley nor any of their respective affiliates will perform any investigation or review of the underlying bond issuers or the underlying bonds in connection with any offering of Corporate Bond TRACERS. You should not conclude that the inclusion of any underlying bond issuer or underlying bonds is any form of investment recommendation by the trustee, Morgan Stanley or any of their respective affiliates. In connection with a decision to invest in any series of Corporate Bond TRACERS, you should undertake an independent investigation of the underlying bond issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the underlying bonds.

o There may be little or no secondary market for Corporate Bond TRACERS. Although Morgan Stanley or its affiliates will apply to list each series of Corporate Bond TRACERS on the American Stock Exchange LLC, any particular series may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. Morgan Stanley currently intends to act as a market maker for the Corporate Bond TRACERS but is not required to do so.

o Fixed income instruments, such as the underlying bonds, are subject to increases or decreases in value depending on changes in market interest rates. If interest rates rise, the aggregate value of the underlying bonds, and therefore the Corporate Bond TRACERS, will decline. If an underlying bond is subject to mandatory liquidation at a time when market interest rates have risen, the amount that investors will receive upon liquidation of the underlying bond is likely to be less than the market value of the underlying bond on the date of the corresponding prospectus supplement and may be less than the principal amount of the underlying bond. All of the underlying bonds may be simultaneously liquidated if certain trust wind-up events occur.

o Investors in Corporate Bond TRACERS are exposed to the credit risk of the issuers of the underlying bonds. Both the market value of the Corporate Bond TRACERS at any point in time and the amount the trust will realize upon liquidation of an underlying bond will depend in part upon the credit risk associated with the issuer of such underlying bond. The trust will be required to liquidate an underlying bond if certain events occur with respect to the underlying bond, including a default, or upon termination of the trust. The sale of an underlying bond under such circumstances may result in proceeds that are substantially less than the principal amount of the underlying bond or the value of the underlying bond when the trust was formed or when a Corporate Bond TRACERS was purchased. Ratings for TRACERS are dependent on the ratings of the underlying bonds; underlying bond ratings and TRACERS ratings are subject to change at any time.

o Neither the trustee, Morgan Stanley nor any of their respective affiliates will manage the underlying bonds in any TRACER portfolio. Absent a mandatory liquidation or similar event, the trust will generally hold the underlying bonds to maturity and will not dispose of them, regardless of adverse events, financial or otherwise, that may affect any underlying bond issuer or the value of any underlying bond.

The information in this brochure is a brief summary overview of certain terms of the Corporate Bond TRACERS. It does not contain all the information you need to make an investment decision and should not be construed as an offer to sell any security. Potential investors must carefully review the more detailed information contained in the attached prospectus supplement and prospectus. Morgan Stanley and its Financial Advisors are not tax advisors. Investors are urged to consult with their own tax advisor before making any investment related decision.

Investments and services are offered through Morgan Stanley DW Inc., member SIPC

Morgan Stanley
1221 Avenue of the Americas
New York, NY 10020
www.morganstanleyindividual.com/investmentproducts/bonds

(C) 2003 Morgan Stanley


Morgan Stanley